UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Alpha Natural Resources, inc.
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NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
To Be Held May 19, 2010

ALPHA NATURAL RESOURCES, INC.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212

To the Stockholders of Alpha Natural Resources, Inc.:

NOTICE IS HEREBY GIVEN that Alpha Natural Resources, Inc.’s (“Alpha” or the “Company”) 2010 Annual Meeting of Stockholders will be held at 8:00 AM local time on Wednesday, May 19, 2010, at The Martha Washington Inn, 150 W. Main Street, Abingdon, VA 24210 (the “Annual Meeting”). The terms “Alpha,” “the Company,” “we,” “our,” “us,” and similar terms refer to Alpha Natural Resources, Inc. and its subsidiaries.

At the meeting, we will ask stockholders to consider and act upon the following matters:

1. The election of ten (10) directors nominated by our board of directors for a term of one year;

2. A proposal to approve the Alpha Natural Resources, Inc. 2010 Long-Term Incentive Plan; and

3. Ratification of KPMG LLP as Alpha’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.

We plan to hold a brief business meeting focused on these items, at which we will attend to any other proper business that may arise and we will offer reasonable time for your comments and questions. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3. These proposals are further described in the proxy statement.

Only Alpha stockholders of record at the close of business on March 29, 2010 are entitled to notice of and to vote at the meeting and any adjournment thereof. For ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Alpha’s corporate offices located at One Alpha Place, Abingdon, Virginia 24212.

YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR PROXY IN ANY ONE OF THE FOLLOWING THREE WAYS:

•	VIA THE INTERNET, which we encourage if you have Internet access, at the address shown on your proxy card;

•	BY TELEPHONE, using the toll-free telephone number shown on the proxy card; or

•	BY MAIL, by completing, signing and returning the enclosed proxy card in the postage-paid envelope.

By order of the Board of Directors,

Michael J. Quillen
Chairman of the Board of Directors

March 30, 2010

PROXY STATEMENT FOR
2010 Annual Meeting of Stockholders of
Alpha Natural Resources, Inc. To Be Held On
May 19, 2010

GENERAL INFORMATION ABOUT ALPHA’S ANNUAL MEETING

The board of directors of Alpha Natural Resources, Inc. (“Alpha” or the “Company”) is soliciting proxies to be voted on its behalf at the 2010 Annual Meeting of Stockholders. This document includes information about the issues to be voted upon at the Annual Meeting.

In accordance with rules adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be sent to stockholders on or about April 3, 2010. The proxy statement and the form of proxy relating to the 2010 Annual Meeting will first be made available to stockholders on or about April 3, 2010. In accordance with SEC rules, the website, www. proxyvote.com, provides complete anonymity with respect to a stockholder accessing the website.

The Annual Meeting will be held on Wednesday, May 19, 2010, at 8:00 AM local time, at The Martha Washington Inn, 150 W. Main Street, Abingdon, VA 24210. Directions to the meeting are provided at the back of this proxy statement.

Who is entitled to vote at the Annual Meeting?

Anyone who owns of record Alpha common stock as of the close of business on March 29, 2010, which our board of directors has determined to be the record date for the Annual Meeting, is entitled to one vote per share owned. There were 120,995,203 shares outstanding as of March 29, 2010.

Who is soliciting my proxy to vote my shares?

Alpha’s board of directors is soliciting your “proxy” or your authorization for our representatives to vote your shares. Your proxy will be effective for the May 19, 2010 Annual Meeting and at any adjournment or continuation of that meeting.

Who is paying for and what is the cost of soliciting proxies?

Alpha is bearing the entire cost of soliciting proxies. Proxies will be solicited principally through the mail, but may also be solicited personally or by telephone, facsimile, or special letter by Alpha’s directors, officers, and regular employees for no additional compensation. To assist in the solicitation of proxies and the distribution and collection of proxy materials, Alpha has engaged Innisfree M&A Incorporated, a proxy solicitation firm, for an estimated fee of $6,500. Alpha will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of common stock.

What constitutes a quorum?

For business to be conducted at the Annual Meeting, a quorum constituting a majority of the shares of Alpha common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy.

BOARD RECOMMENDATIONS ON PROPOSALS AND APPROVAL REQUIREMENTS

Delaware law, the New York Stock Exchange (“NYSE”) and/or Alpha’s certificate of incorporation and bylaws govern the vote on each of the proposals. A description of each proposal to be considered at the Annual Meeting is provided in this proxy statement along with the board of directors’ voting recommendation with respect to such proposal. The board of directors’ recommendations and the approval requirements with respect to each such proposal are summarized below:

PROPOSAL 1. ELECTION OF DIRECTORS

The first proposal item to be voted on is the election of ten directors. The board of directors has nominated ten people to serve as directors, each of whom is currently serving as a director of Alpha.

You may vote in favor of all of the nominees, withhold your votes as to all of the nominees or withhold your votes as to specific nominees. Assuming a quorum is present at the Annual Meeting, each share of common stock may be voted for as many nominees as there are directors to be elected. Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes.

For more information regarding this proposal, see “Proposal 1 — Election of Directors.”

The board of directors unanimously recommends a vote FOR each director nominee.

PROPOSAL 2. ADOPTION OF THE COMPANY’S 2010 LONG-TERM INCENTIVE PLAN

The second proposal item to be voted on is approval of the 2010 Long-Term Incentive Plan.

You may vote in favor of the proposal, vote against the proposal or abstain from voting. Assuming a quorum is present at the Annual Meeting, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter; provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

For more information regarding this proposal, see “Proposal 2 — Approval of 2010 Long-Term Incentive Plan.”

The board of directors unanimously recommends a vote FOR the approval of the 2010 Long-Term Incentive Plan.

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP

The third proposal item to be voted on is the ratification of KPMG LLP as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

You may vote in favor of the proposal, vote against the proposal or abstain from voting. Assuming a quorum is present at the Annual Meeting, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter.

For more information regarding this proposal, see “Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm.”

The board of directors unanimously recommends a vote FOR the ratification of KPMG LLP as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The board of directors is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named herein as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the board of directors if the proposal or nominee was not properly submitted. The requirements for submitting proposals and nominations for next year’s annual meeting are described in the section entitled “Stockholder Proposals for the 2011 Annual Meeting.”

VOTING AND PROXY PROCEDURE

What are the voting rights of holders of Alpha common stock?

Each outstanding share of Alpha common stock will be entitled to one vote on each matter considered at the Annual Meeting.

How do I vote?

You may vote your shares in four different ways:

1. BY MAIL. Mark your voting instructions on, and sign and date, the proxy card and then return it in the postage-paid envelope provided. The board of directors recommends that you vote by proxy even if you plan on attending the meeting. If you mail your proxy card, we must receive it before the polls close at the end of the meeting.

If we receive your signed proxy card, but you do not give voting instructions, our representatives will vote your shares FOR Proposals 1, 2 and 3. If any other matters arise during the meeting that require a vote, the representatives will vote based on the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

2. IN PERSON. You may deliver your completed proxy in person at the meeting. “Street name” or nominee account stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

3. VIA TELEPHONE. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card provided herewith. If you own your shares in “street name” or in a nominee account, you may place your vote by telephone by following the instructions on the proxy card provided by your broker, bank or other holders of record.

4. VIA INTERNET. You may vote your shares via the internet by following the instructions on the proxy card provided herewith. If you own your shares in “street name” or in a nominee account, you may place your vote through the Internet by following the instructions on the proxy card provided by your broker, bank or other holders of record.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stock brokers or other nominees. Please complete and provide your voting instructions for all proxy cards that you receive.

How do I revoke my proxy or change my voting instructions?

You may revoke your proxy or change your voting instructions in three different ways:

1. WRITE TO ALPHA’S SECRETARY, VAUGHN R. GROVES, AT ONE ALPHA PLACE, P.O. BOX 2345, ABINGDON, VIRGINIA, 24212. Your letter should contain the name in which your shares are registered, your control number, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Mr. Groves must receive your letter before the Annual Meeting begins.

2. SUBMIT A NEW PROXY CARD BEARING A LATER DATE THAN THE ONE YOU WISH TO REVOKE. A valid later-dated proxy will automatically revoke any proxy previously submitted by you. If you own your shares in “street name” because your broker or other “street” nominee is actually the record owner then you must obtain a new proxy card from the broker or other “street” nominee. If you are a holder of record, then you must obtain a new proxy card from Alpha’s transfer agent, Computershare Investor Services at 1-800-564-6253. We must receive your new proxy card before the Annual Meeting begins.

3. ATTEND THE ANNUAL MEETING AND VOTE IN PERSON AS DESCRIBED ABOVE (OR BY PERSONAL REPRESENTATIVE WITH AN APPROPRIATE PROXY). Attendance at the meeting will not by itself revoke a previously granted proxy; you must also vote your shares.

How will proxies be voted if I give my authorization?

The board of directors has selected Michael J. Quillen, Vaughn R. Groves and Edythe C. Katz, and each of them, to act as proxies with full power of substitution. All properly executed proxy cards delivered by stockholders and not previously revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD WILL BE VOTED (a) “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES; (b) “FOR” THE APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN; AND (c) “FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

How will votes be counted?

The inspector of elections appointed by the board of directors for the Annual Meeting will calculate affirmative votes, negative votes, abstentions and broker non-votes. Under Delaware law, abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. An abstention has the same effect as a vote “against” a particular proposal, except in the case of a vote on director elections, where an abstention will have no effect.

You, as beneficial owner, own your shares in “street name” if your broker or other “street” nominee is actually the record owner. Under the NYSE rules, brokers or other “street” nominees have authority to vote in their discretion on “routine” matters, such as the proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal 3), if they have not received voting instructions from their clients who are the beneficial owners of such shares at least ten days before the date of the meeting. When the broker or other “street” nominee does not receive voting instructions from clients with respect to “non-routine” matters, such as the election of directors (Proposal 1) and the proposal to approve the 2010 Long-Term Incentive Plan (Proposal 2), the broker or other “street” nominee may not vote on the matter, resulting in a “broker non-vote.” Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

Where do I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Preliminary or final voting results will also be published in Alpha’s current report on Form 8-K on or about May 25, 2010, which will be filed with the SEC. You may receive a copy of such Form 8-K by contacting Alpha’s investor relations at 276-739-5328, or the SEC at 800-SEC-0330 for the location of its nearest public reference room. You may also access a copy on the internet at www.alphanr.com or through EDGAR, the SEC’s electronic data system, at www.sec.gov.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORT

Householding.

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial stockholders who have the same address and last name and who do not participate in electronic delivery or Internet access of proxy materials will receive only one copy of the Company’s annual report and proxy statement unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources. Each stockholder who participates in householding will continue to receive a separate proxy card or notice. Your consent to householding is perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the proxy materials.

Incorporation By Reference.

Neither the compensation committee report nor the audit committee report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

Availability of SEC Filings, Corporate Governance Practices and Policies, Code of Business Ethics and Committee Charters.

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Corporate Governance Practices and Policies, Code of Business Ethics (the

“Code of Ethics”), and the charters of the audit, the compensation, the nominating and corporate governance, and safety, health, environmental and sustainability committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.alphanr.com, or may be requested in print, at no cost, by telephone at (276) 619-4410 or by mail at: Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attention: Investor Relations.

THE MERGER AND PRESENTATION OF INFORMATION

On July 31, 2009, the entity formerly known as Alpha Natural Resources, Inc. merged with and into the Company f/k/a Foundation Coal Holdings, Inc. (the “Merger”), with Foundation Coal Holdings, Inc. surviving the Merger and immediately thereafter changing its name to “Alpha Natural Resources, Inc.” At the time of the Merger, each issued and outstanding share of common stock, of Foundation Coal Holdings, Inc., other than any shares owned by the entity formerly known as Alpha Natural Resources, Inc., was converted into the right to receive 1.0840 shares (the “Exchange Ratio”) of common stock of the Company, and each issued and outstanding share of common stock of the entity formerly known as Alpha Natural Resources, Inc., other than any shares owned by Foundation Coal Holdings, Inc., automatically became one share of common stock of the Company. Immediately after the Merger, the stockholders of the entity formerly known as Alpha Natural Resources, Inc. owned approximately 59% of the Company’s common stock and Foundation Coal Holdings, Inc.’s stockholders owned approximately 41% of the Company’s common stock. For purposes of the information provided in this proxy statement, “Legacy Alpha” shall mean the entity formerly known as “Alpha Natural Resources, Inc.” prior to the Merger and “Legacy Foundation” shall mean the Company prior to the Merger, also then known as “Foundation Coal Holdings, Inc.”

The SEC has provided guidance on how compensation information should be presented in a proxy statement following a merger. The compensation information presented in this proxy statement and related tables is set forth in accordance with SEC compliance & disclosure interpretation 217.02 which provides that following a merger of two operating companies, the surviving company (Legacy Foundation) need not report on compensation paid by the predecessor corporation (Legacy Alpha), that disappeared in the Merger. Further, pursuant to this disclosure interpretation, the Company has not reported herein the compensation paid to an employee of any Legacy Alpha subsidiary prior to the time the subsidiary became a subsidiary of the Company at the time of the Merger. Consistent with this interpretation, we have also not counted the income paid by Legacy Alpha and its subsidiaries prior to the Merger in computing whether an individual is a “named executive officer” of the Company for purposes of the disclosures in this proxy statement.

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal item to be voted on is the election of ten directors. The board of directors has nominated ten people to serve as directors, each of whom is currently serving as a director of Alpha. The board of directors consists of ten directors, each of whose term is set to expire at the Annual Meeting. Messrs. Crowley, Richards, Giftos and Roberts each served on our board of directors immediately prior to the Merger. Messrs. Crutchfield, Draper, Eisenberg, Fox, Quillen and Wood each were elected to our Board immediately prior to the Merger pursuant to the terms of the merger agreement. Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the board of directors may either reduce its size or designate or not designate a substitute nominee. If the board of directors designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

Nominees for Directors

Michael J. Quillen (61) was appointed to our board of directors and as chairman of the board at the time of the Merger. Prior to that time, he served as chief executive officer and a member of the board of directors of Legacy Alpha from its formation in November 2004 until the Merger and served as its president until January 2007. He served as chairman of the board of directors of Legacy Alpha from October 2006 until the Merger. Mr. Quillen joined Legacy Alpha’s management team as president and the sole manager of Alpha Natural Resources, LLC, its top-tier operating subsidiary, in August 2002, and served as chief executive officer of Alpha Natural Resources, LLC from January 2003 until the Merger. He also served as the president and a member of the board of directors of ANR Holdings, LLC, Legacy Alpha’s former top-tier holding company, from December 2002 until ANR Holdings, LLC was merged with another of Legacy Alpha’s subsidiaries in December 2005, and as the chief executive officer of ANR Holdings, LLC from March 2003 until December 2005. From September 1998 to December 2002, Mr. Quillen was executive vice president — Operations of AMCI Metals and Coal International Inc., a mining and marketing company (“AMCI”). While at AMCI, he was responsible for the development of AMCI’s Australian properties. Mr. Quillen has over 30 years of experience in the coal industry starting as an engineer. He has held senior executive positions in the coal industry throughout his career, including vice president — operations of Pittston Coal Company, a coal mining company (“Pittston”), president of Pittston Coal Sales Corp., vice president of AMVEST Corporation, vice president — operations of NERCO Coal Corporation, president and chief executive officer of Addington, Inc. and manager of Mid-Vol Leasing, Inc. Mr. Quillen has also served on the board of directors and as a member of the compensation committee, ethics, environment, safety and health committee and the finance committee of Martin Marietta Materials, Inc., a leading producer of construction aggregates in the United States since 2008.

Qualifications: Mr. Quillen provides our board with tremendous insight and experience with respect to the Legacy Alpha side of our business and has more than 30 years of experience in senior executive roles in the coal industry, providing our board with expertise with respect to our business. In addition, Mr. Quillen brings significant expertise in the areas of corporate governance, finance and environmental, safety, health and sustainability matters as a result of his role as our chairman, former chairman of the board of directors of Legacy Alpha, and as Legacy Alpha’s former chief executive officer. Mr. Quillen’s service on the board of directors of Martin Marietta, a public company, further enhances his experience and substantial knowledge in these areas.

William J. Crowley Jr. (64) was appointed to our board of directors in December 2004. Mr. Crowley has served as a member of our compensation committee since the Merger, and as a member of our audit committee since December 2004 and served as its chairman from December 2004 until the Merger. He previously served as a member of Legacy Foundation’s nominating and corporate governance committee from December 2004 until the Merger. Mr. Crowley has served as an independent business advisor to various companies since 2002. Prior to his retirement in 2002, Mr. Crowley had a 32-year career with Arthur Andersen LLP, of which 16 years were in Baltimore, Maryland, most recently serving for seven years as managing partner of the Baltimore office. Mr. Crowley currently serves as a director, member of the audit committee and chairman of the investment subcommittee of JNL Series Trust. He served as a director and chairman of the audit committee and was on the nominating and governance committee of BioVeris Corporation from May 2004 to June 2007 when that company was acquired. He served as a director and member of the audit committee of Provident Bankshares Corporation from May 2003 to May 2009 when that company was acquired.

Qualifications: Mr. Crowley adds significant financial reporting and management expertise as a result of his more than 32 years of experience with a large public accounting firm, seven years of which he served as managing partner of its Baltimore office. Additionally, Mr. Crowley served as chairman of Legacy Foundation’s audit committee from December 2004 until the Merger and continues to serve on our audit committee and is one of our “audit committee financial experts.” Mr. Crowley further enhances the expertise of our board with respect to financial matters through his directorship with JNL Series Trust and his prior membership on the boards of directors of BioVeris and Provident Bankshares (of which he also served on the audit committee).

Kevin S. Crutchfield (49) was appointed to our board of directors and elected chief executive officer at the time of the Merger and serves on the safety, health, environmental and sustainability committee. Prior to that time, he served as a member of the board of directors of Legacy Alpha from November 2007 until the Merger and as president of Legacy Alpha from January 2007 until the Merger. Mr. Crutchfield also served as Legacy Alpha’s executive vice president from November 2004 until January 2007. Mr. Crutchfield joined Legacy Alpha’s management team as the executive vice president of Alpha Natural Resources, LLC and vice president of ANR Holdings, LLC in March 2003, and also served as the executive vice president of ANR Holdings, LLC from November 2003 until ANR Holdings was merged with another of Legacy Alpha’s subsidiaries in December 2005. From June 2001 through January 2003, he served as vice president of El Paso Corporation, a natural gas and energy provider, and president of Coastal Coal Company, a coal producer and affiliate of El Paso Corporation, acquired by Legacy Alpha in 2003. Prior to joining El Paso, he served as president of AMVEST Corporation, a coal and gas producer and provider of related products and services, and held executive positions at AEI Resources, Inc., a coal producer, including president and chief executive officer. Before joining AEI Resources, he served as the chairman, president and chief executive officer of Cyprus Australia Coal Company (“Cyprus”) and held executive operating management positions with Cyprus in the U.S. before being relocated to Sydney, Australia in 1997. He worked for Pittston, in various operating and executive management positions from 1986 to 1995, including as vice president operations prior to joining Cyprus. Mr. Crutchfield has also served on the board of directors of King Pharmaceuticals, Inc. since February 2010.

Qualifications: Mr. Crutchfield is the most senior executive of the Company and provides our board with the greatest insight into the Company’s business, challenges and the material risks facing it. Mr. Crutchfield has more than 24 years of experience in the coal industry and has held many senior leadership positions throughout his career.

E. Linn Draper, Jr. (68) was appointed to our board of directors and as chairman of our compensation committee and a member of our safety, health, environmental and sustainability committee at the time of the Merger. Prior to that time, he served as a member of the board of directors of Legacy Alpha from its formation in November 2004 until the Merger and served as the lead independent director of Legacy Alpha from October 2006 until the Merger. Mr. Draper also served as chairman of the compensation committee of Legacy Alpha from 2005 until the Merger and as a member of the safety, health and environmental committee from May 2008 (its formation date) until the Merger. Mr. Draper joined American Electric Power (“AEP”), an electric utility company, as president in 1992 and served as the chairman, president and chief executive officer of AEP from 1993 until his retirement in April 2004. Prior to joining AEP, Mr. Draper worked for Gulf States Utilities Company, an electric utility company, from 1979 to 1992, serving as its chairman of the board of directors, and president and chief executive officer from 1987 to 1992. He has served as a director of Temple-Inland Inc., a building products and corrugated packaging company since 2004 (serving as a member of the human resources committee since 2004, chairman of the human resources committee since 2008 and as lead director since 2008); TransCanada Corporation, a pipeline and power generation company, since 2005 (serving as a member of the health, safety and environmental committee since 2005, chairman of this committee since 2007, as a member of their audit committee since 2009, and as a member of the human resources committee from 2005 to 2009); and Alliance Data Systems, Inc., a data management and transaction processing company since 2005 (serving as a member of the human resources committee since 2005 and as chairman of that committee since 2009). Mr. Draper has also served as the non-executive chairman of the board of directors of NorthWestern Corporation, an electric and gas utility since 2004.

Qualifications: Mr. Draper provides valuable insight into the Company’s customers due to his previous service as the president, chief executive officer, and/or chairman of the board of directors of several large publicly traded utility companies, which are the purchasers of the Company’s primary product, coal. Mr. Draper has significant M&A expertise, expertise in the natural resources industry and regulations to which it is subject, as well as expertise in the area of energy companies generally. In addition, Mr. Draper brings significant corporate governance and compensation expertise to our board as a result of his service as lead independent director of the Legacy Alpha board of directors, chairman of its compensation committee (and as our compensation committee chairman since the time of the Merger) and as a member of the safety, health and environmental committee of Legacy Alpha (and our similar committee since the Merger). Mr. Draper also brings other significant experience and expertise as a result of his approximately seventy years of cumulative experience serving on public company boards, five (including Alpha) of which he currently serves on and six other public company boards on which he no longer serves.

Glenn A. Eisenberg (48) was appointed to our board of directors and as chairman of our audit committee and a member of our nominating and corporate governance committee at the time of the Merger. Prior to that time, he served as a member of the board of directors of Legacy Alpha from May 2005 until the Merger. Mr. Eisenberg also served as the chairman of the audit committee of Legacy Alpha from 2005 until the Merger and as a member of the nominating and corporate governance committee of Legacy Alpha from 2005 until the Merger. Mr. Eisenberg currently serves as executive vice president, finance and administration of The Timken Company, a diversified industrial manufacturer of innovative materials, products and services providing friction management and power transmission solutions for any kind of mechanical application. Prior to joining The Timken Company in 2002, Mr. Eisenberg served as president and chief operating officer of United Dominion Industries, a manufacturer of proprietary engineered products, from 1999 to 2001, and as the president — test instrumentation segment and executive vice president for United Dominion Industries from 1998 to 1999. Mr. Eisenberg has also served as a director and chairman of the audit committee of Family Dollar Stores, Inc., owners and operators of discount stores, since November 2002 and January 2003, respectively.

Qualifications: Through his employment with The Timken Company, a publicly traded, multi-billion dollar company, and his service in other senior executive capacities, Mr. Eisenberg has developed expertise in risk management, financial reporting and accounting, compensation matters, and global/M&A transactions, attributes which are critical to our business. Mr. Eisenberg’s financial expertise and knowledge of financial reporting processes and procedures has been further enhanced through his role as Legacy Alpha’s audit committee chairman (and as our audit committee chairman since the time of the Merger) and his role as audit committee chairman of the Family Dollar Stores and he is one of our “audit committee financial experts.” In addition, his service on Legacy Alpha’s nominating and corporate governance committee (and as a member of our nominating and corporate governance committee since the Merger) has added significant corporate governance expertise to our board.

John W. Fox, Jr. (62) was appointed to our board of directors and as a member of our audit committee and nominating and corporate governance committee at the time of the Merger. Prior to that time, he served on the board of directors of Legacy Alpha, as chairman of its nominating and corporate governance committee and as a member of its compensation committee from its formation in November

2004 until the Merger. Mr. Fox served as senior vice president, coal services for Norfolk Southern Company, a railroad operator, from April 2001 until his retirement in November 2003, and as senior vice president coal marketing from December 1999 to April 2001. Mr. Fox began his career with a predecessor of Norfolk Western Railroad Company in 1969.

Qualifications: Mr. Fox has considerable knowledge of our business as a result of his service on Legacy Alpha’s board of directors from November 2004 until the Merger (and as a member of our board since the time of the Merger). Mr. Fox also held significant management positions with railroad companies for more than 34 years, an important component to our business (e.g., the transportation of coal). Mr. Fox’s leadership experience and business background provides our board with depth in this part of our business, insight into the natural resources industry, global expertise from his business experience in railroad coal marketing processes to facilitate the placement of US coal into world markets, and with expertise in safety, health, and environmental issues as a result of his development and implementation of best in class safety processes for Class I railroads and environmental management of over thousands of miles of railroad for which he was responsible for coal production and railroad service facilities. Additionally, Mr. Fox adds corporate governance and compensation expertise to our board resulting from his position as Legacy Alpha’s nominating and corporate governance committee’s chairman and as a member of its compensation committee.

P. Michael Giftos (63) was appointed to our board of directors in December 2005. Mr. Giftos has been a member of our audit committee and a member of our nominating and corporate governance committee since December 2005. At the time of the Merger, Mr. Giftos was also appointed to our safety, health, environmental and sustainability committee. From 1975 to 2004, he served in many executive positions with CSX Corporation and its subsidiaries (“CSX”). From 2000 through 2004, Mr. Giftos served as CSX Transportation’s executive vice president and chief commercial officer. He also served as senior vice president and general counsel at CSX from 1990 through 2000. From 1985 through 1989, he served as vice president and general counsel at CSX. Mr. Giftos has also served as a member of the board of directors of Pacer International, Inc. since April 2004, of which he is a member of its compensation committee and chairman of its governance committee. Mr. Giftos received his law degree from the University of Maryland and a Bachelor of Arts in Political Science from George Washington University.

Qualifications: Mr. Giftos has more than 29 years of experience in the railroad industry in which he served in a number of senior executive capacities (an industry on which coal companies are dependent). In addition to the business expertise he developed while employed in the railroad industry, Mr. Giftos has developed significant expertise in the areas of corporate governance and compensation through his service on our board of directors since December 2005 and his service on the board of directors of Pacer International and more specifically as its governance committee chairman and as a member of its compensation committee and formerly a member of its audit committee.

Joel Richards, III (63) was appointed to our board of directors in March 2005. He has been a member of our compensation committee and nominating and corporate governance committee since March 2005 and has served as chairman of the nominating and corporate governance committee since December 2005. He served as lead independent director of Legacy Foundation from April 2006 until the Merger. He also served as a member of the board of directors of Legacy Foundation’s predecessor, RAG American Coal Holdings, Inc., from 2000 to 2003. Since 2002, he has been a principal in a management consultant firm, Joel Richards and Associates, LLC. Mr. Richards was executive vice president and chief administrative officer with El Paso Energy Corp. from 1996 until his retirement in 2002. From 1990 through 1996, he served as senior vice president human resources and administration at El Paso Natural Gas Company. He was senior vice president finance and administration at Meridian Minerals Company, where he worked from 1985 to 1990. Prior to that time, he held various management and labor relations positions at Burlington Northern, Inc., Union Carbide Corporation and Boise Cascade Corporation.

Mr. Richards has served as a member of the board of directors of The Layton Companies, Inc., a privately held and nationally ranked firm specializing in construction management for a wide variety of commercial and public clients, since September 2008, of which he is member of its audit and compensation committees. Mr. Richards earned his Bachelor of Science in Political Science and Masters in Administration from Brigham Young University.

Qualifications: Mr. Richards has more than 30 years of experience in the natural resources and energy industries and has held many senior leadership positions. Mr. Richards also served on Legacy Foundation’s board of directors and as its lead independent director from April 2006 until the Merger. Mr. Richards also has other corporate governance, compensation/human resources and audit expertise which he developed through his prior leadership positions, including his membership on The Layton Companies’ board of directors and specifically its audit and compensation committees.

James F. Roberts (60) was appointed to our board of directors in August 2004 and was appointed to our safety, health, environmental and sustainability committee at the time of the Merger. Mr. Roberts served as chairman of the board of Legacy Foundation from April 2006 until the Merger. Mr. Roberts also served as chief executive officer from August 2004 until the Merger, and as president from August 2004 to January 2008. Prior to his service in these positions, he was president and chief executive officer of RAG American Coal Holding, Inc., Legacy Foundation’s predecessor, from January 1999 to August 2004. Mr. Roberts was president of CoalARBED International Trading from 1981 to 1999, chief financial officer of Leckie Smokeless Coal Company from 1977 to 1981 and vice president of Finance at Solar Fuel Company from 1974 to 1977. Mr. Roberts is a former director and a former chairman of the National Mining Association, a former director of the American Coalition for Clean Coal Electricity, a former member of the executive committee of the National Coal Council and the former vice-chair of the Coal Utilization Research Council.

Qualifications: Mr. Roberts’ previous role as the chairman of Legacy Foundation’s board of directors and its chief executive officer provide our board with tremendous insight and experience with respect to the Legacy Foundation side of our business and his more than 32 years of experience in senior executive roles in the coal industry provides our board with expertise with respect to our business generally. Mr. Roberts also served on the boards of numerous coal industry groups which adds broader insight into our business and market conditions.

Ted G. Wood (72) was appointed to our board of directors and as chairman of our safety, health, environmental and sustainability committee and a member of our compensation committee at the time of the Merger. Prior to that time, he served as a member of the board of directors and a member of the compensation committee of Legacy Alpha from January 2006 until the Merger and as chairman of Legacy Alpha’s safety, health and environmental committee from May 2008 (its formation date) until the Merger. He also served as president of The United Company’s operating companies from 1998 until his retirement in 2002. Additionally, Mr. Wood served as vice chairman of The United Company from January 2003 until August 2003. From 1994 to 1995, Mr. Wood was president and chief executive officer of KV Pharmaceutical Co. in St. Louis, Missouri. Prior to that time, he held executive positions with several pharmaceutical companies, acting as president of Boehringer Mannheim Pharmaceutical Corporation from 1992 to 1993, executive vice president of marketing and sales for SmithKline Beecham Corporation from 1990 to 1991 and president of Beecham Laboratories, U.S.A. from 1988 to 1989. Mr. Wood currently serves on the board of directors of King Pharmaceuticals, Inc. (serving as lead director and a member of its compensation committee, human resources committee and chairman of its nominating and governance committee and he formerly served as its non-executive chairman). Mr. Wood served as a director of Pozen Inc., a pharmaceutical company, from 2000 until 2006 and was a member of its compensation committee.

Qualifications: Mr. Wood has more than 12 years of leadership experience at publicly traded companies. His expertise in corporate governance, compensation matters and safety, health, environmental and sustainability matters through his membership on the compensation committees of the Company, Legacy Alpha, King Pharmaceuticals, and Pozen and his chairmanship of the Company’s and Legacy Alpha’s safety, health environmental and sustainability committees provide him with in depth experience in these matters which he brings to our board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH DIRECTOR NOMINEE NAMED ABOVE.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC’s Rules. From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement for the 2011 annual meeting, such proposals must be received by Alpha no later than December 4, 2010, unless the date of our 2011 Annual Meeting is changed by more than 30 days from May 19, 2010, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Bylaw Requirements for Stockholder Submissions of Nominations and Proposals. Pursuant to Alpha’s bylaws, stockholders of record may present proposals that are proper subjects for consideration at an annual meeting. Alpha’s bylaws require all stockholders who intend to make proposals at an annual stockholders meeting to provide a written notice, including the information specified in Alpha’s bylaws, to our Secretary at c/o Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, not later than the 90th day prior to the anniversary date of the date on which Alpha first mailed its proxy materials for the preceding year’s annual meeting nor earlier than the 120th day prior to the anniversary date of the date on which Alpha first mailed its proxy materials for the preceding year’s annual meeting. To be eligible for consideration at the 2011 annual meeting, notices must be received by Alpha between December 4, 2010 and January 3, 2011. In the event the date of the 2011 annual meeting is changed by more than 30 days from the anniversary of the date of the 2010 Annual Meeting, as set forth in this proxy statement, stockholder notice must be received not earlier the 120th day prior to the 2011 annual meeting nor later than the close of business on the 90th day prior to the 2011 annual meeting or the 10th day following the day on which public announcement of the date of the 2011 annual meeting is first made. However, if the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by Alpha naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by our Secretary no later than the close of business on the 10th day following the date on which such public announcement is first made by Alpha. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

We are required to have a majority of independent directors on our board and to have only independent directors on each of our audit, compensation and nominating and corporate governance committees under existing NYSE rules and, with respect to the audit committee, under the Exchange Act and rules adopted under that act.

The independence standards set forth in the NYSE rules, which are incorporated in our Corporate Governance Practices and Policies, provide that a director will not be considered independent if any of the following relationships exist:

•	The director is, or has been within the last three years, an employee of Alpha, or an immediate family member is, or has been within the last three years, an executive officer of Alpha; provided, however, that employment as an interim chairman or chief executive officer or other executive officer will not disqualify a director from being considered independent following that employment.

•	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Alpha, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim chairman or chief executive officer or other executive officer and compensation received by an immediate family member for service as an employee of the listed company (other than an executive officer) need not be considered in determining independence under this test.

•	The director is a current partner or employee of KPMG LLP, the director has an immediate family member who is a current partner of KPMG LLP or a current employee of KPMG LLP, who personally works on Alpha’s audit or the director or an immediate family member of the director was within the last three years a partner or employee of KPMG LLP and personally worked on the listed company’s audit within that time.

•	The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of Alpha’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director or an immediate family member of the director is a current executive officer of a company that has made payments to, or received payments from, Alpha for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Our nominating and corporate governance committee undertook an annual review of director and director nominee independence in March 2010. The purpose of this review was to determine whether any relationships or transactions involving the directors and director nominees, their family members and affiliates were inconsistent with a determination that the director or director nominee is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Practices and Policies and, with respect to audit committee members and nominees, under the independence standards for audit committee members adopted by the SEC. Based on that review, our board of directors has determined that each of Messrs. Crowley, Draper, Eisenberg, Fox, Giftos, Richards and Wood qualify as “independent” under the independence standards set forth in the NYSE rules, and that

Messrs. Crowley, Eisenberg, Fox and Giftos (the members of the audit committee) also qualify as “independent” under the independence standards for audit committee members adopted by the SEC.

In addition, with respect to those directors serving on our board prior to the Merger, our board determined that each of Messrs. David J. Foley, Alex T. Krueger, Robert C. Scharp and Thomas V. Shockley, III were independent within the meaning of the applicable standards outlined above.

The Board of Directors and its Committees

Our board of directors has four standing committees: (i) an audit committee; (ii) a compensation committee; (iii) a nominating and corporate governance committee; and (iv) a safety, health, environmental and sustainability committee. Each of the audit, compensation, nominating and corporate governance, and safety, health, environmental and sustainability committees have adopted a charter. Stockholders may obtain a copy of each charter on Alpha’s website at www.alphanr.com, or upon written request at no cost. From time to time, our board of directors may also form special, ad hoc committees to which it delegates certain authority to administer particular duties of the board.

The board of directors held eight meetings in 2009, either in person or by telephone. During the period for which he was a director, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by each committee on which he served during the period for which he served in 2009. See “Committee Membership” below for information regarding the committees on which each of our directors sit and the number of committee meetings each committee held in 2009. Under Alpha’s Corporate Governance Practices and Policies, a copy of which is available at www.alphanr.com or upon written request at no cost, directors are expected to attend stockholder meetings. As a result of the announced Merger, only two directors who are currently serving on our board of directors, attended the Legacy Foundation 2009 Annual Meeting of Stockholders. Alpha has scheduled one of its quarterly board of directors meetings on the same date as the Annual Meeting.

In connection with each of the quarterly board of directors meetings, the non-management directors will meet in executive session without any members of management present. If the board of directors convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant. Since the Merger, the chairman of the board, Mr. Quillen, presides at each executive session of the non-management directors and prior to the Merger, Mr. Richards, our lead independent director prior to the Merger, acted as chairman at each of these meetings.

Compensation Committee Interlocks and Insider Participation

From January 1, 2009 until the Merger, David I. Foley, Alex T. Krueger, Joel Richards, III and Thomas V. Shockley, III served on the compensation committee of Legacy Foundation. Messrs. Draper, Crowley, Richards and Wood were appointed to the compensation committee of Alpha in connection with the Merger and served on the committee for the remainder of 2009. None of these individuals has ever been an officer or employee of Alpha (or of Legacy Foundation with respect to the period from January 1, 2009 until the Merger). None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or the compensation committee.

Board Leadership Structure

In connection with the Merger, six Legacy Alpha directors and four Legacy Foundation directors became the combined company’s board, including the former chief executive officers of each of Legacy Alpha and Legacy Foundation. At the time of the Merger, it was determined that Legacy Alpha’s former chief executive officer (Mr. Quillen) would become the chairman of the board to provide continuity at a time in which the Company faced significant integration challenges. In connection with the Merger, the board also recognized the importance of having a lead independent director to serve, among other roles, as the principal liaison between the board and the chairman and to facilitate communications among the independent directors. Since the board is composed of a mix of Legacy Alpha and Legacy Foundation directors, the board determined that it was in the best interests of the Company to institute the alternate lead independent director procedure described below under “Corporate Governance and Related Matters — Lead Independent Director,” so that both Legacy Alpha and Legacy Foundation independent directors would serve in this role and as such foster greater integration and familiarity among the members of the board.

In light of the Merger and the resulting composition of the board, we believe the structure described above provides strong leadership and promotes integration at the board level, while also positioning our chief executive officer as the leader of the Company for our investors, counterparties, employees and other stakeholders. Our current structure further helps ensure independent oversight of the Company while, at the same time, enabling our chief executive officer to focus his energies on management of the Company with the assistance of a chairman of the board who understands the challenges and material issues facing the Company, due to his former role as Legacy Alpha’s chief executive officer, and who can further inform and lead the board with his greater familiarity and understanding of the Company’s business.

Our board has seven independent members and three non-independent members. This structure was deliberately developed so that the board would have the industry and company-specific expertise of the current chief executive officer but also that of the former chief executive officers of each of Legacy Alpha and Legacy Foundation. We believe that their membership on our board provides it with in-depth knowledge of the business and risks facing the Company as well as tremendous leadership experience in the coal industry. Our board also has the independent oversight of the other seven members of the board. Further, each of our committees is chaired by an independent director to further ensure that the independent directors are kept fully informed with respect to material issues facing the Company and our chairman attends all of the committee meetings to provide insight in the specific areas delegated to each of the committees. Although the NYSE rules only require that the board have audit, compensation and nominating and corporate governance committees, the board also felt strongly that, in light of the safety, health, environmental and sustainability challenges and issues confronting coal companies, the safety, health, environmental and sustainability committee was necessary to oversee the companies’ policies and procedures regarding the same.

Lead Independent Director

The committee chairs alternate as lead independent director for each regularly scheduled meeting of the board of directors, based upon the alphabetical order of the committee on which such person chairs, such that at the first regularly scheduled meeting of the board of directors post-Merger, the audit committee chair served as lead independent director, and at the second regularly scheduled meeting of the board of directors post-Merger, the compensation committee chair served as lead independent director, and so forth. Mr. Richards served as lead independent director until the Merger.

The lead independent director has been given the following duties and powers:

•	To preside at all meetings of the board of directors at which the chairman is not present, including executive sessions and meetings of non-management directors and/or independent directors;

•	To serve as the principal liaison between the board and the chairman, the board and the stockholders and the chairman and the independent directors;

•	To review and approve with the chairman the schedule of meetings and meeting agendas for each of the applicable board meetings and review with the chairman whether there are risks which the board should focus upon at such meetings;

•	Authority to direct the chief executive officer or secretary to call a special meeting of the board;

•	Authority to consult directly with major stockholders, when requested and appropriate to do so; and

•	To perform such other duties as may from time to time be delegated to the lead independent director by the board.

Board and Committee Membership

The table below identifies the standing board committees on which each of our directors currently sit:

Safety, Health,
			Nominating and	Environmental
			Corporate	and
	Audit	Compensation	Governance	Sustainability
Name	Committee	Committee	Committee	Committee(1)

Michael J. Quillen*
William J. Crowley, Jr.	X	X
Kevin S. Crutchfield				X
E. Linn Draper, Jr.		X **		X
Glenn A. Eisenberg	X **		X
John W. Fox, Jr.	X		X
P. Michael Giftos	X		X	X
Joel Richards, III		X	X **
James F. Roberts				X
Ted G. Wood		X		X **

*	Denotes chairman of the board.

**	Denotes committee chairman status.

(1)	Committee formed on July 31, 2009.

The standing board of directors committees and the number of meetings they held in 2009 were as follows:

No. of Meetings
Board Committee	Held

Audit Committee	11
Compensation Committee	6
Nominating and Corporate Governance Committee	2
Safety, Health, Environmental and Sustainability Committee	1

Each of the audit, compensation, nominating and corporate governance, and safety, health, environmental and sustainability committees have adopted a charter. Stockholders may obtain a copy of each charter on Alpha’s website at www.alphanr.com, or upon written request at no cost. The principal responsibilities and functions of the standing board of directors committees are as follows:

Audit Committee

Our audit committee currently consists of four directors: Messrs. Crowley, Eisenberg, Fox and Giftos, with Mr. Eisenberg serving as chairman. Our board has determined that all members of the audit committee are financially literate within the meaning of the SEC rules and under the current listing standards of the NYSE. Further, our board has determined that all members of the committee are independent, within the meaning of SEC and NYSE regulations, and that each of Messrs. Eisenberg and Crowley qualify as an “audit committee financial expert.”

The audit committee provides assistance to our board in monitoring the quality, reliability and integrity of our accounting policies and financial statements, overseeing our compliance with legal and regulatory requirements and reviewing the independence, qualifications and performance of our internal and independent auditors. Among other matters enumerated in the audit committee charter, the committee is generally responsible for:

•	Appointing and compensating our independent auditors, including authorizing their scope of work and approving any non-audit services to be performed by them with respect to each fiscal year;

•	Reviewing and discussing our annual audited and quarterly unaudited financial statements with our management and independent auditors, as well as a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, and all relationships between us and the independent auditor;

•	Reviewing our press releases, as well as financial information and earnings guidance, if given, provided to analysts and rating agencies; and

•	Reviewing and discussing risk assessment and risk management policies as well as procedures management has established to monitor compliance with our Code of Ethics.

Compensation Committee

Our compensation committee currently consists of four members: Messrs. Crowley, Draper, Richards and Wood, with Mr. Draper serving as chairman. Our board has determined that all members of the compensation committee are independent within the meaning of the NYSE rules.

The compensation committee is generally responsible for assisting our board in all matters relating to the compensation of our directors and executive officers and overseeing our compliance with legal and regulatory requirements as they relate to matters of compensation. Among other things, our compensation committee is responsible for:

•	Reviewing and approving our executive compensation policies and practices, as well as the corporate goals and objectives relevant to the compensation of our chief executive officer;

•	Reviewing and approving the compensation, including salary, bonuses and benefits, of our chief executive officer, other executive officers and directors, including any employment agreements or similar arrangements, and recommending ratification and approval, in the case of our chief executive officer’s compensation, to the independent members of the board; and

•	Reviewing and making recommendations to our board with respect to incentive compensation plans and equity-based plans, and administering the plans.

The compensation committee charter sets forth the committee’s role and responsibilities relative to managing the components of compensation for our executive officers and certain other responsibilities. Under its charter, our compensation committee is authorized to delegate its responsibilities to one or more subcommittees, other board members, and Company officers subject to, and in accordance with, restrictions set forth in the charter. Under the terms of the Alpha Natural Resources, Inc. Amended and Restated 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), 2005 Long-Term Incentive Plan

and the 2004 Long-Term Incentive Plan, our compensation committee is authorized to administer the plans and may delegate its authority thereunder to another committee of the board or to an appropriate officer of Alpha, in accordance with law and the terms of such plans. Additionally, our annual incentive plans permit our compensation committee, with respect to participants who it determines are not likely to be subject to Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”), to delegate its powers and authority under the plans to our officers as it deems necessary or appropriate. Our compensation committee has delegated to our chief executive officer the authority to grant awards to non-executive employees under the 2004 Stock Incentive Plan and 2005 Long-Term Incentive Plan. Additionally, our committee has delegated to the chief executive officer the authority to determine cash bonus award opportunities and awards paid to our non-executive employees under our annual incentive plans. The committee has also delegated authority to our chief executive officer and/or chief administrative officer to add eligible participants into the Legacy Alpha and Legacy Foundation deferred compensation plans and the Key Employee Separation Plan.

The compensation committee also utilizes an annual calendar of events to guide and chart its activities. This calendar sets forth the compensation committee’s duties as set forth in its charter as well as any statutory or regulatory obligations. The calendar also addresses major topics such as meetings, compensation philosophy and goals, executive compensation plans, monitoring administrative activities, reporting and self-evaluation.

In addition, our human resources department and Benefits Committee composed of senior employees support the compensation committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering the day-to-day aspects of our compensation and benefits plans.

Committee Meetings

The compensation committee meets at scheduled times during the year typically prior to quarterly board meetings; however, other scheduled meetings are conducted in person or telephonically depending on the work tasks of the committee. The agendas for meetings are initially prepared by the general counsel’s office and the committee chairman, with the assistance of the chief administrative officer, the chief executive officer, the compensation committee’s outside compensation consultant and outside legal counsel. Typically, the chief executive officer, the chief administrative officer, and general counsel are invited to attend compensation committee meetings; however, they do not attend any executive session held by the compensation committee by itself or with its outside compensation consultant or outside legal counsel. The attendance of these executive officers allows the compensation committee to make inquiries into matters for which it is responsible and assists the committee in making informed decisions. The actions of the compensation committee are recorded in the minutes of the meeting and resolutions document all formal actions taken by the committee. After each meeting of the compensation committee, the committee chairman reports on actions and recommendations at the next regularly scheduled board meeting.

Role of Executive Management in Determining Executive Compensation

Our compensation committee works with our management team in reviewing compensation matters and setting compensation for our executives, as more fully described in “Executive Compensation — Compensation Discussion and Analysis.”

Annual Process for Determining Compensation of Executive Officers

As more fully described in “Executive Compensation — Compensation Discussion and Analysis,” our compensation committee, together with senior management and outside consultants engaged by the committee, conducts an annual review of our overall compensation program for executive officers and directors. With respect to executive officer compensation, our compensation committee reviews, among other items, each of the key components of compensation — base salary and short- and long-term incentives, both within Alpha and as compared to peer and survey data to determine whether each of these components is in line with our compensation philosophy and its related goals and objectives. Upon the recommendation of our chief executive officer with respect to the compensation of each executive officer who directly reports to him, and, based on the findings of any outside consultants that may be engaged to assist in this review, our compensation committee then determines the compensation for all key executives and recommends ratification and approval, in the case of our chief executive officer’s compensation, to the independent members of our board.

Process for Determining Non-Employee Director Compensation

Our compensation committee makes recommendations to the board regarding board compensation and benefits for non-employee directors, including cash, equity-based awards and other compensation. In determining non-employee director compensation, our compensation committee seeks advice from outside compensation consultants (described below) who are retained by the committee to, among other functions: (i) conduct a competitive assessment of non-employee director compensation compared to competitive practice, (ii) inform the committee of emerging trends in director pay practices, (iii) advise on stock ownership guidelines for non-employee directors, and (iv) assess the amount of compensation that is adequate to compensate our directors for their time and effort with respect to board obligations. If, after the annual review of non-employee director compensation by our compensation committee, the committee determines that any changes should be made to such program, it will recommend such changes to our board for approval.

Outside Compensation Consultants

In addition, the compensation committee has the authority to engage the services of outside advisors and, in 2008, the Legacy Foundation compensation committee engaged the services of Mercer, an outside compensation consultant, to assist it in the performance of its duties. Annually, the compensation committee obtains a full compensation assessment from its outside compensation consultant. Mercer’s scope of work was limited to providing consultation services to the compensation committee, including total compensation evaluation, pay for performance analysis, dilution analysis, long-term incentive grant level recommendations related to 2009 equity awards and assistance to the committee in developing new employment agreements for its senior executives. Mercer also provided Code Section 280G analysis for planning purposes related to the effect of the Merger on Legacy Foundation’s officer employment and equity agreements and provided other assistance to the compensation committee related to the transaction.

Following the Merger, the compensation committee determined to use the services of Deloitte Consulting LLP (“Deloitte”), who had previously served as the outside compensation consultant for Legacy Alpha’s compensation committee, to assist the Company with its annual review of the Company’s executive and director compensation programs including, without limitation: (i) developing a new peer group to be used for benchmarking purposes as a result of the Merger and the increase in the Company’s size, (ii) conducting a competitive assessment of each executive’s total direct compensation (e.g., base salary, annual incentives and long-term incentives), (iii) evaluating the appropriateness of annual and long-term incentive performance goals, (iv) assessing whether the pay mix of executives’ compensation is appropriate and competitive, (v) advising the compensation committee regarding design changes to compensatory programs and the development of new programs based on strategic goals, competitive assessment, and regulatory changes, (vi) informing the committee regarding emerging trends in executive compensation, the institutional investor climate, corporate governance and accounting developments, and (vii) developing and periodically advising on stock ownership/retention guidelines.

The compensation consultants report directly to the compensation committee and, with the consent of the committee, coordinate and gather information with which to advise the committee from members of management and human resources personnel. Under the terms of the engagement letter between Deloitte and the compensation committee (which was terminated in the first quarter of 2010), Deloitte could be retained by management to periodically assist with special projects related to other non-executive employee compensation and benefits matters. In order to ensure that Deloitte was able to provide objective advice on executive and non-employee director compensation matters, the engagement letter provided that upon receiving a request for assistance by management for such projects, Deloitte would be required to notify the compensation committee of such request. Upon request, the compensation committee would assist Deloitte in preparing a summary of all work performed by other Deloitte affiliates for the Company, including amounts billed by all Deloitte affiliates. Furthermore, if, in Deloitte’s opinion, a conflict of interest arose that could cause its independence to be impaired, Deloitte was to immediately advise the compensation committee of such conflict. Deloitte had assured our compensation committee and management that it had established internal procedures to safeguard the objectivity of its advice to our compensation committee.

Fees Paid to Outside Compensation Consultant

As described above, Deloitte provided advice and/or recommendations to the compensation committee regarding amounts and forms of executive and director compensation in 2009, which totaled $363,259 in aggregate fees. Deloitte and its affiliates also provided, at management’s request, other services to the Company relating to the integration of Legacy Alpha and Legacy Foundation and other matters which totaled $9,516,759 in 2009 in aggregate fees. The board of directors and the compensation committee were informed by management that Deloitte was being retained by management to perform these additional services. In light of the level of additional services provided by Deloitte to the Company in 2009, the compensation committee terminated its engagement of Deloitte in 2010 in order to eliminate the potential appearance that its consultant was not objective and requested that management assist the committee in developing a list of alternative compensation consulting firms to assist the committee in its selection of a new compensation consulting firm to be retained directly by it for executive and director compensation matters in 2010 and thereafter. After conducting a detailed selection process and interviews, the compensation committee selected Towers Watson Pennsylvania Inc. (“Towers Watson”) to represent the compensation committee going forward and, on March 2, 2010, the engagement letter with Towers Watson was executed.

For more information regarding our compensation committee’s processes for determining executive officer compensation and the role of our outside compensation consultants in executive compensation matters, see “Executive Compensation — Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently has four members: Messrs. Eisenberg, Fox, Giftos and Richards, with Mr. Richards serving as chairman. Our board has determined that all members of the nominating and corporate governance committee are independent within the meaning of the NYSE rules.

The nominating and corporate governance committee assists the board in identifying individuals qualified to become board members and executive officers and selecting, or recommending that the board select, director nominees for election to our board and its committees. Our nominating and corporate governance committee is also generally responsible for:

•	Developing and recommending governance policies and procedures for our board and monitoring compliance with our Corporate Governance Practices and Policies;

•	Considering questions of independence and possible conflicts of interest that may affect directors;

•	Leading our board in its annual review of its performance;

•	Making recommendations regarding committee purpose, structure and operation; and

•	Overseeing and approving a management continuity planning process.

Director Nomination Procedures

Pursuant to our Corporate Governance Practices and Policies and the committee’s charter, our nominating and corporate governance committee reviews the qualifications of proposed nominees for director to serve on our board and recommends nominees to our board. Our board is ultimately responsible for proposing a slate of nominees to the stockholders for election to the board, using information provided by the committee.

Our chief executive officer, members of our nominating and corporate governance committee, and other members of our board are the primary sources for the identification of prospective director nominees. Our nominating and corporate governance committee also has authority to retain third-party search firms to identify director candidates and the committee may consider proposed nominees that are identified by stockholders in the manner prescribed by our bylaws.

In order for a stockholder to recommend a prospective nominee for election to our board at an annual meeting, our bylaws require the stockholder to be entitled to vote at the meeting, to provide a written notice to our Secretary including information specified in our bylaws and to be a stockholder of record at the time of giving the notice. See “Stockholder Proposals for the 2011 Annual Meeting” for a description of the procedures and applicable deadlines for the stockholders’ submission of director candidate recommendations.

Director and Board Qualifications

We believe that our board members should have the highest professional and personal ethics and values. Candidates should bring integrity, insight, energy, and analytical skills to board deliberations. We recognize that the strength and effectiveness of the board reflects the balance, experience, and diversity of the individual directors, their commitment and, importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. In selecting individual board candidates, we are mindful of our overall goal to have a board that excels in the following areas:

•	Respected within the industry and our markets;

•	Proven leaders in the communities in which we do business;

•	Experienced managers;

•	Visionaries for the future of our business;

•	Able to effectively handle crises and minimize risk;

•	Dedicated to sound corporate governance; and

•	Collegial.

We seek candidates who demonstrate an understanding of our short- and long-term goals and objectives and a commitment to enhancing stockholder value. On an individual basis, we believe that our directors should have the following qualities:

•	Strength of character;

•	Maturity of judgment;

•	Independence of thought;

•	Accounting and finance knowledge (including expertise that could qualify at least one director as an “audit committee financial expert”);

•	Technical expertise;

•	Familiarity with our business, industry and competition;

•	General business acumen; and

•	Critical thinking.

Non-management director candidates should be free from any relationship with management or Alpha which would create a conflict of interest or compromise their independent judgment.

The Company does not maintain a separate policy regarding the diversity of its board members. However, our Corporate Governance Practices and Policies and the charter of the nominating and corporate governance committee provide that the board in selecting its members may consider providing for diverse individuals with various and relevant career experience. Consistent with these documents, the board seeks nominees with distinct professional backgrounds, experience and perspectives so that the board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual board self-evaluation process, the board evaluates whether or not the board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company. The board also evaluates its effectiveness with regard to specific areas of expertise.

Our nominating and corporate governance committee periodically reviews with our board and each committee the requisite skills and characteristics of individual directors as well as the composition of our board as a whole. From time to time, we may seek to enhance our board with one or more members who possess a specific niche area of experience or expertise.

Once our nominating and corporate governance committee has identified a prospective nominee, the committee evaluates the prospective nominee against the standards and qualifications set forth above, as well as any other criteria the committee may consider appropriate.

While our nominating and corporate governance committee has no formal process for evaluating proposed nominees, the members of the committee generally will review the resume of a proposed nominee and consult the proposed nominee’s personal references. Our nominating and corporate governance committee may also personally interview (and suggest that other members of our board interview) the proposed nominee, if the committee considers the proposed nominee sufficiently suitable. After completing this evaluation, our nominating and corporate governance committee makes a recommendation to the full board as to the persons who should be nominated by our board, and the board determines the nominees after considering the recommendation and report of the committee.

Messrs. Quillen, Crowley, Crutchfield, Draper, Eisenberg, Fox, Giftos, Richards, Roberts and Wood were each recommended by our nominating and corporate governance committee to our board for nomination for election at the Annual Meeting. All of these nominees are current directors of Alpha.

Safety, Health, Environmental and Sustainability Committee

In May 2008, Legacy Alpha’s board of directors formed the safety, health and environmental committee and, at the time of the Merger, our board of directors formed the safety, health and environmental committee, which was renamed the safety, health, environmental and sustainability committee in November 2009. Our safety, health, environmental and sustainability committee currently has five members: Messrs. Crutchfield, Draper, Giftos, Roberts and Wood, with Mr. Wood serving as chairman. The safety, health, environmental and sustainability committee provides oversight of the Company’s performance in relation to safety, occupational health, environmental and sustainability issues, including: (i) the Company’s compliance with safety, health, environmental and sustainability-related laws and regulatory requirements applicable to its business; (ii) the Company’s initiatives to enhance sustainable business practices and its reputation as a responsible corporate citizen, including the promulgation and enforcement of policies, procedures and practices which promote the protection of the safety and health of its employees, contractors, customers, the public and the environment; (iii) the plans, programs and processes established by the Company to evaluate and manage safety, health, environmental and sustainability risks to its business, operations, products and reputation generally; (iv) the Company’s response to significant safety, health, environmental and sustainability-related public policy, legislative, regulatory, political and social issues and trends that may affect the business operations, financial performance, or public image of the Company or the industry; and (v) such other duties as assigned to it from time to time by the board.

Board’s Role in Risk Management

Our management is responsible for the management and assessment of risk at the Company. Under our Corporate Governance Practices and Policies, the board is charged with evaluating major risks facing Alpha which are communicated to the board by management and overseeing that appropriate risk management and control procedures are in place. At the time of the Merger, the chief executive officer established and the board approved the position of executive vice president — chief risk officer, reporting to the chief executive officer, and an enterprise risk management (“ERM”) committee whose mission is to enhance the Company’s enterprise value by (i) formalizing the integration of risk adjustments in the assessment of strategic options and (ii) institutionalizing the identification, prioritization, measurement and mitigation of key risk factors. The chief risk officer, with the assistance of the ERM committee, was charged with establishing an ERM process within the Company. During the fourth quarter 2009, the ERM committee constructed an ERM policy and manual which outlines the process, defines the roles and responsibilities for risk decisions and dictates how risk is reported to the board. That policy and manual were approved by management and the audit committee as the framework for further development of the Company’s ERM process and communicated to the full board. The identification of key group risks by the ERM committee began in the first quarter of 2010 and, upon communication to the board, a risk owner will be assigned to each key group risk and mitigation plans for those risks will be enhanced or developed. This should be completed during the second quarter of 2010.

Our full board provides oversight for risk management, except for the oversight of risks that have been specifically delegated to a committee of the board, in consultation with management and the ERM committee. Even when a risk has been delegated to a committee, the full board maintains oversight of the risks through the receipt of reports from the committee chairpersons to the full board at each regularly-scheduled board meeting. These matters are also reviewed with the audit committee. For example, the compensation committee assesses whether Alpha’s compensation policies and practices incentivize excessive risk-taking, the safety, health, environmental and sustainability committee oversees management’s procedures for identifying, assessing, monitoring and managing principal risks in the Company’s business associated with safety and health and the protection of the environment, and the nominating and corporate governance committee oversees the Company’s executive succession planning. Additionally, in accordance with the NYSE rules, the board has delegated to the audit committee oversight over risks related to the integrity of the Company’s financial reporting processes. The audit committee reviews and discusses with management Alpha’s major financial risk exposures and steps that management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies), and the procedures management has established to monitor compliance with the Code of Ethics. The committee also oversees compliance with Alpha’s related person transaction policy, which is described under “Policy With Respect To Related Person Transactions,” to monitor and ensure that any transactions between the Company and its related persons (as defined under applicable SEC rules) are in the best interests of the Company’s stockholders and conducted on market terms.

Code of Business Ethics

Alpha has adopted a Code of Ethics that applies to the employees (including senior financial employees), officers (including the chief executive officer and chief financial officer), and directors of Alpha and its subsidiaries. The Code of Ethics is available on Alpha’s website, www.alphanr.com, and upon written request at no cost.

Director Compensation in 2009

The following table sets forth information concerning the compensation paid by us to our directors for the year ended December 31, 2009.

	Fees Earned or	Stock		All Other
	Paid in Cash	Awards(2)	Option Awards(3)	Compensation(4)	Total
Name	($)	($)	($)	($)	($)
Current Board(1)
William J. Crowley, Jr.	122,583	231,316	—	—	353,899
E. Linn Draper, Jr.(5)	—	48,114	—	—	48,114
Glenn A. Eisenberg(5)	42,750	24,377	—	—	67,127
John W. Fox, Jr.(5)	19,500	36,366	—	—	55,866
P. Michael Giftos	107,833	231,316	—	10,000	349,149
Michael J. Quillen(5)	125,000	4,159,833	—	5,864,075	10,148,908
Joel Richards, III	116,166	231,316	—	2,000	349,482
Ted G. Wood(5)	36,875	24,377	—	—	61,252
Legacy Foundation Directors(6)
David J. Foley	38,208	193,178	—	—	231,386
Alex T. Krueger	33,833	193,178	—	—	227,011
Robert C. Scharp	35,333	193,178	—	—	228,511
Thomas V. Shockley, III	39,833	193,178	—	—	233,011

(1)	Messrs. Crutchfield and Roberts are members of our board of directors. Mr. Crutchfield is our chief executive officer and Mr. Roberts was Legacy Foundation’s chief executive officer. Messrs. Crutchfield’s and Roberts’ compensation is reported in the Summary Compensation Table and the other tables set forth herein. Mr. Crutchfield does not receive any additional compensation in connection with his service on our board of directors and Mr. Roberts commenced receiving compensation for his service on our board of directors at the time of the Merger.

(2)	The values set forth in this column relate to the following restricted stock unit awards: on January 1, 2009, Messrs. Crowley, Foley, Giftos, Krueger, Richards, Scharp and Shockley each received an award of 5,350 restricted stock units, each with an aggregate grant date fair value of $75,007 and $118,171 of incremental expense associated with the acceleration of their respective equity awards in connection with the Merger; on

August 3, 2009, Messrs. Draper, Eisenberg, Fox and Wood each received an award of 721 restricted stock units, each with an aggregate grant date fair value of $24,377, and Messrs. Crowley, Giftos and Richards each received an award of 1,128 restricted stock units, each with an aggregate grant date fair value of $38,138; on November 18, 2009, the compensation committee determined that the strategic component of the 2007, 2008 and 2009 Legacy Alpha performance share unit awards, which had been granted to Legacy Alpha’s officers (including Mr. Quillen), had been achieved at maximum and thus, under applicable accounting rules, grant dates were assigned to this element of the awards and, in the case of Mr. Quillen’s awards, these values are $1,406,363, $57,192, $1,071,648 and $1,624,630, subject to the other terms and conditions of the awards; and on September 30, 2009 and December 31, 2009, share units were awarded to each of Messrs. Draper and Fox in the amounts of 392 and 230, in the case of Mr. Draper, and 171 and 138, in the case of Mr. Fox, with each having an aggregate grant date fair value of $13,759, $9,978, $6,002 and $5,987, respectively, in connection with their deferral of cash fees for service on our board in 2009, which were deferred and converted into share units under the Director Deferred Compensation Agreements (described below) and which share unit amounts granted on each payment date are determined by dividing the cash fees deferred on such date by the closing market price of Alpha’s common stock on that date.

The values in this column are based on the aggregate grant date fair values of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, (“ASC”) Topic 718, “Compensation — Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. “Measurement date,” “compensation cost” and “performance probability” (in the case of performance awards) are the assumptions used to calculate the aggregate grant date fair value of stock compensation. The measurement date for the equity awards is the date of grant, as determined in accordance with FASB ASC Topic 718, to the individual (the “measurement date”). Compensation cost is measured by multiplying the closing market price of the Company’s common stock at the measurement date by the number of shares underlying each award (“compensation cost”). Probable outcome of performance conditions (“performance probability”) (in the case of the performance share unit awards previously granted to Mr. Quillen in his capacity as an officer of Legacy Alpha) is the expected payout of the award in relation to the payout multiplier of 150%, 150%, and 200% (in each case, maximum), in the case of the Legacy Alpha 2007, 2008 and 2009 performance share units, respectively, once the performance conditions have been satisfied.

As of December 31, 2009, Messrs. Draper, Eisenberg, Fox and Wood each held 6,514 restricted shares.

As of December 31, 2009, Messrs. Crowley, Giftos and Richards each held an aggregate of 1,128 restricted stock units and Messrs. Draper, Eisenberg, Fox and Wood each held an aggregate of 2,868 restricted stock units.

As of December 31, 2009, Messrs. Draper and Fox each held an aggregate of 13,900 and 6,327 share units, respectively, under their Director Deferred Compensation Agreements.

The effect of the Merger upon Messrs. Crowley’s, Giftos’ and Richards’ respective equity awards granted by Legacy Foundation and which accelerated and vested at the time of the Merger are described in detail under “Corporate Governance and Related Matters — Additional Information Regarding Our Director Compensation Table.”

(3)	As of December 31, 2009, the following directors held options to purchase Alpha’s common stock: E. Linn Draper, Jr., 10,000 options; John W. Fox, Jr., 4,000 options; and Glenn A. Eisenberg, 2,000 options.

There were no option grants to non-employee directors in 2009.

(4)	With respect to Mr. Giftos, the amount reported in this column includes Political Action Committee (“PAC”) Company matching contributions in the amount of $10,000.

In connection with Mr. Quillen’s agreement with Legacy Alpha to terminate his position as Legacy Alpha’s chief executive officer immediately prior to the Merger, he became entitled to receive certain payments and benefits described below, including the acceleration of certain of his unvested equity awards, which values are set forth below and described as “equity acceleration” and the values set forth in the column were determined by multiplying the unvested portion of such awards by the Company’s closing market price on the date of the Merger. The amount reported in this column for Mr. Quillen includes (i) a lump sum payment of $2,815,000 paid to him under his agreement with Legacy Alpha; (ii) equity acceleration in the amount of $1,826,632; (iii) $113,908 in post-Merger contributions to his supplemental retirement plan (“SRP”) account under the Legacy Alpha Deferred Compensation Plan; (iv) a vehicle allowance of $9,880 (including tax gross-up);

(v) $6,683 in variable group life insurance premiums; (vi) $250 in supplemental disability insurance premiums; (vii) $700,000 pay-out of his 2009 annual incentive bonus at a target award amount, (viii) $350,000 in salary for his continued employment with the Company through December 31, 2009, (ix) $5,104 in 401(k) contributions made by us; (x) $31,818 in accrued vacation time; and (xi) club associated benefit of $4,800. The amount reported in this column does not include performance share units which were granted to Mr. Quillen in 2007, 2008 or 2009 which vested in connection with his termination as Legacy Alpha’s chief executive officer but which continued to be subject to achievement of applicable performance goals the achievement of which the compensation committee would not determine until after the applicable performance period. As of December 31, 2009 (the end date of the table), it was uncertain as to whether Mr. Quillen’s 2007 performance share unit award had been earned. On February 10, 2010, the compensation committee approved that the 2007 performance share unit awards were earned at maximum and Mr. Quillen was paid 117,077 shares of common stock in connection therewith.

With respect to Mr. Richards, the amount reported in this column includes PAC Company matching contributions in the amount of $2,000.

For more information regarding the PAC program, see “Corporate Governance and Related Matters — Additional Information Regarding Our Director Compensation Table.”

(5)	Prior to the date of the Merger, Messrs. Draper, Eisenberg, Fox, Quillen and Wood were only officers and/or directors of Legacy Alpha and not of Legacy Foundation and thus, in accordance with SEC guidance described in “The Merger and Presentation of Information,” the Company has not included herein any amounts paid, earned and/or awarded to them by Legacy Alpha prior to the date of the Merger.

(6)	The individuals listed below served on the board of directors of Legacy Foundation prior to the Merger, but resigned from the board prior to the Merger and no longer serve on the Company’s board of directors. The compensation of Mr. Kost, our president and former member of Legacy Foundation’s board of directors, is set forth in the Summary Compensation Table. Mr. Kost did not receive any additional compensation for service on Legacy Foundation’s board.

Additional Information Regarding Our Director Compensation Table

Director Compensation Arrangements

In connection with the Merger, the board of directors approved new compensatory arrangements with respect to the Company’s non-employee directors (including Messrs. Crowley, Draper, Eisenberg, Fox, Giftos, Richards, Roberts and Wood). The table below sets forth the 2009 compensatory arrangements with the non-employee directors of Legacy Foundation prior to the Merger and the 2009 compensatory arrangements with the non-employee directors of the Company immediately following the Merger:

	January — July 31, 2009	August 1, 2009 and thereafter
Annual Retainer	$40,000	$60,000
Chairman of the board of directors	additional $10,000 annual retainer	additional $65,000 annual retainer*
Lead independent director	additional $10,000 annually	—
Audit committee chairman	additional $15,000 annually	additional $15,000 annually
Compensation committee chairman		additional $10,000 annually
Other committee chairmen	additional $7,500 annually	additional $7,500 annually
Per board of directors meeting	additional $1,500	additional $2,000
Per committee meeting	additional $1,500	additional $2,000
Initial equity compensation	equity worth $75,000 in the form of restricted stock units (1/5 vest each December 31st)	equity worth $80,000 in the form of restricted stock units (100% vests six months after retirement)
Annual equity compensation	equity worth $75,000 in the form of restricted stock units (100% vests each December 31st)	equity worth $92,500 in the form of restricted stock units (100% vests six months after retirement)

*	See “Quillen Compensatory Arrangements” below for further explanation of the compensatory arrangements with Mr. Quillen.

In addition, Alpha reimburses directors for travel expenses incurred in connection with attending board of directors, committee and stockholder meetings and for other Alpha business-related expenses.

Compensation Committee Merger Payment

In connection with the Merger, our board approved a special payment of $4,000 to each of the current members of the compensation committee, which members met two times prior to the Merger to discuss the compensatory arrangements of the Company’s board of directors and officers.

Quillen Compensatory Arrangements

In connection with the Merger, our board of directors approved the terms of Mr. Quillen’s compensatory arrangements. Pursuant to the arrangements, Mr. Quillen received $350,000 for his services as executive chairman of the board from August 1, 2009 to December 31, 2009. On December 31, 2009, Mr. Quillen received an initial annual retainer fee as non-executive chairman of the board in the amount of $125,000, once he ceased to be an employee of the Company. Effective January 1, 2010, Mr. Quillen will be paid the other amounts set forth above for his services as the non-executive chairman of the board.

Additionally, pursuant to the terms of Mr. Quillen’s agreement regarding termination of his position as Legacy Alpha’s chief executive officer, a subsidiary of Legacy Alpha agreed to pay or provide the following compensation and benefits to him: (i) a cash payment of $2,815,000; (ii) a pro rata share of his 2009 annual incentive bonus payment, at a target performance level, for the performance period of January 1, 2009 through December 31, 2009 ($700,000); (iii) the acceleration and vesting of the unvested portion of Mr. Quillen’s outstanding restricted stock awards, other than his retention restricted stock award (an aggregate of 92,197 shares), and performance share unit awards (provided, however, that the performance share unit awards will only be paid to the extent earned as determined at the end of the applicable performance period); (iv) pro-rata vesting in his retention restricted stock award (15,042 shares at the time of the Merger and then another 15,042 shares if he continued as chairman of the board through December 31, 2009, which he did); (v) payment of health and life insurance benefits for up to 24 months after he terminates employment with the Company; and (vi) certain accrued and vested amounts.

Director Deferred Compensation Arrangements

Legacy Alpha Director Deferred Compensation Agreement.

In connection with the Merger, we adopted the Legacy Alpha Deferred Compensation Agreement for directors, which was previously adopted by the compensation committee of Legacy Alpha under the 2005 Long-Term Incentive Plan. Under the Deferred Compensation Agreement, any compensation that would be payable in cash may be deferred in the form of share units or cash, at the director’s election. Any deferred amounts held in an account of share units will receive the value of any dividends on the units held in the account as if such units were actual shares on a dividend record date. Deferred amounts held in a cash account will earn interest annually at the Moody’s AAA or such other rate as determined by our compensation committee.

Except as provided below, upon the director’s termination from service (a “Separation from Service”), we will distribute the director’s share unit account to the director in the form of shares in a lump sum on the six month anniversary of the date of the director’s Separation from Service (or, if sooner, the date of death) and/or the director’s cash account to the director in the form of cash in a lump sum on the six month anniversary of the date of the director’s Separation from Service (or, if sooner, the date of death).

In the event of a “change in control” (as defined in the Director Deferred Compensation Agreement), the director (or his estate) will receive the value of the shares and cash in the accounts in the form of a single lump-sum cash payment within 30 days of such change in control.

Director Deferred Compensation Plan.

In November 2009, the compensation committee determined that for administrative purposes it was appropriate to adopt one non-employee director deferred compensation plan and related deferral commitment and beneficiary designation form to be used by all non-employee directors of the Company. Accordingly, in November 2009, the compensation committee approved the Director Deferred Compensation Plan and Beneficiary Designation Form to be used in connection with any deferrals of cash compensation to be paid to the Company’s non-employee directors for the 2010 board year and thereafter. Until after the Company obtains stockholder approval of the 2010 Long-Term Incentive Plan, any cash deferrals into share units by Messrs. Roberts, Richards, Crowley and Giftos under the Director Deferred Compensation Plan will be issued under the Legacy Foundation 2004 Stock Incentive Plan and any cash deferrals into share units by Messrs. Draper, Eisenberg, Fox, Quillen and Wood will be issued under the Legacy Alpha 2005 Long-Term Incentive Plan. If the Company receives the requisite stockholder approval for the 2010 Long-Term Incentive Plan, all future cash deferrals into share units by our non-employee directors will be issued under the 2010 Long-Term Incentive Plan. For more information regarding the proposed 2010 Long-Term Incentive Plan, see “Proposal 2 — Approval of 2010 Long-Term Incentive Plan.”

Legacy Foundation Equity Awards

Restricted Stock.

Pursuant to the merger agreement, at the effective time of the Merger, each outstanding restricted share previously issued by Legacy Foundation (the “Legacy Foundation Restricted Shares”), including those Legacy Foundation Restricted Shares held by Messrs. Crowley, Giftos and Richards, became fully vested and converted into the right to receive the Exchange Ratio in Company common stock. Messrs. Crowley, Giftos and Richards received 1,626, 2,276 and 2,276 shares of common stock, respectively.

Restricted Stock Units.

Pursuant to the merger agreement, at the effective time of the Merger, each outstanding time-based restricted stock unit previously issued by Legacy Foundation (the “Legacy Foundation Time RSUs”), including those Legacy Foundation Time RSUs held by Messrs. Crowley, Giftos and Richards, became fully vested and converted into the right to receive the Exchange Ratio in Company common stock. Messrs. Crowley, Giftos and Richards each received 5,799 shares of common stock.

Legacy Alpha Equity Awards

Restricted Stock Units.

In May 2009, the Legacy Alpha board of directors approved the grant of annual equity awards in the form of restricted stock units to its non-employee directors, including Messrs. Draper, Eisenberg, Fox and Wood, under the Legacy Alpha 2005 Long-Term Incentive Plan. These awards were assumed by the Company in connection with the Merger. These awards were granted pursuant to restricted stock unit agreements that generally provide for vesting six months following the cessation of a director’s service on the board. The awards are subject to forfeiture in the event a director breaches certain confidentiality covenants and will accelerate and vest in connection with a “change in control” (as defined in the agreement) or if the director ceases to serve as a member of our board as a result of permanent disability or death.

Restricted Stock.

From 2006 through 2008, as part of Legacy Alpha’s director compensation arrangements, the board of directors of Legacy Alpha granted restricted stock awards to its non-employee directors under the 2005 Long-Term Incentive Plan. These restricted stock awards were assumed by Alpha in connection with the Merger. These awards are subject to forfeiture in the event the director breaches certain confidentiality covenants set forth in the restricted stock agreements. All of the shares issued to the former Legacy Alpha non-employee directors have been granted pursuant to restricted stock agreements that provide for vesting six months following the cessation of a director’s service on the board of directors. In addition, all unvested shares automatically vest immediately prior to a “change in control” (as defined in the agreement), or if the director ceases to serve as a member of our board of directors as a result of permanent disability or death.

Stock Options.

In 2005, the board of directors of Legacy Alpha granted non-qualified stock options to its non-employee directors under the 2005 Long-Term Incentive Plan. These stock option awards were assumed by Alpha in connection with the Merger. Each outstanding stock option issued to the directors was granted pursuant to an option agreement that provides for vesting over a five year period, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of the grant date while the director continues to serve on our board. The options generally have an exercise period of ten years from the grant date. The option agreements provide that, in the event of a termination, other than for death, disability, normal retirement or upon a change in control, then-vested options will be exercisable by the optionee within the lesser of (i) the 90-day period commencing on the first day after the non-employee director’s last day of service or (ii) the remaining term of the option. Upon an optionee’s termination as a result of death or disability, then- vested shares will remain exercisable for the lesser of (i) the one-year period commencing on the first day after the non-employee director’s last day of service or (ii) the remaining term of the option. Upon termination as a result of retirement at or after an optionee’s normal retirement age, then-vested shares shall remain exercisable for the lesser of (i) the three-month period commencing on the first day after the retirement date (or, if such director dies during such three-month period, then the one-year period after such termination date) or (ii) the remaining term of the option. Additionally, the option agreement provides that any unvested options will vest immediately prior to the consummation of a “change in control” (as defined in the agreement), unless previously cancelled and forfeited.

Performance Share Units.

Mr. Quillen was awarded 2007, 2008 and 2009 performance share unit awards under the Legacy Alpha 2005 Long-Term Incentive Plan in his capacity as Legacy Alpha’s chief executive officer. As described under “Executive Compensation — Compensation Discussion and Analysis,” the compensation committee determined on November 18, 2009 that the strategic component of these awards had been earned at maximum, subject to the other terms and conditions of the awards. This value is reflected for Mr. Quillen’s awards in the “Stock Awards” column of the Director Compensation Table.

Equity Awards Made in Connection with the Merger

Following the Merger, restricted stock units were awarded to the non-employee directors effective August 3, 2009. The former directors of Legacy Alpha (other than Messrs. Quillen and Crutchfield), who now serve as directors of the Company, including Messrs. Draper, Eisenberg, Fox and Wood, each received an award of 721 restricted stock units, which amount represented the pro rata difference between $92,500, the annual equity award amount directors are entitled to receive (the “Annual Equity Award Amount”) and the fair market value of the restricted stock unit awards previously received by each of these directors from Legacy Alpha on May 20, 2009, for the period from August 1, 2009 through April 30, 2010.

The former directors of Legacy Foundation (other than Mr. Roberts), who now serve as directors of the Company, including Messrs. Crowley, Giftos and Richards, each received an award of 1,128 restricted stock units, which amount represents (i) the pro rata difference between the Annual Equity Award Amount and the fair market value of the restricted stock unit awards received by each of these directors from Legacy Foundation on January 1, 2009, for the period between August 1, 2009 and December 31, 2009 plus (ii) the pro rata share of such directors’ Annual Equity Award Amount for the period between January 1, 2010 through April 30, 2010 (May 2010 being the month in which the Company intended to hold its annual meeting of stockholders and make annual equity awards to non-employee directors elected at such meeting consistent with Legacy Alpha’s historical practices). In connection with his joining the Company’s board as a non-employee director, Mr. Roberts received an initial equity award as a non-employee director of 2,367 restricted stock units.

Similar to the Legacy Alpha awards, the restricted stock unit awards described above will each vest six months following the cessation of a director’s service on the board. The agreements evidencing these restricted stock unit awards have substantially similar terms to the Legacy Alpha restricted stock unit award agreements described above.

For the meanings of some of the defined terms used in the above agreements, see “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

PAC Company Matching Contributions

Participants’ contributions to the Company’s PAC are eligible for the PAC match program. The PAC match program guidelines provide up to a maximum 2:1 match for the maximum annual individual contribution amount ($5,000) allowed by the Federal Election Commission.

Director Stock Ownership Guidelines

The board adopted stock ownership guidelines applicable to Alpha’s non-employee directors and executives effective July 31, 2009 (the “Guidelines”). Non-employee directors will accumulate and maintain equity ownership in Alpha having a value of no less than three times the director’s annual cash board retainer within five years of the effective date of the Guidelines, or on or before July 31, 2014. In determining if a director has satisfied this Guideline, all stock and equity interests beneficially owned by the director, or to which the director is otherwise entitled, are taken into consideration, including, without limitation, any equity grants that may remain unvested. To the extent a director is elected, appointed or otherwise named to such position subsequent to the effective date of the Guidelines, the five-year period referred to above will begin as of the date such director is elected, appointed, or otherwise named to such position. For purposes of the Guidelines, equity ownership is measured at the end of each fiscal year of the Company, based on the average daily stock price of our common stock during the month of December in each such fiscal year. The nominating and corporate governance committee is responsible for the administration and interpretation of the Guidelines. For a description of the Guidelines applicable to executive officers, see “Executive Compensation — Compensation Discussion and Analysis.”

Stockholder and other Interested Parties’ Communications with the Board of Directors

Stockholders and other interested parties may contact the board of directors as a group or an individual director by the following means:

Email:	board@alphanr.com
Mail:	Board of Directors Attn: Secretary Alpha Natural Resources, Inc. One Alpha Place P. O. Box 2345 Abingdon, VA 24512

Stockholders and other interested parties should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Communications from stockholders and other interested parties will be promptly forwarded by the Secretary of Alpha to the specified director addressee. Communications addressed to the full board of directors or the group of non-management directors will be forwarded by the Secretary of Alpha to the chairman of the board of directors or the lead independent director, as appropriate. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the audit committee and are handled in accordance with procedures established by the audit committee.

EXECUTIVE OFFICERS

The following is a description of the background of the executive officers of Alpha who are not directors:

Philip J. Cavatoni (46) has been our executive vice president and chief strategy officer since the Merger. Prior to his current position, he served as Legacy Alpha’s treasurer and executive vice president — finance and strategy from February 2009 until the Merger. Before joining Legacy Alpha, Mr. Cavatoni held various positions with JPMorgan Chase & Co., a global financial services firm (“JPM”), beginning in 1991. Mr. Cavatoni’s most recent position with JPM was as Managing Director and Head of the firm’s Global Paper, Packaging and Building Products practice, in which he served as the senior investment banker responsible for management of client relationships, advisory and financing transactions and the strategic allocation of capital across the sector. Additionally, Mr. Cavatoni was responsible for JPM’s Midwest Mergers & Acquisitions practice, coordinating the execution of transactions and business development for the firm’s Midwest clients.

Vaughn R. Groves (53) has been our executive vice president, general counsel and secretary since the Merger. Prior to his current position, he served as Legacy Alpha’s senior vice president from February 2009 until the Merger, its vice president from September 2006 until February 2009, and its secretary and general counsel from November 2004 until the Merger. Mr. Groves joined the Legacy Alpha management team as the vice president, secretary and general counsel of Alpha Natural Resources, LLC in October 2003, and also served as the vice president and general counsel of ANR Holdings, LLC from November 2003 until ANR Holdings, LLC was merged with another of its subsidiaries in December 2005. Prior to that time, he served as vice president and general counsel of Pittston from 1996 until joining Legacy Alpha, and as associate general counsel of Pittston from 1991 until 1996. Before joining Pittston, he was associated with the law firm of Jackson Kelly PLLC, one of the leading mineral law firms in the Appalachian region. He is also a mining engineer and before obtaining his law degree, he worked as an underground section foreman, construction foreman and mining engineer for Monterey Coal Company.

Kurt D. Kost (53) has been our President since January 2008. Prior to his current position, Mr. Kost was Legacy Foundation’s chief operating officer from January 1, 2008 to July 31, 2009 and executive vice president from June 2007 to January 2008. He was senior vice president, western operations and process management of Legacy Foundation from December 2005 until June 2007. From 1980 through 2005, Mr. Kost held various positions in engineering and operations with Foundation Coal Corporation, a subsidiary of Legacy Foundation, and its predecessor and affiliated companies. From April 2005 to December 2005, Mr. Kost was vice president of process management for Foundation Coal Corporation. From 2001 to 2005, he was president, Foundation Coal West, Inc. (formerly known as RAG Coal West, Inc.). He served as general manager of RAG Coal West, Inc. from 2000 to 2001 and as its general mine manager from 1998 to 2000. Mr. Kost is past president of the Society of Mining Engineers, Powder River Basin chapter, was an executive board member of the Wyoming Mine Association, and is a current board member of the Habitat for Humanity, Chesapeake chapter. Mr. Kost earned his Bachelor of Science in Mining Engineering from the South Dakota School of Mines and Technology and has completed Harvard Business School’s Advanced Management Program.

Randy L. McMillion (53) has been our executive vice president and chief administrative officer since the Merger. Prior to his current position, he was Legacy Alpha’s executive vice president and chief operating officer from February 2009 until the Merger and served as vice president of operations from April 2007 to February 2009. In May 2005, he joined Legacy Alpha as the president and manager of its subsidiary, Brooks Run Mining Company, LLC, in charge of all southern West Virginia mining operations of Legacy Alpha until he was promoted, in March 2006, to vice president of its subsidiary, Alpha Natural Resources, LLC. From October 1999 to May 2005, Mr. McMillion held positions with

Legacy Foundation (and its predecessor — RAG American Coal Holdings, Inc.), including president of its subsidiary, Rockspring Development, Inc., from June 2004 to May 2005, vice president of its subsidiary, Riverton Coal Production Inc., from April 2002 to June 2004, senior vice president of eastern operations of RAG American Coal Holding, Inc. from October 2001 to April 2002, and president of its subsidiary, Rockspring Development, Inc. from October 1999 to October 2001. Prior to October 1999, Mr. McMillion held engineering, mining and processing positions at Pittston, including Pittston’s vice president of West Virginia operations.

Eddie W. Neely (58) has been our executive vice president and chief risk officer since the Merger. Prior to his current position, he served as Legacy Alpha’s executive vice president and chief financial officer from February 2009 until the Merger and as vice president and controller from November 2004 until the Merger. Mr. Neely joined the Legacy Alpha management team as the secretary of Alpha Natural Resources, LLC in August 2002, and served as vice president and controller of that entity until the Merger. He currently serves as executive vice president of Alpha Natural Resources, LLC (a position he has held since June 2009) and as its chief risk officer (a position he has held since the Merger). From August 1999 to August 2002, he served as chief financial officer of White’s Fresh Foods, Inc., a family-owned supermarket chain. In August 2001, White’s Fresh Foods, Inc. filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Prior to joining White’s Fresh Foods, Inc., from October 1997 to August 1999, Mr. Neely was controller for Hunt Assisted Living, LLC, a company that developed, constructed, managed, and operated assisted living facilities for the elderly. Mr. Neely served as director of accounting for The Brink’s Company from January 1996 until October 1997, and held various accounting and finance positions with Pittston and its subsidiaries prior to January 1996. Mr. Neely is a certified public accountant.

A. Scott Pack, Jr. (50) has been our executive vice president, sales since September 2009. Prior to his current position, Mr. Pack was senior vice president, sales and marketing of Legacy Foundation from May 2006 to September 2009. He served as vice president of sales and marketing of Legacy Foundation from 2001 to May 2006. Mr. Pack has 25 years of experience in the coal mining industry in which he has held various engineering, sales, transportation and management positions at Enron Global Markets, LLC, CONSOL Energy Inc., Cannelton Industries, Inc., Maple Meadow Mining Company and the New River Co. Mr. Pack earned his Bachelor of Science in Mining Engineering from the West Virginia University. Mr. Pack is a member and past president of the Coal Club of Philadelphia. He is also a member of the New York Coal Trade Association, The Traffic Club of Pittsburgh, and the North Carolina Coal Institute. In addition, Mr. Pack serves on the College of Engineering and Mineral Resources Advisory Committee at West Virginia University.

Michael R. Peelish (48) has been our executive vice president and chief sustainability officer since the Merger. Prior to his current position, he was Legacy Foundation’s senior vice president, safety and human resources from August 2004 until the Merger. Mr. Peelish was senior vice president, safety and human resources of RAG American Coal Holding, Inc., Legacy Foundation’s predecessor, from 1999 to August 2004. From 1995 to 1999, Mr. Peelish was director, safety of Cyprus Amax Minerals Company, and from 1994 to 1995, was manager of regulatory affairs and loss control of Cyprus Amax Coal Company. From 1989 to 1994, Mr. Peelish was a senior attorney at Cyprus Minerals Company, and from 1986 to 1989, was an attorney at Consolidation Coal Company. Mr. Peelish received his law degree from the West Virginia University College of Law and his Bachelor of Science in Engineering of Mines from West Virginia University, Cum Laude.

Frank J. Wood (57) has been our executive vice president and chief financial officer since the Merger. Prior to the Merger, he served as senior vice president and chief financial officer of Legacy Foundation from August 2004 until the Merger and senior vice president and chief financial officer of RAG American Coal Holding, Inc, Legacy Foundation’s predecessor, from 1999 to August 2004. In these positions, Mr. Wood was responsible for financial reporting, financial planning, income taxes, treasury and insurance. From 1993 to 1999, he was vice president & controller at Cyprus Amax Coal Company, and from 1991 to 1993, he was vice president of administration at Cannelton Inc. From 1979 to 1991, Mr. Wood held various accounting and financial management positions at AMAX Inc.’s coal and oil and gas subsidiaries. Mr. Wood earned a Bachelor of Business Administration, with a concentration in Accounting, from the College of William and Mary and a Masters Degree in Business Administration from Indiana University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section describes the principles behind our executive compensation program and the material elements of the compensation of our (i) chief executive officer (Mr. Crutchfield); (ii) former chief executive officer (Mr. Roberts); (iii) chief financial officer (Mr. Wood); (iv) three most highly compensated officers (other than our chief executive officer, former chief executive officer and chief financial officer) at the end of fiscal year 2009 — our president (Mr. Kost), our executive vice president and chief administrative officer (Mr. McMillion) and our executive vice president and chief sustainability officer (Mr. Peelish); and our senior vice president, operations, Northern Appalachia and Powder River Basin (Mr. Bryja) (collectively, the “named executive officers” or “NEOs”).

The Merger

As previously discussed under “The Merger and Presentation of Information,” on July 31, 2009, Legacy Alpha merged with and into Legacy Foundation, with Legacy Foundation surviving the Merger and immediately thereafter changing its name from “Foundation Coal Holdings, Inc.” to “Alpha Natural Resources, Inc.”

In connection with the Merger, Legacy Alpha’s president (Mr. Crutchfield) was appointed Alpha’s chief executive officer, and Legacy Alpha’s executive vice president and chief operating officer (Mr. McMillion) was appointed Alpha’s executive vice president and chief administrative officer. Legacy Foundation’s chief executive officer (Mr. Roberts) resigned but remained a member of the board, Legacy Foundation’s president (Mr. Kost) continued in his role as president, Legacy Foundation’s senior vice president and chief financial officer (Mr. Wood) continued with the Company as executive vice president, chief financial officer, treasurer and assistant secretary, Legacy Foundation’s senior vice president, safety and human resources (Mr. Peelish) continued as the Company’s executive vice president and chief sustainability officer, and Legacy Foundation’s senior vice president, operations (Mr. Bryja) continued as the Company’s senior vice president, Northern Appalachia and Powder River Basin.

Summary of Principal 2009 Actions of the Compensation Committee

Prior to the Merger, the compensation committee took the following executive compensation-related actions:

•	reviewed the key elements of the total direct compensation program (e.g., base salary, annual incentives, long-term incentives, etc.) for executives;

•	approved amended and restated employment agreements with executive management (and later terminated most of them in connection with the Merger);

•	approved 2008 annual incentive payment levels for the executive management team;

•	approved senior management’s 2009 base salary increases;

•	approved 2009 annual performance targets for executive management under the performance development system of the 2008 Annual Incentive Performance Plan;

•	approved the vesting of pre-IPO performance options based on the achievement of performance targets set forth in the non-qualified stock option agreements with executive officers as well as approved the earning of restricted stock units based on the achievement of performance targets set forth in the restricted stock unit agreement with Mr. Kost and with other key managers under the 2006, 2007 and 2008 management incentive plans;

•	implemented a new long-term equity strategy for executive managers which mirrored the long-term equity strategy for non-executive key managers;

•	approved long-term equity agreements with executive management (in connection with the change in control triggered by the Merger, approved the accelerated vesting of the time and performance restricted stock units and subsequent execution with the executive managers of roll-over restricted stock unit agreements in exchange for the performance restricted stock units) (see “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table”); and

•	approved EBITDA performance target and Free Cash Flow (“FCF”) performance target for the 2009 management incentive plan and approved related awards.

After consummation of the Merger and in consultation with its new outside compensation consultant, Deloitte, the compensation committee took the following executive compensation-related actions:

•	amended and restated employment agreements with our chief executive officer and president and, in the case of the chief executive officer’s agreement, recommended that the board ratify and approve the same;

•	adjusted each executive’s base salary, 2010 annual bonus opportunities and long-term incentive opportunities and, with respect to the chief executive officer, recommended board approval of the same;

•	approved amendments or terminations of most management employment agreements;

•	approved the addition of employees to the Key Employee Separation Plan;

•	granted restricted stock unit awards in connection with the Merger;

•	approved a new executive compensation philosophy (as described below);

•	approved the earning of the strategic portion of the 2007, 2008 and 2009 performance share unit awards (subject to the other terms and conditions of such awards);

•	approved the 2010 annual incentive compensation awards and long-term equity incentive awards; and

•	amended the Company’s 2008 Annual Incentive Bonus Plan and forms of restricted stock unit and performance share unit award agreements to include, among other matters, “clawback” provisions.

Compensation Philosophy and Objectives

Prior to the Merger, the Company’s strategy was to establish executive compensation programs that enable Alpha to recruit, retain and motivate a qualified executive management team that is needed to achieve long-term profitability of the Company and enhance stockholder value. This philosophy was in place at the time that a number of our current key employees, including Messrs. Kost, Wood, Peelish and Bryja were officers of the Company (and before Messrs. Crutchfield and McMillion had joined the Company as a result of the Merger).

The Company’s executive compensation philosophy and program was premised upon the following beliefs:

•	Programs will establish performance targets that translate into enhanced stockholder value;

•	Programs will align the individual and collective performance of executive management with stockholder value; and

•	Total compensation should encourage the achievement of individual and collective Company performance targets.

This philosophy, set forth in the compensation committee minutes, was designed to reflect the importance of total compensation as it related to the Company’s operating and financial performance and the enhancement of stockholder value as follows:

“We will administer total compensation programs that provide a fair base pay, competitive benefits, and incentive opportunities to achieve the higher paid levels in the industry, provided all such payments are aligned with individual and team performance, Company performance, and value to the stockholder.”

The compensation committee defined fair base pay to mean between the 50th and 75th percentile of market base pay for comparable positions at companies in the peer group. Target total direct cash compensation of base pay and incentive opportunities was positioned at approximately the median of competitive practice with the opportunity to approach the higher levels of pay (greater than 75th percentile) as compared to the compensation peer group (as described below) if warranted based on performance. Additionally, a new long-term equity incentive strategy was implemented in 2009 which mirrored the long-term equity strategy for non-executive key managers. In January 2009, the executive managers were granted restricted stock unit awards (versus options as previously granted at the time of Legacy Foundation’s IPO) with the same vesting terms as non-executive key managers.

As a result of the Merger, the board determined that it was in the best interests of the Company to revisit its compensation policies and practices, as more fully described below, in light of the substantial increase to the Company’s size and the additional managerial responsibilities which would be placed on our executive officers as a result of such growth. The compensation committee considered the significant management changes and determined to place the most importance upon the objective of the successful integration of the two companies by emphasizing executive retention and internal pay equity among the executive team. These two objectives formed the core of executive compensation decision-making at the time of the Merger as more fully described below.

In November 2009, the compensation committee met to determine what the executive compensation philosophy of the Company should be in 2010 and going forward. The compensation committee adopted the following executive compensation philosophy to frame and guide their decisions and choices regarding the types and amounts of each component of compensation to be paid in the future.

The executive compensation program shall be designed to meet the following objectives:

•	Link pay and performance;

•	Align compensation opportunities with stockholder interests;

•	Support talent and retention;

•	Drive achievement of key short- and long-term business objectives; and

•	Be consistent with reward practices in those markets in which the Company competes for talent.

In order to ensure the effectiveness of its compensation program, Alpha is committed to:

•	Regularly reviewing the market competitiveness of its compensation programs;

•	Ensuring that the program continues to align with Alpha’s values and business strategy;

•	Providing managers with tools and resources to effectively manage performance and make pay decisions for employees within their area of responsibility; and

•	Providing ongoing training on Alpha’s compensation program for managers and employees.

Factors Considered When Determining Total Compensation of Executive Officers

As part of the annual review of executive compensation, our compensation committee analyzes the competitiveness and appropriateness of each of the key components of compensation — base salary and short- and long-term incentives, both within Alpha and as compared to its peers, and other data (described below) to determine whether each of these components is competitively positioned and in line with our goals and objectives.

Role of the CEO.

With respect to the chief executive officer’s compensation, the compensation committee meets annually with the outside compensation consultant to consider and discuss the chief executive officer’s base salary and short- and long-term incentive compensatory arrangements. The committee then informs the board of its decisions with respect to the chief executive officer’s compensation and recommends that the board ratify its decisions. With respect to the other executive officers’ compensatory arrangements, the chief executive officer, following consultation with human resources personnel and the committee’s outside compensation consultant, develops recommendations regarding each component of each of the other executive officer’s compensation. Once recommendations are developed, the chief executive officer submits them to the compensation committee for discussion and review, and if the committee so determines, approval of the same.

Peer Group.

The Company believes that total compensation achievable should be generally competitive with that offered by members of its compensation peer group (the “Peer Group”).

Prior to the Merger, the Peer Group consisted of Legacy Alpha, Arch Coal, Inc., Alliance Resource Partners, L.P., CONSOL Energy Inc., International Coal Group, Inc., James River Coal Company, Massey Energy Company, Patriot Coal Corporation, Peabody Energy Corporation, and Westmoreland Coal Company. These companies were recommended by the compensation consultant because of their status as coal companies and relative size in terms of revenues.

At the time of the Merger, the Company adopted a new Peer Group, including companies which were selected because of their Global Industry Classification Code, as they were competitors in terms of business and for executive talent, and based on their size relative to the combined company in terms of revenue and market capitalization. The compensation committee, after consultations with Deloitte, benchmarked the Company’s executive compensatory arrangements against the following companies: AK Steel Holdings Corporation, Peabody Energy Corporation, EOG Resources, Inc., Newmont Mining Corporation, El Paso Corporation, Allegheny Technologies Inc., CONSOL Energy Inc., Noble Energy,

Inc., Cliffs Natural Resources Inc., TECO Energy, Inc., Arch Coal, Inc., Massey Energy Company, Vectren Corporation, Martin Marietta Materials, Inc., and Patriot Coal Corporation.

Survey Data.

Depending on the specific issue being discussed, the compensation consultants may also refer the compensation committee to general industry survey data. Survey data is used by the compensation committee as another source by which to review and confirm that each element of our executive compensation program is in line with general market practices. The compensation committee is presented total compensation data, including base salaries, annual cash incentives, and long-term incentive awards based on data gathered from widely recognized executive compensation surveys. This survey data represents the market of companies in which the Company competes for executive talent. This data contains more than several hundred companies in a variety of industries, including mining and manufacturing. The compensation committee also uses this data to review competitive compensation trends in the marketplace in order to maintain our ability to attract and retain qualified personnel.

External Market Conditions and Individual Factors.

The compensation committee also takes into account external market conditions, such as competition for executives for a particular position, and individual factors when approving the total compensation for each named executive officer. The individual factors influencing the compensation levels include largely qualitative factors such as the executive’s level of experience, tenure, job performance, contributions to our financial results, scope of responsibilities, and complexity of the position.

Internal Pay Equity.

The compensation committee annually reviews the relationship (and disparities) between the chief executive officer’s and the other named executive officers’ compensation to monitor and avoid any unjustified widening of compensation differentials. The compensation committee reviews the relationship between the chief executive officer’s total compensation, as well as each compensation element, to the average total compensation of the other named executive officers. For post-Merger compensation, the relationships for base salary, target bonus, target long-term incentive value, and target total direct compensation were 2.15, 2.71, 4.19 and 3.45, respectively. The compensation committee also reviews the relationship between the chief executive officer’s compensation and the next most highly paid named executive officer. For post-Merger compensation, the relationships for base salary, target bonus, target long-term incentive value, and target total direct compensation were 1.55, 1.72, 2.21, and 2.01, respectively. The Company was advised by Towers Watson, the compensation committee’s new compensation consultant, that these differentials are within competitive practice. The compensation committee has not needed to make any adjustments to the chief executive officer’s or the other named executives’ compensation to address any material internal pay differences in their respective compensation packages.

Tally Sheets and Wealth Accumulation Analyses.

In May 2010, tally sheets quantifying the elements of each named executive officer’s compensation for each of the preceding two years will be presented to, and reviewed by, the compensation committee. The tally sheets will present dollar amounts for each named executive officer with regards to base salary, annual cash incentives, equity compensation, the dollar value to the executive and the cost to the Company of all perquisites and other personal benefits, and the actual and projected payout obligations under several potential severance and change in control scenarios. These tally sheets will allow the compensation committee to see all of the named executive officers’ compensation elements and any year-to-year increases or decreases. These tally sheets had historically been prepared for Legacy Alpha’s compensation committee. Our compensation committee will use this information in its internal pay equity considerations and use wealth accumulation analyses to further supplement this information.

Structure of Executive Compensation Program to Accomplish Philosophy and Objectives

The primary components of Alpha’s executive compensation programs are base salary, annual incentive awards, and long-term equity incentive awards. The following table of post-Merger total direct compensation (including base salary, short- and long-term incentives) of our named executive officers (currently serving as officers or employees) illustrates that the majority of the compensation paid to our named executive officers is performance based with the portion of pay “at risk” increasing with an officer’s influence and authority over our business. A significant portion of total direct compensation is dependent on actual performance measured against the annual and long-term performance of Alpha. This structure directly links pay of our Company’s decision-makers to performance results expected by our stockholders. The compensation committee, in consultation with the outside compensation consultant and members of management, believes that our programs strike an appropriate balance between encouraging our executives to produce performance results for Alpha through the structure of the short- and long-term incentive programs (and the use of different types of equity incentives), and creating in them a vested interest in our long-term stability by not engaging in unreasonable risks with our business through compliance with stock ownership guidelines.

	2010 Post-Merger Target Pay Mix
Officer	Base Salary	Short-Term Incentive	Long-Term Incentive
Crutchfield	14.3%	14.3%	71.4%

Wood	23.5%	17.7%	58.8%

Kost	18.5%	16.7%	64.8%

McMillion	23.5%	17.7%	58.8%

Peelish	26.7%	20.0%	53.3%

Bryja	28.6%	21.4%	50.0%

We believe the mix of compensation elements shown above provides our named executive officers, who are still employees of the Company, with total direct compensation that is well-balanced between achieving short- and long-term performance goals, enhancing stakeholder value, and retaining top executive talent.

Elements of Compensation

Base Salary.

Base salaries are reviewed annually and determined based on historical performance and to attract and retain top executive talent in a highly competitive market. Base salary is used to provide each officer a set amount of money during the year with the expectation that he will perform his responsibilities to the best of his ability and in the best interests of Alpha.

Base salary was approved by the Legacy Foundation compensation committee based upon its philosophy in 2008 that executive officers’ base pay should be “fair”, as defined to mean between the 50th and the 75th percentile of market base pay for comparable positions. In the fourth quarter of 2008, the Legacy Foundation compensation committee requested that the outside compensation consultant evaluate the base pay of all executive officers. The committee considered the 2008 assessment and adjusted the base pay for Messrs. Roberts, Wood, Kost, Peelish, Bryja and other officers effective January 1, 2009, by 3.5% (which was the same increase applied to all salaried, non-represented hourly employees). These adjustments to base pay were approved to ensure the maintenance of marketplace competitiveness and internal equity, taking into account each officer’s performance and contributions, job experience, and retention value.

In connection with the Merger, Deloitte was asked to develop a competitive analysis of base pay levels of the executives of the Company post-Merger. In light of Alpha’s increased size, Deloitte reviewed available pay data of the new Peer Group and survey data. The compensation committee met with Deloitte to review this data and approved increases to each of our named executive officer’s base salaries as demonstrated in the chart below.

		Peer Group/Comparable
Officer	Base Salary	Median Base Salary
Crutchfield	$875,000	$1,000,000
Wood	$400,000	$427,000
Kost	$565,000	$577,524
McMillion	$385,000	$329,284
Peelish	$300,000	$473,789
Bryja	$388,130	*

*	At the time of the Merger, Mr. Bryja ceased to serve as an executive officer of the Company and thus no peer group/comparative analysis was performed.

Annual Incentive Compensation.

The 2008 Annual Incentive Performance Plan (AIP), the annual incentive plan of Legacy Foundation, and 2008 Annual Incentive Bonus Plan (AIB), a plan previously administered by Legacy Alpha and assumed by the Company at the time of the Merger, each provide annual cash incentives to our executive officers and other key employees to reward performance against pre-approved goals. We provide annual incentive awards recognizing that similar annual incentives are prevalent at the companies we compete with for business and executive talent. In 2009, Messrs. Crutchfield and McMillion each participated in the AIB and Messrs. Roberts, Wood, Kost, Peelish and Bryja each participated in the AIP. In 2009, each officer was awarded an incentive opportunity, under the applicable plan, which generally targeted the median of comparative practice based on award levels of similarly-situated executives.

At the beginning of each year, the compensation committees of Legacy Alpha and Legacy Foundation approved the financial and operational goals for their annual incentive programs. In developing the performance criteria, the compensation committees reviewed with the outside compensation consultants and management which measure(s) were the most relevant for the Company.

Annual Incentive Performance Plan.  The AIP has historically provided an opportunity for the employees of the Company, including our officers, to earn additional compensation for the achievement of certain individual and corporate performance targets. The annual incentive award is primarily expressed as a percentage of base pay and, for 2009, was as follows for the named executive officers: Mr. Roberts (100%); Mr. Wood (65%); Mr. Kost (75%); Mr. Peelish (65%) and Mr. Bryja (65%).

As it relates to Messrs. Roberts, Wood, Kost, Bryja and other Legacy Foundation officers for calendar year 2009, the performance target was based on target EBITDA, as defined in the Legacy Foundation credit agreement, or $431,800,000 (the “AIP Target”). The components of the AIP Target are: Net Income: $167.8 million; Interest Expense: $40.5 million; Income Tax Expense: $43.5 million; Depreciation, Depletion and Amortization: $235.5 million; Certain Non-Cash Adjustments (as defined in the credit agreement): $22.2 million; Interest Income: ($1.5) million, of which the net number is adjusted down by 15%. This performance measurement was selected by the compensation committee because it was viewed as the single most representative measurement of performance. The EBITDA metric accounts for two-thirds of the annual incentive target level and summarizes fairly all other financial and operating metrics and is easily calculated and reported. The remaining one-third of the annual incentive target level pertains to individual targets that were approved during the performance development process and includes other key operating metrics, such as safety, operating performance, internal processes, customer/quality and learning and development.

One hundred percent of target equates to achieving the budgeted EBITDA. For all executive officers (other than the president and former chief executive officer, who are discussed separately below), bonus payouts were to be determined as set forth in the table below:

Company		Individual
				Total
	Percent of Base		Percent of Base	Percent Potential
Performance	Salary	Performance	Salary	Incentive
125% of target	83.33	Maximum	41.67	125

100% of target	43.50	Target	21.50	65

85% of target	16.67	Below target	8.33	25

Below 85% of target	0.00		0.00	0

For the president and former chief executive officer, they were determined as shown in the tables below:

President:

Company		Individual
				Total
	Percent of Base		Percent of Base	Percent Potential
Performance	Salary	Performance	Salary	Incentive
125% of target	83.33	Maximum	41.67	125

100% of target	50.25	Target	24.75	75

85% of target	16.67	Below target	8.33	25

Below 85% of target	0.00		0.00	0

Former CEO:*

Company		Individual
				Total
	Percent of Base		Percent of Base	Percent Potential
Performance	Salary	Performance	Salary	Incentive
125% of target	131.25	Maximum	43.75	175

100% of target	63.75	Target	21.25	85

85% of target	16.67	Below target	8.33	25

Below 85% of target	0.00		0.00	0

*	Under the terms of Mr. Roberts’ agreement with the Company in connection with his termination of employment at the time of the Merger, Mr. Roberts received a pro-rata AIP bonus based on target performance as described under “Potential Payments upon Termination or Change in Control.”

The annual incentive target percentage levels synchronize with the Legacy Foundation compensation philosophy by positioning base salaries competitive with the median while making dependent a greater portion of direct cash compensation opportunity on annual performance-based metrics. The basic premise is that if Alpha is meeting its financial expectations, it is due to the safe, low-cost, and efficient and productive management of its mining operations and thus value will inure to the executive officers in the form of direct compensation and to stockholders in the form of share price appreciation. In previous years, with the exception of 2008, the compensation committee had not used its discretion relative to EBITDA in determining company performance as it relates to incentive payouts. The committee applied mathematical calculations set forth in the named executive officers’ employment agreements to determine incentive payout in all prior years.

2009 Incentive Payments under the AIP.  In determining whether the performance metrics had been achieved, the compensation committee deemed it necessary to consider the effects of the Merger, the substantial increase to the Company’s size and the substantial increase and changes to the roles and responsibilities of our executive officers, including Messrs. Wood, Kost, and Peelish. The compensation committee, in light of the Merger, calculated EBITDA considering Legacy Foundation’s financial results from January 1, 2009 through July 31, 2009 and the combined company’s financial results from August 1, 2009 through December 31, 2009. The committee determined that the AIP Target was met. In reviewing the financial performance of Legacy Foundation prior to the Merger (July 31, 2009 and only seven months into the performance period), the committee noted that Legacy Foundation had been tracking at the AIP Target at that time. The compensation committee then considered the individual performance of each officer and recognized, in particular, the substantial change in the nature of the roles and responsibilities of the officers, including Messrs. Wood, Kost, and Peelish, who had each experienced a significant change and/or increase in responsibilities in their respective areas as a result of the Merger. Messrs. Wood and Kost became the chief financial officer and president, respectively, of a much larger company, and Mr. Peelish, who was the senior vice president, safety and human resources prior to the Merger, became the Company’s executive vice president and chief sustainability officer. In light of the foregoing, the committee determined that it was appropriate to disregard the individual goals established at the beginning of 2009. Before approving pay-outs of annual incentive awards, the compensation committee also reviewed the relationship of the proposed bonuses to each officer’s target bonus opportunity to ensure this relationship is commensurate with Alpha’s performance against the AIP Target and the individual’s performance in their current roles and discussed their performance with the chief executive officer. Based on the foregoing, the committee determined to approve actual award amounts at approximate target opportunity which, in the case of Messrs, Wood’s, Kost’s and Peelish’s awards, were $260,000, $423,750 and $195,000, respectively. With respect to Mr. Bryja, our chief executive officer approved his award at $252,281.

Annual Incentive Bonus Plan.  Pursuant to the Merger, the Company assumed Legacy Alpha’s AIB. The AIB is designed to provide cash incentives to the Company’s officers and other key employees to reward performance against pre-approved goals. Under the plan, each executive officer is assigned incentive opportunities which generally target the median of comparative practice based on award levels of similarly-situated executives.

The AIB is designed to provide cash incentives to our officers to reward performance against the corporate measures of Return on Invested Capital (ROIC) (Net Operating Profit After Tax, which is defined as: net income plus, one-time items (after-tax) and interest expense (after-tax); divided by Total Invested Capital, which is defined as: cash and cash equivalents plus, total indebtedness and shareholders’ equity), EBITDA, and Safety. Cash incentives for 2009 were also to be partially based on performance against individual strategic objectives for the officers.

Funding of the Annual Incentive Bonuses.  The 2009 AIB bonuses fund at maximum if 80% of the target EBITDA goal (set forth below) is achieved or exceeded. Legacy Alpha’s compensation committee reserved the right (as will our compensation committee) to exercise negative discretion to reduce, but not increase, 2009 bonus pay-outs to reflect actual corporate and individual performance at the end of the performance period. Legacy Alpha’s compensation committee approved this structure for the 2009 AIB bonuses in order to qualify such payments for deductibility under Code Section 162(m) as more fully described in “Section 162(m) Deductibility” herein.

Financial Performance Goals.  The financial performance metrics and goals approved by Legacy Alpha’s compensation committee were intended to align annual incentive compensation with its goals and objectives set forth in Legacy Alpha’s business plan for the upcoming year. In March 2009, Legacy Alpha’s compensation committee approved a threshold, target, and maximum level for each of the 2009 financial performance metrics. Legacy Alpha’s compensation committee considered the circumstances and challenges to be faced in the upcoming year, when establishing the 2009 goals below.

	2009 Corporate AIB Measures
Performance Goals	ROIC	EBITDA	SAFETY (NFDL)(2)
Threshold	12%	$314.7 Million(1)	3.11 NFDL

Target	15%	$393.4 Million(3)	2.11 NFDL

Maximum	18%	$472.1 Million(4)	2.01 NFDL

(1)	Net Income: $88.2 million; Interest Expense: $40.8 million; Income Tax Expense: $26.3 million; Depreciation, Depletion and Amortization: $162.1 million; and Interest Income $2.8 million.

(2)	“NFDL” means non-fatal days lost and is a standard widely used by coal companies to judge their safety records.

(3)	Net Income: $147.6 million; Interest Expense: $40.8 million; Income Tax Expense: $44.1 million; Depreciation, Depletion and Amortization: $164.1 million; and Interest Income $3.2 million.

(4)	Net Income: $206.9 million; Interest Expense: $40.8 million; Income Tax Expense: $61.8 million; Depreciation, Depletion and Amortization: $166.1 million; and Interest Income $3.5 million.

Individual Performance Goals.  With the strategic/individual goals, Legacy Alpha’s compensation committee determined that a portion of most officer 2009 AIB awards should be dependent upon goals unique to the individual position. Each officer established his own strategic goals for the year and the goals were reviewed and approved by Legacy Alpha’s compensation committee.

At the end of the performance period, each officer is expected to submit a self-evaluation of his performance relative to such goals.

2009 Incentive Payments under AIB.  In determining whether the performance metrics had been achieved, the compensation committee deemed it necessary to consider the effects of the Merger, the substantial increase to the Company’s size and the substantial increase in the roles and responsibilities of our executive officers, including Messrs. Crutchfield and McMillion. With these considerations in mind, the compensation committee determined that the EBITDA hurdle for 2009 had been met, thus providing the opportunity for AIB participants, including Messrs. Crutchfield and McMillion, to earn a cash bonus at maximum. In light of the Merger, the compensation committee determined that it was appropriate to calculate 2009 EBITDA based on Legacy Alpha’s financial results from January 1, 2009 through July 31, 2009 and the combined company’s financial results from August 1, 2009 through December 31, 2009. The compensation committee then considered whether it should exercise negative discretion to reduce each officer’s award to an amount less than maximum. In reviewing the financial performance of Legacy Alpha prior to the Merger (July 31, 2009 and only seven months into the performance period), the committee noted that Legacy Alpha was tracking at target EBITDA at that time. The compensation committee then considered the negative discretion guidelines and performance against the metrics by Legacy Alpha prior to the Merger as follows: ROIC performance (10%) was achieved at 6.2% (below threshold), and EBITDA performance (60%) was achieved at $481.9 million (maximum) (Net Income: $58.0 million; Interest Expense: $82.8 million; Income Tax Expense (Benefit): ($38.4) million; Depreciation, Depletion and Amortization: $381.3 million; and Interest Income: ($1.8) million). Safety performance (20%) was achieved at approximately 2.15 NFDL (target). With respect to the ROIC, the committee took into consideration the fact that this goal was substantially negatively affected by Merger-related influences such as increases to equity, merger costs and increased depreciation, depletion and amortization. In light of the Merger and the significant change in the positions of certain officers, such as Mr. Crutchfield, who was president of Legacy Alpha and became chief executive officer of the combined company by the end of the performance period and Mr. McMillion who was Legacy Alpha’s chief operating officer and became the combined company’s chief administrative officer by the end of the performance period, the compensation committee determined that it was appropriate to disregard the individual objectives (20%) of the negative discretion guidelines for purposes of determining the award payouts.

Before approving pay-outs of annual incentive awards, the compensation committee reviewed the relationship of the proposed bonuses to each officer’s target bonus opportunity to ensure this relationship is commensurate with Alpha’s performance against pre-approved strategic and financial goals and the individual’s performance and discussed with the chief executive officer the performance of the other officers. In connection therewith, the committee approved each of Messrs. Crutchfield’s and McMillion’s AIB award payouts at target or $787,500 and $288,750, respectively.

Merger-Related Adjustment of Annual Incentive Opportunities Going Forward.  In connection with the Merger, the compensation committee considered the additional responsibilities of the executive team in light of the increased size of the Company and relative to the new Peer Group as described above. Consistent with the Company’s philosophy to provide the officers with competitive incentive pay which positions them towards the higher levels of pay as compared to the Peer Group, if warranted, based on performance, the compensation committee approved the following 2010 annual bonus opportunity levels for each of the named executive officers who were designated officers or continued as employees of the combined company:

		Peer/Comparative Group
	2010 Target Annual Incentive	Median/Average Target Annual
Officer	(as % of Salary)	Bonus Opportunity
Crutchfield	100%	100%
Wood	75%	63%
Kost	90%	80%
McMillion	75%	77%
Peelish	75%	48%
Bryja	65%	*

*	Our chief executive officer approved Mr. Bryja’s 2010 target annual incentive since he ceased to be an officer of the Company at the time of the Merger. Consequently, no peer group/comparative analysis was performed.

2010 Annual Incentive Awards.  2010 annual incentive award opportunities were approved under the AIB. 2010 target AIB bonus opportunities continue to be based on the median of competitive practice. As with the 2009 AIB awards, funds will be available for 2010 awards under the AIB if the objective performance goal of EBITDA is achieved at 80% of target or better. The compensation committee considered Legacy Alpha’s and the combined company’s historical annual EBITDA performance and the probability of Alpha accomplishing this EBITDA target based on our 2010 business plan. After this evaluation, the compensation committee concluded that it was reasonably likely that the Company would perform at this target EBITDA level. The compensation committee also reserved the right to use its discretion to reduce the bonus amounts awarded, but not increase them, using similar negative discretion guidelines as described under “2009 Incentive Payments under AIB” herein. The 2010 AIB awards are designed similar to the 2009 AIB awards made by Legacy Alpha because the compensation committee believes that Legacy Alpha’s 2009 AIB program successfully drove performance without excessive risk-taking.

Long-Term Equity Incentives.

Our 2004 Stock Incentive Plan and our 2005 Long-Term Incentive Plan, a plan previously administered by Legacy Alpha and assumed by the Company at the time of the Merger, each provide incentive opportunities based on market competitive award levels and the recipient’s individual role within the Company. We provide long-term incentive equity awards recognizing that similar long-term incentives are prevalent at the companies we compete with for business and executive talent. For additional information regarding the effects of an employment termination or change in control on any of these awards, see “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

Timing of Equity Grants.  The Company’s equity grant practice is designed to ensure integrity in the timing of granting awards and to ensure that long-term incentive goals are approved no later than 90 days after the beginning of the award cycle. Alpha has not timed, and does not intend to time, its release of material non-public information for the purpose of affecting the value of executive compensation.

Grants of long-term incentive awards to the named executive officers are generally effective in the first quarter of each year. The compensation committee and management believe that employees wish to know their annual compensation close to the commencement of a new year and such compensation should be approved in connection with a review of their year-end performance. In order to meet employee expectations and to establish annual compensation closer in time to performance evaluations for the prior year’s performance, the compensation committee has approved the effective date of annual grants of long-term incentive awards to our named executive officers and other employees soon after the commencement of a new calendar year.

January 2009 Awards under the 2004 Stock Incentive Plan.  In January 2009, the compensation committee awarded restricted stock units and cash units to officers and key employees which, in the case of the performance-based awards, were subject to achieving certain EBITDA and FCF targets. The program provided for 60% of the restricted stock units to be performance-based and 40% to be time-based. The time-based restricted stock units were scheduled to vest one-third annually for three consecutive years. The performance units were to be earned up to one-third on each performance date and ultimately vest three calendar years from the grant date. The compensation committee believed these features and the allocation between performance-based and time-based restricted stock units would promote retention while recognizing an executive officer’s and non-executive key manager’s continued service with the Company. Cash units were also awarded so that the appropriate target award value could be delivered to the plan participants while maintaining a reasonable annual share usage level.

In making these 2009 awards, the compensation committee was cognizant of share price decline at that time and the potential impact that decline could have on the equity award amounts and the resulting run rate levels and thus adjusted the 2009 awards to include the use of both performance-based restricted stock units and cash units. The compensation committee determined that the use of equity and cash vehicles would allow the compensation committee to continue to retain, attract, and motivate key management especially since our senior executives had little unvested equity and several had not received new long-term incentive awards since 2004. The committee was cognizant of the need to carefully manage an acceptable annual run rate targeted at 2.0% or less of common stock outstanding.

Effect of Merger on Outstanding Legacy Foundation Equity Awards.  The practical impact of the Merger was a change in control for Legacy Foundation; therefore, pursuant to its authority the compensation committee treated the Merger as a change in control and the outstanding equity awards were treated as such in the merger agreement. The equity awards of the Legacy Foundation officers, including the 2009 awards, were accelerated and vested in connection with the Merger. For information regarding the treatment of outstanding Legacy Foundation equity awards at the time of the Merger, see “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.”

Post-Merger Equity Awards.  Prior to and after the Merger, the members of the compensation committee met to discuss the compensation philosophy and short-term goals of the executive compensation program in light of the integration challenges immediately facing the combined company. The committee sought the advice of Deloitte and discussed the committee’s principal objectives of:

•	Retaining key executive talent;

•	Maintaining pay equity among the Legacy Alpha and Legacy Foundation officers who would become officers of the Company; and

•	Adjusting pay to competitive levels that reflect the size, in terms of revenues and market capitalization, of the combined company.

After a review of the competitive practices of the Peer Group and consideration of these objectives, the compensation committee made certain decisions regarding the compensation of the named executive officers, which are discussed below.

Restricted Stock Unit Awards.  After closing the Merger, the compensation committee reviewed the officer list of the Company. As described above, the Merger resulted in the acceleration of the vesting of the equity awards held by Legacy Foundation’s officers and other employees. To create parity among those officers and the Legacy Alpha officers, including Messrs. Crutchfield and McMillion, who became officers of the Company, the committee determined to approve “equalizing” restricted stock unit (“RSUs”) awards for each of the Legacy Alpha officers who became officers of the Company, which awards had a dollar value on the grant date equal to the difference between (i) each officer’s former base salary multiplied by each of their respective target long-term opportunity percentages set at the beginning of 2009 and (ii) their adjusted base salaries multiplied by each of their respective target long-term incentive opportunities approved in connection with the Merger. Messrs. Crutchfield and McMillion were each granted an equalizing award of 87,992 and 7,764 RSUs, respectively. Similar to Legacy Alpha’s restricted stock officer awards, these awards will generally vest in one-third installments on each anniversary date of the grant date over a three-year period.

Retention Restricted Stock Unit Awards.  In February 2009, Legacy Alpha’s compensation committee granted restricted stock awards to its officers and key employees, which awards were granted primarily for retention purposes and generally cliff-vest on the third anniversary of the grant date. In connection with the Merger, the compensation committee determined that retention RSU awards should be awarded to further its objective of providing retention incentives to the officers of the combined company. For Legacy Alpha officers who became officers of the Company, including Messrs. Crutchfield and McMillion, the dollar values of the awards on the grant date were equal to the difference of each of (i) their retention percentages multiplied by their respective base salaries in February 2009 and (ii) their adjusted retention percentages multiplied by each of their base salaries approved at the time of the Merger. In the case of the Legacy Foundation officers who remained officers or employees of the Company after the Merger, including Messrs. Wood, Kost, Peelish and Bryja, they each received retention RSU awards equal to their respective retention percentages multiplied by their adjusted base salaries. The table below sets forth the retention percentages of each named executive officer who currently serves as an officer or employee of the Company:

2009 Retention Award Multiple
Officer	(as Multiple of Salary)
Crutchfield	3
Wood	2.5
Kost	2.5
McMillion	2.5
Peelish	2.0
Bryja	1

The awards granted to Messrs. Crutchfield, Wood, Kost, McMillion, Peelish and Bryja were 27,950, 29,577, 41,778, 2,588, 17,747 and 11,480 retention RSUs, respectively. The retention RSU awards granted to Messrs. Crutchfield and McMillion and the other officers who were officers of Legacy Alpha prior to the Merger will vest seventy-five percent (75%) on February 25, 2012 and twenty-five percent (25%) on August 3, 2012, so long as the grantee is employed with the Company on each such date. The retention RSU awards granted to Messrs. Wood, Kost, Peelish, Bryja and other Legacy Foundation persons will generally cliff vest on the third anniversary of the grant date, so long as the grantee is employed with the Company on such date. The vesting schedule of the retention RSU awards granted to the Legacy Alpha officers was intended to align them with the three-year cliff-vesting schedule of the retention restricted stock awards granted by Legacy Alpha on February 25, 2009.

Approval of Strategic Portion of 2007, 2008 and 2009 Performance Share Unit Awards pursuant to our 2005 Long-Term Incentive Plan.  Prior to the Merger, Legacy Alpha awarded certain performance share unit awards to its employees under the 2005 Long-Term Incentive Plan. These awards are as follows: performance share unit awards granted in 2007 with a performance period from January 1, 2007 through December 31, 2009, performance share unit awards granted in 2008 with a performance period from January 1, 2008 through December 31, 2010 and performance share unit awards granted in 2009 with a performance period from January 1, 2009 through December 31, 2011. These performance share unit awards each included a strategic component composed of successful acquisitions, successful expansion into diverse markets and/or other strategic measures.

In November 2009, the compensation committee determined, after discussions with management and the outside compensation consultant, that in light of the significance of the Merger, that the strategic component of these performance share unit awards should be deemed earned at maximum, subject to the other terms and conditions of the awards, including employment through the respective performance periods.

At the time the strategic component of each of the awards was developed, the Legacy Alpha compensation committee intended for such metric to be deemed earned in connection with deals ranging in size from $20 million to $315 million; and not transformational transactions such as the Merger. Further, Legacy Alpha had completed other transactions, such as the acquisition of certain coal assets in West Virginia known as Mingo Logan from Arch Coal, Inc. In light of the foregoing and the Merger, the compensation committee deemed the strategic portion of the awards earned at maximum subject to the other terms and conditions of the awards.

2010 Long-Term Incentive Awards.  In November 2009, the compensation committee discussed the appropriate mix of equity awards under our 2010 long-term incentive program. Our compensation committee determined that the long-term program should place the most emphasis on performance and adopted a 60%/40% (performance share units/restricted stock units) mix of equity awards for the long-term incentive component of our executive compensation program for 2010.

The 2010 long-term incentive awards were granted effective January 7, 2010. The number of performance share units subject to the awards was determined by dividing 60% of the total target long-term incentive value by the closing market price of our common stock on the grant date. Similarly, the number of restricted stock units was determined by dividing 40% of the total target long-term incentive value by the closing market price of our common stock on the grant date. The 2010 performance share unit and restricted stock unit awards had terms similar to the 2009 awards made by Legacy Alpha, which are described more fully herein and in “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

In the case of the 2010 performance share unit awards, our compensation committee determined that such awards would be funded at a maximum level upon the achievement of an objective performance goal of a three-year cumulative EBITDA hurdle of 50% of target or better (which is based on our five-year business plan), with the compensation committee reserving the right to exercise negative discretion as described below. The compensation committee considered our historical annual EBITDA performance and the probability of Alpha accomplishing this EBITDA hurdle based on our five-year business plan. After this evaluation, our compensation committee concluded that it was reasonably likely that the Company would perform at this EBITDA level.

Restricted Stock Units.  The 2010 restricted stock unit awards granted to our named executive officers vest ratably over a three-year period, which supports our retention objective by encouraging our named executives to remain with Alpha in order to vest in their restricted stock units. Generally, if a recipient’s employment is terminated with us, the recipient forfeits the unvested portion of their restricted stock unit award. The award agreements also protect our business interests by providing that if any recipient breaches the confidentiality obligations set forth in the agreements, such persons will forfeit the unvested portion of their award.

Performance Share Units.  The current design of the 2010 performance share unit awards align the interests of our executives with stockholders by tying vesting of the performance share units to achievement of pre-approved three-year cumulative goals. A new three-year performance period will start at the beginning of each year (subject to our compensation committee’s approval) and potential payouts at the end of the performance period will range from 0% to 200% of the target award depending on the achievement of the pre-approved goals.

Rationale for Performance Criteria.  For our named executive officers, the awards provide for funding of performance share units at maximum upon achievement of an objective performance goal of a three-year cumulative EBITDA hurdle of 50% of target or better (which is based on our five-year business plan). This program is designed to enable the Company to provide for long-term incentive compensation to certain executive officers of the Company that is fully tax deductible without limitation under Section 162(m) of the Code. Similar to the AIB awards, the compensation committee may use its discretion to reduce amounts earned if the EBITDA hurdle is met or exceeded, but may not increase them.

If the Company meets or surpasses the EBITDA hurdle, the compensation committee then may consider adjusting downward each named executive officer’s awards based on performance against metrics such as total stockholder return (TSR), operating income or Income from Operations (OI), and successful acquisitions. In choosing these metrics, management and the compensation committee considered our internal business plan and determined that: (i) the attainment of those performance goals would be largely under management’s control, (ii) the goals reflected the influence of the various participants, (iii) the goals supported achievement of the business plan, and (iv) the goals correlated with stockholder value.

2010 Performance Share Units Matrix

Percentage of
Performance Share		Threshold	Target	Maximum
Unit Award	Metrics	Performance	Performance	Performance
70%	Financial (OI (50%) and TSR (50%))	50%	100%	200%

30%	Strategic (Successful Acquisitions)	50%	100%	200%

Alpha’s TSR performance will be based on Alpha’s TSR performance relative to the comparator group consisting of James River Coal Company, Massey Energy Company, International Coal Group, Inc., CONSOL Energy Inc., Patriot Coal Corporation, Cliffs Natural Resources Inc. and Arch Coal, Inc. These companies were selected as the comparator group for the TSR component of the performance share units, because, like us, they all have operations in the Central Appalachian region and compete most directly with us for employee talent.

Pay-out of 2007 Performance Share Unit Awards.  In March 2007, the compensation committee of Legacy Alpha granted performance share unit awards to its officers, including Messrs. Crutchfield and McMillion and other key employees which awards had a performance period from January 1, 2007 to December 31, 2009. The vesting of the awards was dependent on the following: 70% based on the achievement of two equally weighted financial goals of TSR and OI, and 30% based on the achievement of strategic goals (40% successful coal acquisitions, 40% successful expansion into diverse markets, and 20% other). Additional information regarding the performance metrics and other terms of the 2007 performance share unit awards is set forth in Legacy Alpha’s proxy statement filed on March 27, 2008.

The compensation committee determined that OI was achieved at maximum, or 150% of target, and TSR was achieved at 150%. With respect to the strategic portion of the award, the committee determined that it had been achieved at maximum as a result of the Merger, as discussed above. After performing an interpolation, it was determined that the officers and other participating employees were eligible to receive 150% of the targeted amount of their 2007 performance share unit awards. As a result of the above performance, Messrs. Crutchfield’s and McMillion’s 2007 performance share unit awards were settled for 78,827 and 39,002 shares of common stock, respectively.

Amendments to the AIB and Equity Award Agreements

In November 2009, the compensation committee determined that it was in the best interests of the Company to amend the Company’s AIB and forms of restricted stock unit and performance share unit award agreements under our 2004 Stock Incentive Plan and 2005 Long-Term Incentive Plan to, among other matters, include “clawback” provisions that primarily enable the Company to recoup payments made to certain employees based on fraudulent conduct involving the Company’s financial statements for payments made in the three years prior to the restatement and/or for ethical misconduct, with such amendments applicable to the cash and equity awards made in 2010 and thereafter.

In addition, the forms of restricted stock unit and performance share unit awards were further amended to provide that, for awards granted in 2010 and thereafter, such awards will accelerate and vest in the event of a termination without cause in connection with a change in control. Prior awards provided for acceleration in the event of a change in control solely and the committee adopted this change in light of developing best practices. Likewise, such a provision was adopted for the AIB awards and to provide that in the event a participant’s employment is involuntarily terminated other than for cause prior to the payment date of an award (i) in connection with a change in control, the award will be paid at a target level or (ii) otherwise, the award will be paid pro-rata based on the number of months the participant was employed with the Company. This modification to the AIB was made based on discussions with the outside compensation consultant in order to align the AIB’s termination provisions with market practice.

Employment and Other Agreements

Merger-Related Arrangements.

In connection with the Merger, the Company experienced significant management changes. Our chief executive officer agreed to resign and remain a member of our board and Legacy Alpha’s president agreed to become our new chief executive officer. Additionally, Legacy Foundation’s president agreed to continue to serve as our president albeit with a much larger combined company and significant additional responsibilities. The Legacy Foundation officers, who became officers of the Company, except for Mr. Kost, agreed to terminate their respective employment agreements and became participants in Legacy Alpha’s Key Employee Separation Plan (as amended, the “Separation Plan”), which was adopted by the Company at the time of the Merger and is described in “Executive Compensation — Potential Payments Upon Termination or Change in Control.” As described in “Executive Compensation — Potential Payments Upon Termination or Change in Control,” under the terms of our former chief executive officer’s employment agreement, he was entitled to certain payments and benefits in connection with a termination without cause and, prior to receiving such benefits, he agreed to abide by the non-competition and non-solicitation covenants set forth in his employment agreement and executed a release of claims against the Company.

The compensation committee further determined to enter into amended and restated employment agreements with each of our new chief executive officer and current president in order to retain and competitively compensate them for their greatly enhanced roles with the new combined company. These agreements are described in “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table” and in “Executive Compensation — Potential Payments Upon Termination or Change in Control.” The other officers of the combined company were added as participants to the Separation Plan, as previously discussed. This was done to create parity, in terms of the nature and amount of severance benefits, provided to the officers of the combined company.

  Rationale for Change in Control and Certain Severance Provisions in Employment Agreements, AIB, Separation Plan and Equity Awards.

Under the employment agreements, Separation Plan, AIB Plan and equity award agreements, employees are entitled to certain payments and benefits in the event their respective employment is terminated under qualifying circumstances in connection with a change in control, without cause, and, in certain instances, for “good reason.” As referenced earlier, the equity awards effective prior to 2010 also provide for accelerated vesting of the awards in connection with a change in control.

The rationale for the change in control provisions is as follows:

•	Ensure that the actions and recommendations of senior management and other employees with respect to such transactions are in Alpha’s and our stockholders’ best interests; and

•	Reduce the distraction regarding the impact of such a transaction on the personal situation of a named executive officer or other employees.

With these provisions, the employment agreements, Separation Plan, AIB and equity award agreements also provide our employees with security in the event of a possible termination without cause or upon a “good reason” termination event, such as a demotion, whether or not in connection with a change in control, and assist us with retention of key employees. The terms of these payments and, in particular, the multiples in the employment agreements and Separation Plan, were reviewed by Legacy Alpha’s compensation committee and our compensation committee with the outside compensation consultants. The consultants advised the committee that, based on their review of the peer and survey data, the terms of these payments were in line with market practices.

Change in Control Tax Gross-Up.

If a change in control of the Company causes compensation, including performance-based compensation, or awards, including, but not limited to, the annual incentive awards, restricted stock, restricted stock units, or performance share units, to be paid or result in accelerating the vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G, the Company is denied a deduction for excess parachute payments. We have entered into the employment agreements whereby, if it is determined that any payment by us to or for our chief executive officer’s or our president’s benefit would constitute an “excess parachute payment,” we will pay to him a gross-up payment, subject to certain limitations described below, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to such payments. If, however, the net after tax benefit to an executive of receiving the gross-up payment does not exceed a safe harbor amount (e.g., the maximum dollar amount that may be paid to him without imposition of an excise tax) by more than 10%, then the Company will not pay the executive a gross-up payment and such amounts will be reduced, such that they will not constitute an excess parachute payment. Our former chief executive officer had a similar provision in his employment agreement with Legacy Foundation and it has been determined, after reviewing estimates provided by Mercer for planning purposes, that no excise tax gross-up payment was due to him as a result of the termination of his employment with the Company in connection with the Merger.

In addition, we also maintain the Separation Plan under which payments may be subject to Section 280G. Under the Separation Plan, any payments by us to a participant that constitute excess parachute payments will be reduced as necessary to cause such amounts not to be subject to the limitation on deduction in Section 280G, unless the net after tax benefit to the executive would be greater if such limitation was not imposed. Our compensation committee provided for these provisions in each of the employment agreements and Separation Plan after discussions with outside compensation consultants and a review of market practices of our peers.

Supplemental Retirement Plans.

SERP.  All Legacy Foundation officers are eligible to participate in an unfunded supplemental excess retirement plan (“SERP”). The SERP is an unfunded, non-qualified retirement pension plan designed to provide a benefit for those highly compensated salaried employees whose accrued benefit under the tax qualified retirement plan for salaried employees has been limited by application of the requirements of Section 415 and/or Section 401(a)(17) of the Code. The 2009 annual compensation limit under Code Section 401(a)(17) was $245,000 and the 2009 maximum annual benefit under Code Section 415 is $195,000. In connection with the Merger, each of the Legacy Foundation officers received SERP pay-outs which are included in the “All Other Compensation” column of the Summary Compensation Table. For more information regarding the pension plan and the SERP, see the Pension Benefits Table and “Executive Compensation — Additional Information Regarding Our Pension Benefits Table.”

Legacy Foundation Deferred Compensation Plan.  Prior to the Merger, the Company adopted a deferred compensation plan (the “Legacy Foundation Deferred Compensation Plan”), which permits a select group of Legacy Foundation management employees to defer receipt of income which would otherwise be payable to them. In connection with the Merger, Mr. Kost, the only participant, is to receive the amount he deferred under the plan which amount is set forth in the “All Other Compensation” column of the Summary Compensation Table and in the Nonqualified Deferred Compensation Table. For more information regarding the Legacy Foundation Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table and “Executive Compensation — Additional Information Regarding Our Nonqualified Deferred Compensation Table.”

Legacy Alpha Deferred Compensation Plan.  The Company also maintains a deferred compensation plan, which it assumed from Legacy Alpha at the time of the Merger (the “Legacy Alpha Deferred Compensation Plan”), which permits a select group of Legacy Alpha management employees to defer receipt of income which would otherwise be payable to them. For more information regarding the Legacy Alpha Deferred Compensation Plan, see the Nonqualified Deferred Compensation Table and “Executive Compensation — Additional Information Regarding Our Nonqualified Deferred Compensation Table.”

These plans were approved by the compensation committee and Legacy Alpha’s compensation committee, respectively, as another means by which to retain and attract individuals of exceptional ability by providing them with these benefits.

Other Compensation

The compensation committee and management agree that perquisites should be kept to a low level while still maintaining a competitive program. We provide our named executive officers and other key employees with few perquisites and, of those provided, we believe they are reasonable, competitive and consistent with our compensation program. We believe that our perquisites and other programs help us retain our named executive officers and other key employees. Our principal programs are a variable group life insurance program, supplemental disability insurance program, vehicle program, 401(k) contributions, PAC contribution match, and relocation assistance.

Section 162(m) Deductibility

Section 162(m) of the Code provides that a publicly traded corporation may not deduct compensation in excess of $1 million for amounts paid to each of its chief executive officer or to any of the three highest compensated officers other than the chief executive officer (collectively, “covered employees”), unless such excess compensation is “performance-based.” Among other requirements, for compensation to be “performance-based” for purposes of Section 162(m), the performance goals must be pre-approved and objective. In 2008, both Legacy Foundation and Legacy Alpha approved design and plan changes to their respective short- and long-term incentive awards intending to qualify their 2009 awards as “performance-based compensation” under Code Section 162(m). The compensation committee views tax deductibility as an important consideration and intends to maintain deductibility where possible but also believes that Alpha’s business needs should be the overriding driver of compensation design.

Executive Stock Ownership Guidelines

To further achieve the objective of more closely aligning the interests of our named executives and other key employees with those of our stockholders, our board of directors approved the Guidelines. Our officers will accumulate, over a five year period, and maintain equity ownership in Alpha having a value of no less than four times annual base salary, in the case of our chief executive officer, three times annual base salary, in the case of our president, and two times annual base salary, in the case of the other officers. Under the Guidelines, our officers are encouraged not to sell any equity in Alpha until their applicable guideline is achieved (with certain limited exceptions). Equity awards granted as compensation to our officers are included in determining whether their applicable Guidelines are achieved.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based on its review and discussion with management, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

E. Linn Draper, Jr., Chairman
William J. Crowley, Jr.
Joel Richards, III
Ted G. Wood

Summary Compensation Table

The following table shows compensation information for: (i) Alpha’s principal executive officer (Mr. Crutchfield), (ii) former principal executive officer (Mr. Roberts), (iii) principal financial officer (Mr. Wood), (iv) the next three most highly compensated executives at fiscal year-end 2009 (Messrs. Kost, McMillion and Peelish), and (v) one additional individual for whom disclosure is required even though he was not serving as an officer of the Company at fiscal year-end 2009 (Mr. Bryja).

					Change in
					Pension Value
				Non-	and Nonquali-
				Equity	fied
				Incentive	Deferred
				Plan	Compen-	All Other
Name and			Stock	Compen-	sation	Compen-
Principal		Salary	Awards	sation	Earnings(3)	sation(4)	Total
Position	Year	($)	($)(1)	($)(2)	($)	($)	($)
Kevin S. Crutchfield(5)	2009	336,538	6,683,221	787,500	—	107,431	7,914,690
Chief Executive Officer

James F. Roberts	2007	636,525	—	575,000	201,553	23,916	1,436,994
Former Chief Executive Officer	2008	699,756	—	500,000	304,476	29,040	1,533,272
	2009	431,630	4,095,495	—	—	5,143,510	9,670,635

Frank J. Wood	2007	286,436	—	186,000	110,346	—	582,782
Executive Vice President	2008	331,825	—	185,000	335,895	—	852,720
and Chief Financial Officer	2009	366,254	2,125,394	260,000	166,253	1,509,967	4,427,868

Kurt D. Kost	2007	311,611	1,500,078	228,000	173,758	23,568	2,237,015
President	2008	449,615	—	295,000	394,095	13,421	1,152,131
	2009	505,649	3,524,626	423,750	152,870	775,947	5,382,842

Randy L. McMillion(5)	2009	148,076	1,723,173	288,750	—	60,466	2,220,465
Executive Vice President
and Chief Administrative Officer

Michael R. Peelish	2009	262,358	1,244,855	195,000	101,228	618,647	2,422,088
Executive Vice President and Chief Sustainability Officer

James J. Bryja	2007	303,976	—	180,000	89,025	16,157	589,158
Senior Vice President, Operations —	2008	375,000	—	225,000	157,366	21,113	778,479
Northern Appalachia and Powder River Basin	2009	387,973	1,757,114	252,281	88,301	798,242	3,283,911

(1)	In January 2009, Legacy Foundation’s compensation committee granted performance-based restricted stock unit and time-based restricted stock unit awards. Additionally, in November 2009, the compensation committee determined that the strategic component of the Legacy Alpha 2007, 2008 and 2009 performance share unit awards had been achieved at maximum, subject to the other terms and conditions of the awards.

With respect to the Legacy Foundation equity awards, such awards accelerated and vested in connection with the Merger. For Messrs. Roberts, Wood, Kost, Peelish and Bryja, the aggregate grant date of the 2009 restricted stock unit awards (time and performance) was $1,322,324, $1,348,208, $2,065,957, $799,548, and $811,679, respectively, and the column also includes the incremental expense associated with the Merger of $2,773,171, $777,186, $1,458,669, $445,307, and $945,435, respectively.

The values set forth in this column and this footnote reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Measurement date, compensation cost, and performance probability (in the case of performance awards) are the assumptions used to calculate the aggregate grant date fair value of stock compensation. Probable outcome of performance conditions (“performance probability”) is the expected payout of the award in relation to the payout multiplier of 100% (target), in the case of the Legacy Foundation performance restricted stock units, and 150%, 150% and 200% (all maximum amounts), in the case of the Legacy Alpha 2007, 2008 and 2009 performance share units, respectively, once the performance and service conditions have been satisfied. In the case of the Legacy Foundation performance restricted stock units, the values at the grant date set forth in the column are based on a probable outcome at target, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date in accordance with FASB ASC Topic 718. The value of equity awards at the grant date made to each of Messrs. Roberts, Wood, Kost, Peelish and Bryja, assuming that the highest level of performance will be achieved, is the same as target. For additional information regarding the 2009 awards reflected in this column, see the Grants of Plan-Based Awards Table.

(2)	The amounts included in this column relate to awards paid under the AIB, in the case of Messrs. Crutchfield and McMillion, and AIP, in the case of Messrs. Wood, Kost, Peelish and Bryja. For a description of how these award amounts were determined and related factors, see “Executive Compensation — Compensation Discussion and Analysis.”

(3)	Amounts in this column reflect the change in the actuarial present value of benefits under the Legacy Foundation Retirement Plan for Salaried Employees (the “Qualified Salaried Plan”). The following assumptions and data were used in calculating the change in the actuarial present value: (i) service and estimated 5-year average compensation through December 31, 2009; (ii) a decrease in the discount rate from 6.10% to 5.43% and a one year reduction in the discount period used to determine the present value of the benefit; (iii) retirement at age 62, the earliest age benefits are unreduced; (iv) no pre-retirement mortality; (v) post-retirement mortality and interest based on the better of IRC Section 417(e)(3) mortality with interest rate equal to discount rate and UP-84 Unisex mortality with 4.0% interest; and (vi) payment in the form of a lump sum. Lump sum benefits are available, on a reduced basis, as early as age 55 if the participant has ten or more years of service.

The Merger was considered a “change in control” for purposes of the SERP and the participants therein received a payment for their respective accrued benefits thereunder as of the Merger, which, for the applicable NEOs, is set forth in the 2009 rows of the “All Other Compensation” column of this table. Mr. Roberts’ Qualified Salaried Plan benefits were also cashed out in connection with this retirement.

The change in value of SERP benefits are not reflected in this column because the value of SERP benefits declined from fiscal year end 2008 to fiscal year end 2009 due to the distribution of accrued benefits pursuant to the Merger.

For more information regarding the Qualified Salaried Plan and the SERP and the effect of the Merger upon participant benefits thereunder, see the Pension Benefits Table and “Executive Compensation — Additional Information Regarding Our Pension Benefits Table.”

(4)	For 2007, perquisites and other items are as follows:

•	Mr. Roberts: (i) $2,711 — imputed life, (ii) $6,750 — 401(k) match, (iii) $7,695 — Company car, (iv) $1,760 — Company provided physical, and (v) $5,000 PAC Company matching contributions;

•	Mr. Kost: (i) $721 — imputed life, (ii) $6,750 — 401(k) match, (iii) expenses related to Mr. Kost’s relocation from our Wyoming operations in connection with his promotion to senior vice president, western operations and process management in December 2005 — $12,847 mortgage assistance and $1,051 moving expenses, (iv) $750 PAC Company matching contributions, and (v) $1,449 — Company provided physical; and

•	Mr. Bryja: (i) $697 — imputed life, (ii) $5,835 — 401(k) match, (iii) $4,625 — Company car, and (iv) $5,000 PAC Company matching contributions.

For 2008, perquisites and other items are as follows:

•	Mr. Roberts: (i) $3,353 — imputed life, (ii) $6,674 — 401(k) match, (iii) $7,758 — Company car, (iv) $1,255 — Company provided physical, and (v) $10,000 PAC Company matching contributions;

•	Mr. Kost: (i) $1,103 — imputed life, (ii) $6,739 — 401(k) match, (iii) expenses related to Mr. Kost’s relocation from our Wyoming operations in connection with his promotion to senior vice president, western operations and process management in December 2005 — $3,819 mortgage assistance, and (iv) $1,760 PAC Company matching contributions; and

•	Mr. Bryja: (i) $897 — imputed life, (ii) $5,875 — 401(k) match, (iii) $2,960 — Company car, (iv) $1,381 — Company provided physical, and (v) $10,000 PAC Company matching contributions.

In 2009, the cash unit and equity awards previously granted to each of Messrs. Roberts, Wood, Kost, Peelish and Bryja by Legacy Foundation in January 2009 accelerated and vested at the time of the Merger, as did option awards granted to each of Messrs. Roberts, Wood, Bryja, and Peelish, as described in detail under “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.” The values associated with the equity acceleration in connection with the Merger, except with respect to the options, are set forth in the “Stock Awards” column. For the option awards, the values are included in the 2009 row of this column and described below as “option acceleration.”

Also included in this column for Messrs. Roberts, Wood, Kost, Peelish and Bryja are the values of their respective cash unit awards, which were granted to them by Legacy Foundation in January 2009. These awards accelerated and vested at the time of the Merger as described under “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Table,” entitling each of them to a cash payment to be paid on February 7, 2012 equal to $14.02 multiplied by the number of cash units held by each of them which unit numbers are set forth in the “# of Units” column of the Grants of Plan-Based Awards Table. The cash value of the units held by each of Messrs. Roberts, Wood, Kost, Peelish and Bryja is identified below as “cash unit acceleration.”

For 2009, perquisites and other items are as follows:

•	Mr. Crutchfield: (i) $1,288 — variable group life insurance premiums, (ii) $210 — supplemental disability insurance premiums, (iii) $80,409 — Company contributions to the SRP, (iv) $5,104 — 401(k) contributions made by us, (v) $9,120 — vehicle allowance (including associated tax gross-up), (vi) $4,800 — club associated benefit and (vii) $6,500 — Company provided physical;

•	Mr. Roberts: (i) $5,344 — imputed life, (ii) $9,800 — 401(k) match, (iii) $4,151 — Company car, (iv) $20,000 — PAC Company matching contributions for himself and his spouse, (v) $1,400,419 — SERP payout in connection with the Merger, (vi) $1,080 — Company provided physical, (vii) $70,000 — board fees, (viii) $1,250,437 — option acceleration (including $227,548 of incremental fair value with respect to his two options awards which were adjusted pursuant to anti-dilution provisions in the plan in connection with the Merger), (ix) $365,754 — cash unit acceleration, (x) $1,593,900 — severance paid in connection with the Merger and his termination of employment as Legacy Foundation’s chief executive officer and (xi) $422,625 — pro-rata target AIP bonus paid as severance in connection with the Merger and his termination of employment;

•	Mr. Wood: (i) $1,628 — imputed life, (ii) $9,800 — 401(k) match, (iii) $919,881 — SERP payout in connection with the Merger; (iv) $476,116 — option acceleration (including $100,359 of incremental fair value with respect to his two options awards which were adjusted pursuant to anti-dilution provisions in the plan in connection with the Merger) and (v) $102,542 — cash unit acceleration;

•	Mr. Kost: (i) $1,252 — imputed life, (ii) $9,800 — 401(k) match, (iii) $10,000 — PAC Company matching contributions, (iv) $1,306 — Company provided physical, (v) $557,664 — SERP payout in connection with the Merger, (vi) $3,543 — deferred compensation plan payout, and (vii) $192,382 — cash unit acceleration;

•	Mr. McMillion: (i) $1,241 — variable group life insurance premiums, (ii) $137 — supplemental disability insurance premiums, (iii) $38,259 — Company contributions to the SRP, (iv) $5,104 — 401(k) contributions made by us, (v) $9,225 — vehicle allowance (including associated tax gross-up) and (vi) $6,500 — Company provided physical;

•	Mr. Peelish: (i) $381 — imputed life, (ii) $9,471 — 401(k) match, (iii) $10,000 — PAC Company matching contributions, (iv) $124,041 — SERP payout in connection with the Merger, (v) $415,954— option acceleration (including $81,939 of incremental fair value with respect to his two options awards which were adjusted pursuant to anti-dilution provisions in the plan in connection with the Merger) and (vi) $58,800 — cash unit acceleration; and

•	Mr. Bryja: (i) $935 — imputed life, (ii) $9,800 — 401(k) match, (iii) $284,321 — SERP payout in connection with the Merger, (iv) $378,436 — option acceleration (including $65,318 of incremental fair value with respect to his two options awards which were adjusted pursuant to anti-dilution provisions in the plan in connection with the Merger) and (v) $124,750 — cash unit acceleration.

With respect to Messrs. Roberts, Wood, Kost, Peelish and Bryja, they did not receive a tax gross-up in connection with their personal use of an automobile provided by Alpha.

(5)	Prior to the date of the Merger, Messrs. Crutchfield and McMillion were only officers and, in the case of Mr. Crutchfield, a director of Legacy Alpha and not of Legacy Foundation and thus, in accordance with SEC guidance described under “The Merger and Presentation of Information,” the Company has not included herein any amounts paid, earned and/or awarded to them by Legacy Alpha prior to the date of the Merger.

Grants of Plan-Based Awards in 2009

The following table sets forth each non-equity and equity incentive plan award made or approved by the Company in 2009.

		Estimated Possible Payouts				Estimated Future Payouts
		Under				Under
		Non-Equity Incentive				Equity Incentive Plan
		Plan Awards(2)				Awards(3)
									All Other
									Stock	Aggregate
									Awards:	Grant Date
									Number of	Fair Value
									Shares of	of Stock
									Stock or	and Option
	Grant	# of	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(4)	Awards(5)
Name	Date	Units(1)	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Kevin S. Crutchfield(6)	8/3/2009	—	—	—	—	—	—	—	87,992	2,975,010
	8/3/2009	—	—	—	—	—	—	—	27,950	944,990
	11/18/2009	—	—	—	—	7,883	15,765	23,648	—	985,391
	11/18/2009	—	—	—	—	5,558	11,115	16,673	—	694,743
	11/18/2009	—	—	—	—	6,498	12,996	25,992	—	1,083,087

James F. Roberts	—	—	—	700,000	—	—	—	—	—	—
	1/9/2009	13,044	91,438	182,877	274,315	—	—	—	—	—
	1/9/2009	13,044	91,438	182,877	274,315	—	—	—	—	—
	1/9/2009	—	—	—	—	—	—	—	54,921	925,968
	1/9/2009	—	—	—	237,246	14,072	28,143	28,143	—	158,164
	1/9/2009	—	—	—	237,246	14,072	28,143	28,143	—	158,164
	8/3/2009	—	—	—	—	—	—	—	2,367	80,028

Frank J. Wood	—	—	—	215,800	—	—	—	—	—	—
	1/9/2009	3,657	25,636	51,271	76,907	—	—	—	—	—
	1/9/2009	3,657	25,636	51,271	76,907	—	—	—	—	—
	1/9/2009	—	—	—	—	—	—	—	15,393	259,526
	1/9/2009	—	—	—	66,513	3,945	7,890	7,890	—	44,342
	1/9/2009	—	—	—	66,513	3,945	7,890	7,890	—	44,342
	8/3/2009	—	—	—	—	—	—	—	29,577	999,998

Kurt D. Kost	—	—	—	337,500	—	—	—	—	—	—
	1/9/2009	6,861	48,096	96,191	144,287	—	—	—	—	—
	1/9/2009	6,861	48,096	96,191	144,287	—	—	—	—	—
	1/9/2009	—	—	—	—	—	—	—	28,887	487,035
	1/9/2009	—	—	—	124,806	7,403	14,805	14,805	—	83,204
	1/9/2009	—	—	—	124,806	7,403	14,805	14,805	—	83,204
	8/3/2009	—	—	—	—	—	—	—	41,778	1,412,514

Randy L. McMillion(6)	8/3/2009	—	—	—	—	—	—	—	7,764	262,501
	8/3/2009	—	—	—	—	—	—	—	2,588	87,500
	11/18/2009	—	—	—	—	3,900	7,800	11,700	—	487,539
	11/18/2009	—	—	—	—	2,753	5,505	8,258	—	344,090
	11/18/2009	—	—	—	—	3,249	6,498	12,996	—	541,543

Michael R. Peelish	—	—	—	148,850	—	—	—	—	—	—
	1/9/2009	2,097	14,700	29,400	44,100	—	—	—	—	—
	1/9/2009	2,097	14,700	29,400	44,100	—	—	—	—	—
	1/9/2009	—	—	—	—	—	—	—	8,820	148,705
	1/9/2009	—	—	—	38,112	2,261	4,521	4,521	—	25,408
	1/9/2009	—	—	—	38,112	2,261	4,521	4,521	—	25,408
	8/3/2009	—	—	—	—	—	—	—	17,747	600,026

James J. Bryja	—	—	—	243,750	—	—	—	—	—	—
	1/9/2009	4,449	31,187	62,375	93,562	—	—	—	—	—
	1/9/2009	4,449	31,187	62,375	93,562	—	—	—	—	—
	1/9/2009	—	—	—	—	—	—	—	18,723	315,670
	1/9/2009	—	—	—	80,904	4,799	9,597	9,597	—	53,935
	1/9/2009	—	—	—	80,904	4,799	9,597	9,597	—	53,935
	8/3/2009	—	—	—	—	—	—	—	11,480	388,139

(1)	This column includes cash units (at target) which were awarded to Messrs. Roberts, Wood, Kost, Peelish and Bryja by Legacy Foundation under the 2004 Stock Incentive Plan prior to the Merger — equal amounts of

EBITDA and FCF cash units. In connection with the Merger, each cash unit vested and was converted into one vested cash unit of the Company, representing the right to receive an amount in cash equal to $14.02 for each cash unit on February 27, 2012. The original award agreements also provided for the possible grant starting in 2010 of cash upside units in the event EBITDA and FCF performance goals were attained above the target performance goals in each of 2009, 2010 and 2011. The potential maximum value of the cash upside units for 2009, 2010 and 2011 are reflected in the “Maximum” column of the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” section of this table. As a result of the Merger, these upside units will not be awarded.

(2)	This column shows the cash unit amounts payable under the 2004 Stock Incentive Plan and also amounts related to bonuses to be paid in 2010, if earned in 2009, under the AIP, with respect to Messrs. Roberts, Wood, Kost, Peelish and Bryja. With respect the maximum amount payable under the cash units, see footnotes 1 and 3 of this table. With respect to the AIP bonuses, there are no thresholds or maximums (or equivalent items) for these bonuses, only target.

In connection with the Merger, Mr. Roberts executed an agreement relating to his resignation as chief executive officer of Legacy Foundation. As part of this agreement, he received $422,625 as his pro rata target AIP bonus for 2009, which is set forth in the “All Other Compensation” column of the Summary Compensation Table. For the actual amount of the 2009 AIP awards paid to Messrs. Wood, Kost, Peelish and Bryja, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

For information relating to the 2009 AIB awards made by Legacy Alpha to Messrs. Crutchfield and McMillion, see “Executive Compensation — Compensation Discussion and Analysis” and, for the AIB pay-out amounts, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	Legacy Foundation awarded performance restricted stock units to Messrs. Roberts, Wood, Kost, Peelish and Bryja under the 2004 Stock Incentive Plan — equal amounts of EBITDA performance restricted stock units and FCF performance restricted stock units. The awards originally had a three-year performance period. The original performance restricted stock unit award agreements also provided for the possible grant starting in 2010 of cash upside units in the event EBITDA and FCF performance goals were attained above the target performance goals in each of 2009, 2010 and 2011. The potential maximum value of the cash upside units to be granted for performance achieved for 2009, 2010 and 2011 are reflected in the “Maximum” column of the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” section of this table. Also, in connection with the Merger, all of the officer performance restricted stock units vested and were converted into vested restricted stock units of the Company under the 2004 Stock Incentive Plan, which will be settled for shares on February 7, 2012. As a result of the Merger, the cash upside units described herein will not be awarded. A description of the rollover restricted stock units is set forth in “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.”

The Legacy Alpha 2007, 2008 and 2009 performance share unit awards granted under the 2005 Long-Term Incentive Plan each contain or contained a “strategic” performance condition relating to successful acquisitions as explained more fully under “Executive Compensation — Compensation, Discussion and Analysis.” As discussed therein, the compensation committee determined, on November 18, 2009, that this condition of each of the awards had been earned at maximum, subject to the other terms and conditions of the awards, and thus, under FASB ASC Topic 718, a grant date was assigned to this condition at that time.

(4)	The amounts represent the number of time-based restricted stock units granted to each of our NEOs in 2009 under the 2004 Stock Incentive Plan, in the case of Messrs. Roberts, Wood, Kost, Peelish and Bryja, and under the 2005 Long-Term Incentive Plan, in the case of Messrs. Crutchfield and McMillion. In connection with the Merger, the time-based restricted stock units granted to Messrs. Roberts, Wood, Kost, Peelish and Bryja on January 9, 2009 accelerated and vested and, after adjustment by the Exchange Ratio, were settled for shares of the Company’s common stock. For a description of the terms of these awards, see “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.”

(5)	The aggregate grant date fair value calculations are computed in accordance with FASB ASC Topic 718 for the restricted stock units granted in January and August 2009 under the 2004 Stock Incentive Plan and in August

2009 under the 2005 Long-Term Incentive Plan, the performance restricted stock units granted in January 2009 under the 2004 Stock Incentive Plan, and in connection with the compensation committee’s determination in November 2009 that the strategic performance condition had been satisfied at maximum of the Legacy Alpha performance share units awarded under the 2005 Long-Term Incentive Plan (subject to the other terms and conditions of the awards) and disregarding any estimates of forfeitures. Consistent with FASB ASC Topic 718, in the case of Legacy Foundation performance restricted stock unit awards, for which at the commencement of each annual performance period within the three-year period annual targets were to be set, the aggregate grant date fair value reflects only the value for the first year’s performance period. Measurement date, compensation cost, and performance probability (in the case of performance-based restricted stock units and performance share units) are the assumptions used to calculate the aggregate grant date fair value of stock compensation. The calculations relating to the performance-based restricted stock units and the performance share units in these calculations are based on the maximum number of performance-based restricted stock units and performance share units (as to the strategic condition), which may be earned under the awards.

(6)	Prior to the date of the Merger, Messrs. Crutchfield and McMillion were only officers and, in the case of Mr. Crutchfield, a director of Legacy Alpha and not of Legacy Foundation and thus, in accordance with SEC guidance described in “The Merger and Presentation of Information,” the Company has not included herein any awards approved and granted to them by Legacy Alpha’s compensation committee prior to the date of the Merger.

Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Third Amended and Restated Employment Agreement with Kevin S. Crutchfield.

Our indirect wholly-owned subsidiary, Alpha Natural Resources Services, LLC, entered into a Third Amended and Restated Employment Agreement with Mr. Crutchfield (the “Crutchfield Employment Agreement”), to serve as our chief executive officer, and to be nominated for re-election to our board, which agreement became effective as of July 31, 2009. The term of the Crutchfield Employment Agreement ends on December 31, 2010, and the agreement term automatically renews for successive annual terms unless terminated by Mr. Crutchfield or us in advance of the end of the initial term or any renewal term.

Pursuant to the Crutchfield Employment Agreement, Mr. Crutchfield is entitled to the following: (i) a minimum annual base salary of $875,000, (ii) an annual bonus with a threshold pay-out opportunity of 50% of his then current base salary, a target pay-out opportunity of 100% of his then current base salary, and a maximum bonus opportunity of 200% of his then current base salary, based upon achievement of certain performance and other goals, (iii) participation in our long-term incentive plans, including equity incentive plans (provided that, to the extent the compensation committee awards regular cycle annual grants of equity securities to senior officers who report to Mr. Crutchfield, he will receive an equity grant which will be targeted at 150% of the highest number of such security granted to any such officers), (iv) four weeks of paid vacation, or such greater amount of vacation as may be determined in accordance with our vacation policy as in effect from time to time, (v) reimbursement of business expenses, and (vi) participation in our benefit plans on the same basis as other employees.

Mr. Crutchfield is also entitled to certain payments upon the occurrence of a change in control or certain employment termination events, including his resignation for “good reason” and termination without “employer cause.” These events and the related payouts to which Mr. Crutchfield may be entitled to are discussed under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

First Amended and Restated Employment Agreement with Kurt D. Kost.

We entered into a First Amended and Restated Employment Agreement with Mr. Kost (the “Kost Employment Agreement”), to serve as our president, which agreement became effective as of July 31, 2009. The current term of the Kost Employment Agreement ends on December 31, 2010, and the agreement term automatically renews for successive annual terms unless terminated by Mr. Kost or us in advance of the end of the initial term or any renewal term.

Pursuant to the Kost Employment Agreement, Mr. Kost is entitled to the following: (i) a minimum annual base salary of $565,000, (ii) an annual bonus with a threshold pay-out opportunity of 45% of his then current base salary, a target pay-out opportunity of 90% of his then current base salary, and a maximum bonus opportunity of 180% of his then current base salary, based upon achievement of certain performance and other goals, (iii) participation in our long-term incentive plans, including equity incentive plans, (iv) four weeks of paid vacation, or such greater amount of vacation as may be determined in accordance with our vacation policy as in effect from time to time, (v) reimbursement of business expenses, and (vi) participation in our benefit plans on the same basis as other employees.

Mr. Kost is also entitled to certain payments upon the occurrence of a change in control or certain employment termination events, including his resignation for “good reason” and termination without “employer cause.” These events and the related payouts to which Mr. Kost may be entitled to are discussed under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Agreement with James F. Roberts.

A description of Mr. Roberts’ agreement with Legacy Foundation regarding his termination of employment is set forth in “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Stock Options, Performance Share Units, Restricted Stock and Restricted Stock Units

The Company has maintained the 2004 Stock Incentive Plan and, in connection with the Merger, we assumed the 2005 Long-Term Incentive Plan and the 2004 Long-Term Incentive Plan, which were each previously administered by Legacy Alpha, as well as all of the awards previously issued by Legacy Alpha pursuant to these plans. The 2004 Stock Incentive Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights and other stock-based awards (including but not limited to awards of shares, rights to purchase shares, restricted share awards and stock unit awards). The 2005 Long-Term Incentive Plan and the 2004 Long-Term Incentive Plan each provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based awards and other types of awards deemed by the compensation committee to be consistent with the purposes of the plans. Each of these plans provide that our compensation committee will determine, in its discretion, any awards and specify in each agreement evidencing an award the effect on the award, if any, of the termination of employment of the award recipient or of a “change in control” of Alpha. For more information regarding the effects of an employment termination or change in control on any of these awards, see “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

Legacy Foundation Equity Awards.

Time Restricted Stock Units.  Pursuant to the merger agreement, at the effective time of the Merger, each outstanding time-based restricted stock unit previously issued by Legacy Foundation (the “Legacy Foundation Time RSUs”), including those Foundation Time RSUs held by Messrs. Roberts, Wood, Kost, Peelish and Bryja became fully vested and converted into the right to receive the Exchange Ratio per share. Messrs. Roberts, Wood, Kost, Peelish and Bryja received 59,534, 16,686, 31,313, 9,560 and 20,295 shares of common stock, respectively.

Stock Options.  In addition, at the effective time of the Merger, each Legacy Foundation stock option (the “Legacy Foundation Stock Options”) outstanding immediately prior to the Merger, including those held by Messrs. Roberts, Wood, Peelish and Bryja was converted into a fully vested option to purchase shares of Company common stock subject to terms and conditions set forth in a rollover nonqualified stock option agreement executed by the Company (the “Option Rollover Agreements”). The Option Rollover Agreements provide that if the grantee’s employment with the Company is terminated for any reason other than cause prior to the expiration date of the option, the option remains exercisable until the first to occur of the expiration date and the fourth anniversary of the date of the termination of employment. Aside from the accelerated vesting and post-termination exercise period, each new Company stock option continues to have the same terms and conditions as were applicable immediately before the Merger, except that each new Company stock option is exercisable for a number of whole shares of Company common stock equal to the product of the number of shares of Legacy Foundation common stock issuable upon exercise of the Legacy Foundation Stock Option immediately prior to the Merger multiplied by the Exchange Ratio and the per share exercise price of each new Company stock option is equal to the quotient determined by dividing the per share exercise price of the Legacy Foundation Stock Option by the Exchange Ratio. Pursuant to the foregoing, Mr. Roberts’ two outstanding Legacy Foundation Stock Options were converted into a new Company stock option to purchase 339,156 shares of Company common stock for $7.87 per share and a new Company stock option to purchase 88,643 shares of Company common stock for $4.50 per share. Mr. Wood’s two outstanding Legacy Foundation Stock Options were converted into a new Company stock option to purchase 161,120 shares of Company common stock for $7.87 per share and a new Company stock option to purchase 23,959 shares of Company common stock for $4.50 per share. Mr. Peelish’s two outstanding Legacy Foundation Stock Options were converted into a new Company stock option to purchase 129,936 shares of Company common stock for $7.87 per share and a new Company stock option to purchase 21,296 shares of Company common stock for $4.50 per share. Mr. Bryja’s two outstanding Legacy Foundation Stock Options were converted into a new Company stock option to purchase 101,535 shares of Company common stock for $7.87 per share and a new Company stock option to purchase 19,966 shares of Company common stock for $4.50 per share.

Performance Restricted Stock Units and Cash Units.  Also, in connection with the Merger, each performance-based restricted stock unit issued by Legacy Foundation (the “Legacy Foundation Performance RSUs”) prior to the Merger that was held by a member of senior management and outstanding immediately prior to the Merger, including those held by Messrs. Roberts, Wood, Kost, Peelish and Bryja became fully vested and converted into a vested restricted stock unit of the Company to be settled in 2012. The number of shares of Company common stock subject to each such vested Legacy Foundation Performance RSU is equal to the product of the number of shares of common stock subject to the applicable Legacy Foundation Performance RSU immediately before the Merger multiplied by the Exchange Ratio. Pursuant to the foregoing, Messrs. Roberts’, Wood’s, Kost’s, Peelish’s, and Bryja’s then outstanding Legacy Foundation Performance RSUs, were converted into vested restricted stock units entitling them to 61,014, 17,100, 32,094, 9,798 and 20,802 shares of Company common stock, respectively, in 2012. In addition, each cash unit outstanding prior to the Merger that was held by a member of senior management, including those held by Messrs. Roberts, Wood, Kost, Peelish and Bryja became fully vested and converted into 26,088, 7,314, 13,722, 4,194 and 8,898 cash units of the Company, respectively, otherwise having the same terms and conditions as were applicable immediately before the effective time of the Merger. Each such vested cash unit of the Company represents the right of its holder to receive $14.02 in cash, which is equivalent to 100% of its original value, such amount to be payable in 2012, upon the same schedule applicable to the Legacy Foundation cash units.

Legacy Alpha Equity Awards.

Stock Options.  During 2004 and 2005, Legacy Alpha issued non-qualified stock options under both the 2004 Long-Term Incentive Plan and the 2005 Long-Term Incentive Plan to participants in these plans, including Messrs. Crutchfield and McMillion. Each of these stock option awards was assumed by the Company in connection with the Merger. The stock options granted under these plans, including those awarded to Messrs. Crutchfield and McMillion, were each issued pursuant to an option agreement that provides for vesting over a five-year period, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of the grant date while the executive continues to be employed by us. For more information regarding these option awards, see “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination and Change in Control.”

Restricted Stock.  From 2005 until the Merger, Legacy Alpha granted annual restricted stock awards under the 2005 Long-Term Incentive Plan to participants in the plan, including Messrs. Crutchfield and McMillion. Each of these restricted stock awards was assumed by the Company in connection with the Merger. These awards were made pursuant to restricted stock agreements that provide for vesting over a three-year period, with one-third of the shares vesting on each of the first, second and third anniversaries of the applicable grant date. The agreements provide that all unvested shares are automatically forfeited on the date the executive ceases to be employed by us, except upon certain circumstances which are described under “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

Performance Share Units.  From 2006 until the Merger, Legacy Alpha granted annual performance share unit awards under the 2005 Long-Term Incentive Plan to participants in the plan. Messrs. Crutchfield and McMillion were granted performance share unit awards entitling them to receive shares of common stock following the end of a three-year performance period that commenced on January 1, 2007, with respect to the 2007 awards, January 1, 2008, with respect to the 2008 awards, and January 1, 2009, with respect to the 2009 awards, if earned. Each of these performance share unit awards was assumed by the Company in connection with the Merger. Payout of the 2007, 2008 and 2009 performance share unit awards, if earned, following the end of the performance period will be based on an amount equal to a percentage of the executive’s annual base salary multiplied by a percentage ranging from 0% to 150%, in the case of the 2007 awards, 0% to 150%, in the case of the 2008 awards, and 0% to 200%, in the case of the 2009 awards, determined by the extent to which we achieve related goals. Each of the performance share unit awards granted to these executives has been awarded pursuant to a performance share unit award agreement, which provides that the executive will not be entitled to receive any shares or other compensation with respect to the performance share unit awards if the executive ceases to be employed by us, except under certain circumstances which are described under “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

Equity Awards Made in Connection with the Merger.

As more fully described under “Executive Compensation — Compensation Discussion and Analysis,” after the closing of the Merger, the Company granted equalizing restricted stock unit awards to certain executive officers of the Company who were former officers of Legacy Alpha, including Messrs. Crutchfield and McMillion. These awards were issued under the Company’s 2005 Long-Term Incentive Plan and will vest in one-third installments on each anniversary date of the grant date over a three-year period.

The Company also granted retention restricted stock unit awards to officers and employees of the Company after the closing of the Merger, including Messrs. Crutchfield, Wood, Kost, McMillion, Peelish and Bryja. The retention restricted stock unit awards granted to Messrs. Crutchfield and McMillion will vest seventy-five percent (75%) on February 25, 2012 and twenty-five percent (25%) on August 3, 2012 if the grantee is employed with the Company on each such date. The retention restricted stock unit awards granted to Messrs. Kost, Wood, Peelish and Bryja will generally cliff vest on the third anniversary of the grant date if the grantee is employed with the Company on such date. For additional information regarding these awards, see “Executive Compensation — Compensation Discussion and Analysis.”

Annual Incentive Plans

As described under “Executive Compensation — Compensation Discussion and Analysis,” the Company maintains the AIP and assumed Legacy’s Alpha’s AIB in connection with the Merger. Each of our named executive officers, as well as other executive officers and key employees, are eligible to participate in either the AIP or the AIB. Upon our achievement of certain pre-approved financial and individual performance goals, each of the participants will be eligible to receive a cash bonus based upon a percentage of their respective annual base salaries. Achievement of the financial and individual performance goals is measured following the completion of the year and payment of any earned bonuses is made within the first quarter of the year following the measurement period. In order to be eligible to receive a cash bonus under the AIP or AIB, as applicable, the participant must generally be employed through the end of the year. For additional information regarding the effect of employment termination or a change in control upon the awards, see “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

Perquisites and Other Benefits

We offer certain limited perquisites and other benefits to our named executive officers and certain other employees as described below:

Variable Group Life Insurance.

We provide Messrs. Crutchfield and McMillion and certain other Legacy Alpha employees with an enhanced life insurance benefit in which their life insurance coverage is three times annual base salary up to a $2 million maximum.

Supplemental Disability Insurance (“SDIP”).

We also pay the premiums for income protection insurance coverage for Messrs. Crutchfield and McMillion and selected Legacy Alpha key employees, which complements our current optional group long-term disability coverage for them by providing additional protection against the financial impacts of a disability. Under our optional long-term disability program, we and the employee equally split the premium cost and, to receive the SDIP benefit, an eligible employee does not have to be enrolled in the optional group long-term disability coverage. The SDIP provides a monthly benefit in the event of a disability, which, in concert with the optional long-term disability program, enables these employees to protect up to 60% of their total income, including base salary and eligible bonus compensation.

Vehicle Allowance.

Certain of our named executive officers and other employees receive a vehicle allowance benefit.

PAC Matching Contributions.

This program is described under “Corporate Governance and Related Matters — Additional Information Regarding Our Director Compensation Table” and has permitted our Legacy Foundation NEOs to make contributions to the Company’s PAC which provides up to a maximum 2:1 match for the maximum annual individual contribution amount ($5,000) allowed by the Federal Election Commission.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth the outstanding equity awards of our NEOs at December 31, 2009.

								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market or
							Number	Payout
					Number	Market	of Unearned	Value of
					of	Value of	Shares,	Unearned
	Number of	Number of			Shares or	Shares or	Units or	Shares,
	Securities	Securities			Units of	Units of	Other	Units or
	Underlying	Underlying			Stock	Stock	Rights	Other
	Unexercised	Unexercised	Option		That	That	That	Rights That
	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable(1)	Unexercisable(2)	Price	Expiration	Vested(3)	Vested(4)	Vested(5)	Vested(4)
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Kevin S. Crutchfield	53,324	14,581	19.00	2/13/2015	—	—	—	—
	—	—	—	—	342,627	14,863,159	—	—
	—	—	—	—	—	—	119,985	5,204,949

James F. Roberts	38,643	—	4.50	8/10/2014	—	—	—	—
	194,156	—	7.87	8/10/2014	—	—	—	—
	—	—	—	—	2,367	102,680	—	—

Frank J. Wood	23,959	—	4.50	8/10/2014	—	—	—	—
	161,120	—	7.87	8/10/2014	—	—	—	—
	—	—	—	—	29,577	1,283,050	—	—

Kurt D. Kost	—	—	—	—	41,778	1,812,330	—	—

Randy L. McMillion	24,000	12,000	23.50	5/11/2015	—	—	—	—
	—	—	—	—	124,927	5,419,334	—	—
	—	—	—	—	—	—	59,836	2,595,686

Michael R. Peelish	100,000	—	7.87	8/10/2014	—	—	—	—
	—	—	—	—	17,747	769,865	—	—

James J. Bryja	19,966	—	4.50	8/10/2014	—	—	—	—
	101,535	—	7.87	8/10/2014	—	—	—	—
	—	—	—	—	11,480	498,002	—	—

(1)	The exercisable portion of Mr. Crutchfield’s stock option award vested, in equal annual installments, on each February 14th of 2006, 2007, 2008 and 2009. The exercisable portion of Mr. McMillion’s stock option award vested, in equal annual installments, on each May 12th of 2006, 2007, 2008 and 2009. Messrs. Roberts’, Wood’s, Peelish’s, and Bryja’s stock option awards fully vested at the time of the Merger.

(2)	The unexercisable portion of Mr. Crutchfield’s stock option award as of December 31, 2009 vested on February 14, 2010. The unexercisable portion of Mr. McMillion’s stock option award will vest on May 12, 2010.

(3)	This column includes the 2007 performance share units issued under the 2005 Long-Term Incentive Plan to Messrs. Crutchfield and McMillion, which had a performance period of January 1, 2007 through December 31, 2009. The performance conditions relating to the 2007 performance share units were satisfied on December 31, 2009, but the performance share units remained unvested until February 10, 2010. Such number of performance share units delivered in connection with the vesting are included in this column and set forth in “Executive Compensation — Compensation Discussion and Analysis.”

This column also includes unvested restricted stock awards and unvested restricted stock unit awards. Below is the vesting information for shares of restricted stock and restricted stock units that are outstanding as of December 31, 2009, with the exception of Mr. Roberts initial board grant of 2,367 restricted stock units, which will vest six months after termination of his service on our board.

Restricted Stock Awards

	Vesting
Name	Date	Number of Shares	Awards

Kevin S. Crutchfield	1/7/2010	17,517	17,517
	1/7/2010	7,410
	1/7/2011	7,410	14,820
	1/7/2010	9,626
	1/7/2011	9,626
	1/7/2012	9,626	28,878
	2/25/2012	86,643	86,643
Randy L. McMillion	1/7/2010	8,667	8,667
	1/7/2010	3,670
	1/7/2011	3,670	7,340
	1/7/2010	4,813
	1/7/2011	4,813
	1/7/2012	4,813	14,439
	2/25/2012	45,127	45,127

Restricted Stock Units

	Vesting
Name	Date	Number of Shares	Awards

Kevin S. Crutchfield	8/3/2010	29,331
	8/3/2011	29,331
	8/3/2012	29,330	87,992
	2/25/2012	20,963
	8/3/2012	6,987	27,950
Frank J. Wood	8/3/2012	29,577	29,577
Kurt D. Kost	8/3/2012	41,778	41,778
Randy L. McMillion	8/3/2010	2,588
	8/3/2011	2,588
	8/3/2012	2,588	7,764
	2/25/2012	1,941
	8/3/2012	647	2,588
Michael R. Peelish	8/3/2012	17,747	17,747
James J. Bryja	8/3/2012	11,480	11,480

(4)	These values were calculated based on a market price of $43.38 per share, the closing market price per share of Alpha’s common stock on December 31, 2009. In the case of the final column, the payout value reported is based on achieving performance goals at the maximum level for 2008 performance share unit awards, and at the maximum level for 2009 performance share unit awards.

(5)	This column shows the number of unvested performance share units (and for which the performance conditions have not been satisfied) as of December 31, 2009. The scheduled vesting date for the 2008 performance share unit awards is in the first quarter of 2011 and, in the case of the 2009 performance share unit awards, in the first quarter of 2012, assuming, in both cases, the achievement of pre-approved performance objectives. The performance share unit amounts presented for the 2008 performance share unit awards are based on achieving performance goals at maximum levels (150%). The performance share unit amounts presented for the 2009 performance share unit awards are based on achieving performance goals at maximum levels (200%). The table below sets forth the number of performance share units granted in 2008 and 2009, respectively, at the levels described in the preceding sentences.

Name	2008	2009

Kevin S. Crutchfield	33,345	86,640
Randy L. McMillion	16,516	43,320

Option Exercises and Stock Vested in 2009

This table shows the value (before applicable state and federal income taxes) of our NEOs’ stock options which were exercised, or for stock awards that vested, during 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares/Units	Value
	Acquired on	Value Realized on	Acquired	Realized
	Exercise	Exercise(1)	on Vesting(2)	on Vesting
Name	(#)	($)	(#)	($)(2)
Kevin S. Crutchfield (3)	5,000	130,000	—	—

James F. Roberts	195,000	5,444,712	120,548	4,015,454

Frank J. Wood	—	—	33,786	1,125,412

Kurt D. Kost	—	—	70,860	1,625,600

Randy L. McMillion (3)	24,000	480,126	—	—

Michael R. Peelish	51,232	1,462,980	19,358	644,815

James J. Bryja	—	—	41,097	1,368,941

(1)	The value realized upon exercise of an option is based on the difference between the market price per share of the underlying stock at exercise and the exercise price per share of the options.

(2)	At the time of the Merger, Messrs. Roberts’, Woods’, Kost’s, Peelish’s and Bryja’s performance restricted stock units in the target amounts of 56,286 (including 28,143 EBITDA restricted stock units and 28,143 FCF restricted stock units), 15,780 (including 7,890 EBITDA restricted stock units and 7,890 FCF restricted stock units), 29,610 (including 14,805 EBITDA restricted stock units and 14,805 FCF restricted stock units), 9,042 (including 4,521 EBITDA restricted stock units and 4,521 FCF restricted stock units) and 19,194 (including 9,597 EBITDA restricted stock units and 9,597 FCF restricted stock units), respectively, were converted into 61,014, 17,100, 32,094, 9,798 and 20,802 vested restricted stock units of the Company, respectively, which numbers represent the number of outstanding performance restricted stock units held by them just prior to the Merger multiplied by the Exchange Ratio. The vested restricted stock units held by Messrs. Roberts, Wood, Kost, Peelish and Bryja will be settled for shares on February 27, 2012.

Additionally, at the time of the Merger, Messrs. Roberts’, Wood’s, Kost’s, Peelish’s and Bryja’s time restricted stock units of 54,921, 15,393, 28,887, 8,820 and 18,723, respectively, vested and were converted into 59,534, 16,686, 31,313, 9,560 and 20,295 shares of common stock of the Company, respectively, which numbers represent the number of time restricted stock units held by them just prior to the Merger multiplied by the Exchange Ratio.

(3)	Prior to the date of the Merger, Messrs. Crutchfield and McMillion were only officers and, in the case of Mr. Crutchfield, a director of Legacy Alpha and not of Legacy Foundation and thus, in accordance with SEC guidance described in “The Merger and Presentation of Information,” the Company has not included herein any of their respective option exercises or stock awards which vested prior to the Merger.

Pension Benefits in 2009

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including the tax-qualified defined benefit plan and the SERP, but excluding defined contribution plans.

			Present Value
			of	Payments
		Years of	Accumulated	During Last
	Plan	Credited	Benefits*(3)	Fiscal Year(4)
Name	Name	Service	($)	($)
Kevin S. Crutchfield	Qualified	—	—	—

	SERP	—	—	—

James F. Roberts(1)	Qualified	—	—	424,145

	SERP	—	—	1,400,419

Frank J. Wood	Qualified	30.583	829,211	—

	SERP(2)	0.417	244,680	919,881

Kurt D. Kost	Qualified	29.500	716,378	—

	SERP(2)	0.417	443,752	557,664

Randy L. McMillion	Qualified	—	—	—

	SERP	—	—	—

Michael R. Peelish	Qualified	20.188	416,986	—

	SERP(2)	0.417	43,397	124,041

James J. Bryja	Qualified	13.608	370,148	—

	SERP(2)	0.417	114,254	284,321

*	Estimates shown as of fiscal year-end (December 31, 2009).

(1)	For Mr. Roberts, SERP and Qualified Salaried Plan benefits were cashed out in connection with his retirement and the Merger. These distributions occurred on August 13, 2009.

(2)	SERP benefits accrued prior to July 30, 2004 and were cashed out prior to 2009 due to a previous change in control. SERP benefits accrued during the period from August 1, 2004 through the Merger were cashed out in 2009 due to the Merger. SERP service reflects the period after the Merger.

(3)	The following assumptions and data were used in calculating the actuarial present value of accumulated benefits under the Qualified Salaried Plan and the SERP: (i) service and estimated 5-year average compensation through December 31, 2009; (ii) a discount rate of 5.43%; (iii) retirement at age 62; (iv) no pre-retirement mortality; (v) post-retirement mortality and interest based on the better of IRC Section 417(e)(3) mortality with an interest rate equal to the discount rate and UP-84 Unisex mortality with 4.00% interest; and (vi) a lump sum election. Lump sum benefits are available, on a reduced basis, as early as age 55 if the participant has 10 or more years of service.

(4)	Amount includes SERP payments associated with the Merger and Qualified Salaried Plan payments upon the retirement of Mr. Roberts. Distributions (e.g., lump sum payments and purchase of individual annuities from an insurance company) prior to 2009 are not included; benefits from such plans are described below.

Additional Information Regarding Our Pension Benefits Table

Retirement Plan for Salaried Employees of Foundation Coal Corporation (the “Qualified Salaried Plan”)

The Qualified Salaried Plan was established by Legacy Foundation prior to the Merger to provide retirement benefits to eligible employees of the Company and certain subsidiaries and affiliates that have elected to participate in the Qualified Salaried Plan. For purposes of this section, participating employers will be collectively referred to hereinafter as the “Company.” The Qualified Salaried Plan is a qualified defined benefit plan that provides for retirement benefits based on a participant’s years of service, compensation and social security benefits. Generally all salaried employees of a Company who are paid on the United States payroll and who were hired or transferred to an eligible status before January 1, 2009 are eligible to participate in the Qualified Salaried Plan.

Normal Retirement Benefit.

A participant who retires on or after attaining age 65, or if later, the 5th anniversary of commencing participation in the Qualified Salaried Plan (“normal retirement age”), is eligible for a normal retirement benefit, which generally will commence on the first day of the following month. For employees retiring on or after January 1, 2009, the normal retirement benefit is a single life annuity payable monthly and is determined in accordance with the following formula: (i) 1.7% of the participant’s final average compensation (defined below) determined as of the December 31st prior to retirement; multiplied by the number of full and fractional years of benefit service determined as of the December 31st prior to retirement; plus (ii) 1.7% of the compensation paid for the plan year in which the participant retired; minus (iii) 1.1% of the participant’s social security offset (defined below) multiplied by the number of full and fractional years of benefit service determined as of the December 31st prior to retirement.

The term “final average compensation” means the average of compensation (defined below) over the five full consecutive calendar years during the last ten years of service that yields the highest average.

The term “compensation” means the participant’s base salary, overtime, and certain bonuses paid during the year, up to the maximum annual compensation limit, which is established by the Internal Revenue Service ($245,000 for 2009, as adjusted periodically by the Internal Revenue Service to reflect cost-of-living increases).

A participant’s “social security offset” is determined by multiplying the participant’s highest average annual compensation for any consecutive 3-year period during the last ten years of employment (up to a maximum of the covered compensation (defined below) amount) by 50% for participants born before 1938, 47% for participants born after 1937 and before 1955, and 44% for participants born after 1954.

The term “covered compensation” means an amount, which is annually adjusted, equal to the average of the annual maximum social security taxable wage bases for the 35-year period ending with the last day of the calendar year preceding the calendar year in which the participant attains (or will attain) his or her Social Security normal retirement age (i.e., age 65 if born before 1938, age 66 if born after 1937 but before 1955, age 67 if born after 1954).

Normal Retirement Benefit for Certain Former AMAX Inc. Employees.

The normal retirement benefit for a participant who was employed by AMAX Inc. on November 15, 1993, and became an employee of Cyprus Amax Minerals Company as a result of the merger of Cyprus Minerals Company and AMAX Inc. (“Former AMAX Employee”) is the greater of (1) the normal retirement benefit calculated under the terms of the Qualified Salaried Plan (as described above) taking into account all of the participant’s benefit service, including benefit service under the Retirement Plan for Salaried Employees of AMAX and its Subsidiaries (“AMAX Salaried Pension”), or (2) the normal retirement benefit under the AMAX Salaried Pension as of December 31, 1993; reduced by (a) the amount payable under the group annuity contract purchased in connection with the termination of the AMAX Retirement Plan for Salaried Employees in 1991 (“Terminated AMAX Plan Annuity”), and (b) the annual benefit which is the actuarial equivalent of the participant’s account balance under the AMAX Inc. Defined Contribution Pension Plan for Salaried Employees as of December 31, 1993.

The predecessor plan liability for the Former AMAX Employees’ accrued benefits under the AMAX Salaried Pension was transferred to an insurance carrier (Met Life) as of December 31, 1993. To the extent a participant’s accrued benefit is attributable to the normal retirement benefit under the AMAX Salaried Pension as of December 31, 1993, it remains subject to certain provisions of the AMAX Salaried Pension including, but not limited to, early retirement and optional forms of payment.

Messrs. Kost and Wood are Former AMAX Employees and their normal retirement benefit under the Qualified Salaried Plan is determined in accordance with the special provisions described above for Former AMAX Employees.

Late Retirement Benefit.

If a participant continues to work after attaining normal retirement age, the participant will be eligible for a late retirement benefit, which generally will commence on the first day of the month following actual retirement. The late retirement benefit is determined in the same manner as the normal retirement benefit, using all of the participant’s credited service and compensation earned as of the actual retirement date.

Early Retirement Benefit.

A participant who retires on or after attaining early retirement age, but before attaining normal retirement age, is entitled to an early retirement benefit. A participant attains early retirement age on the later of the date on which the participant attains age 55 or completes ten years of vesting service. A participant’s early retirement benefit is determined by first calculating his or her normal retirement benefit based on the participant’s compensation and years of benefit service earned through the date of actual retirement. This amount is then reduced to reflect the participant’s age when benefit payments begin. A participant may elect to have the early retirement benefit begin on the first day of the month after retirement or may elect to delay the start of the early retirement benefit until any later month, but no later than the participant’s normal retirement age. If a participant elects to have the early retirement benefits begin before normal retirement age, the participant’s benefit will be reduced by 5% for each full year (or 0.4167% per month) prior to age 62 that the benefit payments begin.

Mr. Wood was eligible for early retirement benefits under the Qualified Salaried Plan as of December 31, 2009.

Vested Deferred Retirement Benefit.

If a participant terminates employment after completing five years of vesting service, but before meeting the eligibility requirements for any other plan benefits (e.g., early or normal retirement), the participant is eligible for a vested deferred retirement benefit. The vested deferred retirement benefit is determined in the same manner as the normal retirement benefit, but is based on the participant’s compensation, benefit service and benefit formula in effect at the time of the participant’s termination of employment. The vested deferred retirement benefit generally is payable at the participant’s normal retirement age. However, if a participant has completed at least ten years of vesting service at the time of his or her termination of employment, the participant may elect to have the payment of the vested deferred retirement benefit commence at any time after the participant attains age 55. If a participant makes this election, the participant’s payments will be actuarially reduced to reflect the longer period of time over which they will be made.

Disability Retirement Benefit.

A participant who terminates employment on account of a total disability may be eligible to receive a disability retirement benefit from the plan. A disability retirement benefit is determined based on the participant’s compensation and social security offset which is in effect on the first day of the month coincident with or following the month in which Company-sponsored long-term disability benefits (“LTD”) commence. For this purpose, benefit service will include periods during which LTD is being paid. A participant’s disability retirement benefits generally will commence when the participant attains normal retirement age. However, if the participant has completed at least ten years of vesting service, the participant may elect to have disability retirement benefits commence as early as age 55. If a participant elects to have disability retirement benefits commence before age 62, the participant’s benefits will be reduced by 5% for each year prior to age 62 that benefit payments commence.

The term “total disability” means any total and permanent disability for which a participant is eligible and receiving benefits under LTD. For this purpose, a total and permanent disability generally is defined as a physical or mental condition that renders a participant incapable of either continuing employment with the Company or engaging in any occupation or employment for remuneration and which is not the result of criminal activity.

Form of Benefit Payments.

Unless a participant elects an optional form of payment, a participant’s benefit under the Qualified Salaried Plan will be paid in the form of a single life annuity if the participant is not married when payments commence, or in the form of an actuarially equivalent 50% joint and survivor annuity (with the participant’s spouse as the joint annuitant) if the participant is married when payments commence. Alternatively, a participant (with spousal consent, if applicable) can elect to receive his or her benefit under one of the following actuarially equivalent optional forms or payment: (i) single life annuity, (ii) 75% joint and survivor annuity, (iii) 100% joint and survivor annuity, and (iv) single lump sum payment.

Supplemental Executive Retirement Plan (SERP)

The SERP is a nonqualified, unfunded deferred compensation plan established by Legacy Foundation prior to the Merger. It is maintained for the benefit of eligible employees under the Qualified Salaried Plan, whose compensation and benefits exceed the limits imposed by sections 401(a)(17) and/or 415 of the Code. The purpose of the SERP is to assist the Company in retaining and attracting key executives and select employees by providing retirement benefits that are not restricted by the artificial limits imposed by the Code.

The supplemental benefit provided under the SERP is determined under the following formula: (i) the participant’s vested benefit that would have been payable under the Qualified Salaried Plan (a) had the limitations of Code sections 415 and 401(a)(17) not been applied, and (b) had any compensation, included in the year of deferral, which is deferred under any deferred compensation plan sponsored by the Company been included in the participant’s compensation for purposes of the Qualified Salaried Plan; minus (ii) the participant’s vested benefit payable under the Qualified Salaried Plan, minus (iii) the participant’s supplemental benefit under the RAG American Coal Supplemental Executive Retirement Plan, if any; and minus (iv) any supplemental benefit previously paid from the SERP.

A participant’s supplemental benefit under the SERP generally is paid in an actuarial equivalent (using the actuarial assumptions specified in the Qualified Salaried Plan) single lump sum payment on the later of (1) the six month anniversary of the date following the participant’s separation from service with the Company, or (2) the date the participant is first eligible for either early retirement or normal retirement benefits under the Qualified Salaried Plan. In the event of a change in control (as specifically defined in the SERP), a participant may be entitled to a change in control supplemental benefit equal to the actuarial equivalent of the participant’s supplemental benefit amount, if any, determined as though the participant experienced a separation from service on the date the change in control is deemed to have occurred. Any change in control supplemental benefit would be paid in a single lump sum payment within 90 days after the date the change in control occurs.

Messrs. Wood, Kost, Peelish and Bryja currently participate in the SERP. Messrs. Roberts, Wood, Kost, Peelish and Bryja received supplemental benefits under the SERP on January 21, 2010 in connection with the Merger, which the committee administering the SERP determined constituted a “change in control” under the terms of the SERP. The SERP pay-out amounts made to each applicable NEO are set forth in the “All Other Compensation” column of the Summary Compensation Table.

Nonqualified Deferred Compensation in 2009

The following table sets forth information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions in	Contributions in	Earnings	Aggregate	at Last
	Last Fiscal	Last Fiscal	in Last Fiscal	Withdrawals/	Fiscal Year
	Year(1)	Year(2)	Year(3)	Distributions(4)	End(5)
Name	($)	($)	($)	($)	($)
Kevin S. Crutchfield(6)	—	80,409	4,387	—	296,324

James F. Roberts	—	2,398,130	—	—	2,398,130

Frank J. Wood	—	672,130	—	—	672,130

Kurt D. Kost	25,282	1,261,442	4,510	3,543	1,287,691

Randy L. McMillion(6)	—	38,259	1,313	—	97,729

Michael R. Peelish	—	385,155	—	—	385,155

James J. Bryja	—	817,675	—	—	817,675

(1)	The amount in this column reflects the amount contributed by Mr. Kost into his account under the Legacy Foundation Deferred Compensation Plan.

(2)	Our post-Merger 2009 contributions to the SRP accounts of each of Messrs. Crutchfield and McMillion under the Legacy Alpha Deferred Compensation Plan are also included in the “All Other Compensation” column of the Summary Compensation Table for each of them. The Company does not contribute to participant accounts under the Legacy Foundation Deferred Compensation Plan.

As described in “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Our Grants of Plan-Based Awards Table,” the performance restricted stock unit and cash unit awards of Messrs. Roberts, Kost, Wood, Peelish and Bryja accelerated and vested at the time of the Merger. The performance restricted stock units were exchanged for vested restricted stock unit awards which will not be settled for shares until February 7, 2012. The cash units were vested (at target) and converted into the right to receive an amount in cash equal to $14.02 per unit, which amounts will not be paid out until February 7, 2012. This column includes the values of the vested restricted stock units and cash units granted for which payment has been deferred until February 7, 2012 and, in the case of the vested restricted stock units, the values were calculated by multiplying the number of shares underlying each vested restricted stock unit award by the closing market price of the Company’s common stock on the date of the Merger and, in the case of the cash units, by multiplying the number of cash units by $14.02. These values are also included in the 2009 rows of the “Stock Awards” and “All Other Compensation” columns for each of Messrs. Roberts, Wood, Kost, Peelish and Bryja.

The following table provides a breakdown of the amounts included in this column:

	Vested Restricted Stock
	Units	Vested Cash Units
	(Settle on	(Settle on
Name	February 7, 2012)	February 7, 2012)	SRP Contributions
Kevin S. Crutchfield	—	—	80,409
James F. Roberts	2,032,376	365,754	—
Frank J. Wood	569,588	102,542	—
Kurt D. Kost	1,069,060	192,382	—
Randy L. McMillion	—	—	38,259
Michael R. Peelish	326,355	58,800	—
James J. Bryja	692,925	124,750	—

(3)	The post-Merger earnings under the SRP accounts of the Legacy Alpha Deferred Compensation Plan are calculated using the Moody’s AAA corporate bond rate which is selected by us and may not be changed without the approval of our compensation committee. This rate is applied to the amount currently in the SRP account for each individual officer. Under the Legacy Foundation Deferred Compensation Plan, earnings and losses (including interest, dividends, market appreciation or depreciation) are based on investment options selected by the participant. Since these earnings under both plans are not “above market” or preferential, the earnings are not reported in the Summary Compensation Table.

(4)	The Merger was deemed a “change in control” under the Legacy Foundation Deferred Compensation Plan. In connection therewith, Mr. Kost accrued a right to a “change in control” distribution as of the Merger and, after the Merger, continues to accrue amounts thereunder. This amount is also included in the 2009 row of the “All Other Compensation” column of the Summary Compensation Table.

(5)	This column for Messrs. Crutchfield and McMillion includes our 2009 post-Merger SRP contributions to their respective accounts (which were $80,409 for Mr. Crutchfield and $38,259 for Mr. McMillion), which are also included in the 2009 row of the “All Other Compensation” column of the Summary Compensation Table. This column for Messrs. Roberts, Wood, Kost, Peelish and Bryja includes the value of their respective vested restricted stock units on the date of the Merger in the amounts of $2,032,376, $569,588, $1,069,060, $326,355, and $692,925, respectively (which are also included in the 2009 rows of the “Stock Awards” column of the Summary Compensation Table). This column for Messrs. Roberts, Wood, Kost, Peelish and Bryja also includes the value of their respective vested cash units on the date of the Merger in the amounts of $365,754, $102,542, $192,383, $58,800, and $124,750, respectively (which were also included in their 2009 rows of the “All Other Compensation” column of the Summary Compensation Table.

(6)	Prior to the Merger, Messrs. Crutchfield and McMillion were only officers and, in the case of Mr. Crutchfield, a director of Legacy Alpha and not of Legacy Foundation and thus, in accordance with SEC guidance described in “The Merger and Presentation of Information,” the Company has not included herein any Legacy Alpha executive contributions prior to the Merger.

Additional Information Regarding Our Nonqualified Deferred Compensation Plan Table

Legacy Foundation Deferred Compensation Plan

Prior to the Merger, Legacy Foundation established the Legacy Foundation Deferred Compensation Plan. The Legacy Foundation Deferred Compensation Plan is a nonqualified, unfunded deferred compensation plan maintained by the Company for the purpose of providing retirement benefits to a select group of management and highly compensated employees of the Company and any participating affiliates through a combination of deemed employer and employee deferrals. Only those employees who are specifically designated by the compensation committee (or its designee) are eligible to participate.

Under the plan, an eligible participant can elect to defer from 1% to 35% of his or her eligible compensation, which includes both a participant’s base salary and annual bonus. For this purpose, the term “annual bonus” means the annual cash bonus a participant earns for a particular calendar year based on the participant’s and/or employer’s satisfaction of pre-approved, specified performance targets for such year, excluding any amounts earned under the 2004 Stock Incentive Plan (or any successor plan thereto).

An eligible participant who, on or after January 1, 2009, (i) is first hired or rehired by a participating employer, or (ii) transfers employment from a non-participating employer to a participating employer and is not eligible to participate in a qualified defined benefit pension plan maintained by the employer, is also eligible to receive a supplemental retirement contribution equal to 5% of the participant’s eligible compensation in excess of the limitation on compensation imposed by Code section 401(a)(17).

The benefit provided under the Legacy Foundation Deferred Compensation Plan equals the deferrals and supplemental retirement contributions credited to the participant’s account under the plan, if any, as adjusted for deemed earnings and losses. The deemed earnings and losses equal the earnings and losses (including, without limitation, interest, dividends, market appreciation or depreciation) that would have accrued if the participant’s account had been invested in the investment options designated by the participant from among the deemed investment options available under the plan.

The balance in a participant’s account becomes distributable upon the participant’s separation from service or, if earlier, a change in control. The participant’s account generally is distributed (or begins to be distributed) within 30 days following the first business day of the calendar year immediately following the calendar year in which the applicable distribution event occurs. At the time of the participant’s initial deferral election under the Legacy Foundation Deferred Compensation Plan, the participant can irrevocably elect to receive the distribution of his or her account in the form of either a single sum payment or approximately equal annual installments over a five-year period.

Messrs. Roberts (until he terminated employment), Wood, Kost, Peelish and Bryja are eligible to participate and Mr. Kost has an account balance under Legacy Foundation Deferred Compensation Plan. Mr. Kost received a change in control distribution under the Legacy Foundation Deferred Compensation Plan on January 21, 2010 in connection with the Merger, which the committee administering the Legacy Foundation Deferred Compensation Plan determined constituted a “change in control” under the terms of the Legacy Foundation Deferred Compensation Plan.

Legacy Alpha Deferred Compensation Plan

In connection with the Merger, we assumed the Legacy Alpha Deferred Compensation Plan. The purpose of this plan is to assist us in retaining and attracting key executives and select employees by providing them with an opportunity to defer all or a portion of their income. Under the Legacy Alpha Deferred Compensation Plan, an eligible employee may defer all or a portion of any bonus or incentive compensation he or she would have otherwise received during the year. This compensation is 100% vested upon deferral and may be held in either a retirement account or in-service account for payout at a later date. The plan also includes a SRP account feature that provides benefits that would otherwise be denied participants by reason of certain limitations in the Code. Pursuant to this feature of the plan, we may make an annual contribution to the SRP accounts of participants that is equal to: (i) 3% of his or her total annual compensation for the prior year in excess of the compensation limits established by the Internal Revenue Service relating to tax-qualified pension or profit sharing plans, plus (ii) 50% of the bonus or incentive compensation the participant deferred in the prior year (not to exceed 2% of his or her annual compensation for the prior year in excess of the compensation limits for the year). SRP contributions made by us (and interest thereon) to a participant’s account under the plan only become a vested benefit of the participant after completion of five years of service with us.

Potential Payments Upon Termination or Change in Control

The following tables set forth information concerning the change in control and severance payments to be made to each of our named executive officers in connection with a change in control or termination of employment, presuming a termination or change in control date of December 31, 2009 and a valuation of our common stock based on its closing market price on December 31, 2009 of $43.38 per share. The analysis below assumes that each executive will take all action necessary or appropriate for such executive to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below. Additional descriptions of the terms of our agreements, plans and arrangements with our named executive officers are set forth in “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.”

The payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each named executive officer, including those set forth in the Pension Benefits Table and Nonqualified Deferred Compensation Table, and any stock options vested as of December 31, 2009 (which are shown in the Outstanding Equity Awards at 2009 Fiscal Year-End Table).

As described under “The Merger and Presentation of Information,” the Merger was treated as a “change in control” under Legacy Foundation officer compensatory arrangements, including the Legacy Foundation 2004 Stock Incentive Plan, the SERP and the Legacy Foundation Deferred Compensation Plan. As a result, the amounts accrued, vested or paid in 2009 under such arrangements, are described or set forth in “Executive Compensation — Compensation Discussion and Analysis,” the Summary Compensation Table, “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table,” the Outstanding Equity Awards at 2009 Fiscal Year-End Table, the Pension Benefits Table, “Executive Compensation — Additional Information Regarding Our Pension Benefits Table,” the Nonqualified Deferred Compensation Table, and “Executive Compensation — Additional Information Regarding Our Nonqualified Deferred Compensation Table.”

The definitions of terms used in the agreements, plans and arrangements described below are set forth in “Definitions” under “Executive Compensation — Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

Kevin S. Crutchfield, Chief Executive Officer, and Kurt D. Kost, President

The Crutchfield Employment Agreement and Kost Employment Agreement (the “Employment Agreements”) provide that, in the event of a change in control, Messrs. Crutchfield and Kost will each receive a lump-sum cash payment equal to each of their pro-rata target bonus for the year in which the change in control occurs, which is based on the portion of the year that such officer was employed by the Company prior to the change in control.

Under the Employment Agreements, if either Messrs. Crutchfield or Kost retires, elects not to renew the term of the agreement or voluntarily terminates (other than for good reason), or is terminated by the Company for employer cause, he will be entitled, subject to his execution of a release, to the following: (i) any accrued amounts owing to him; (ii) in the case of Mr. Crutchfield, vested amounts under the Legacy Alpha Deferred Compensation Plan; (iii) if applicable, retiree medical benefits under the Company’s retiree medical benefit plan; and (iv) such other amounts as determined by the compensation committee or board. Additionally, if Mr. Crutchfield resigns and the Company elects to impose the non-competition and non-solicitation covenants of his agreement upon him, the Company must pay him two and one-half times his base salary and target bonus for that year.

If either Messrs. Crutchfield’s or Kost’s employment terminates due to permanent disability or death, he (or his estate) will be entitled to the following: (i) any accrued amounts owing to him; (ii) in the case of Mr. Crutchfield, vested amounts under the Legacy Alpha Deferred Compensation Plan; (iii) a pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on target levels set for such bonuses and the portion of the year in which he was employed by the Company, and (iv) if applicable, retiree medical benefits under the Company’s retiree medical benefit plan.

If either Messrs. Crutchfield or Kost resigns for good reason or the Company terminates his employment without employer cause (including not renewing the term of their respective Employment Agreements), he will be entitled, subject to his execution of a release, to the following: (i) two times his base salary and target bonus; (ii) a lump sum payment of his pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation based on the portion of the year in which he was employed by the Company; provided, that such payment will continue to be subject to the attainment of performance goals as specified in the applicable plan; (iii) any accrued amounts owing to him and, in the case of Mr. Crutchfield, any vested amounts under the Legacy Alpha Deferred Compensation Plan; and (iv) certain medical, life and welfare benefits until the earlier to occur of: (x) his reaching the age of 65, (y) his obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period (generally 18 months).

If either Messrs. Crutchfield’s or Kost’s employment is terminated during the 90 days prior to, or on or within one year after, a change in control by him for good reason or by the Company other than for (x) employer cause, (y) death or (z) permanent disability, he will be entitled, subject to his execution of a release, to the following: (i) a lump sum payment equal to a multiple of his base salary and target bonus (three times, in the case of Mr. Crutchfield, and two and one-half times, in the case of Mr. Kost); (ii) a lump sum payment of his pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on target levels set for such bonuses and the portion of the year in which he was employed by the Company; (iii) any accrued amounts owing to him and, in the case of Mr. Crutchfield, any vested amounts under the Company’s Deferred Compensation Plan; (iv) certain medical, life and other welfare benefits until the earlier to occur of: (x) his reaching the age of 65, (y) his obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period (generally 18 months); (v) if applicable, a cash payment equal to the difference between the present value of any accrued pension benefits under the Company’s pension plans and the present value of the accrued pension benefits to which he would have been entitled to under the pension plans if he had continued participation in those plans for the 24-month period after the effective date of his termination; and (vi) a cash payment of fifteen thousand dollars to cover outplacement assistance services.

In addition, in the event either Messrs. Crutchfield’s or Kost’s employment is terminated by the Company without cause, due to death or permanent disability, by him for good reason, or involuntarily in connection with a change in control, any unvested portion of equity awards granted to him by the Company will vest in full (with certain exceptions) and, in the case of stock options, such options will remain exercisable until the earlier to occur of the expiration of the applicable option term or the two-year anniversary of his employment termination date; provided, however, that the payment of performance-based awards will continue to be subject to the attainment of performance goals.

In the event that any payments or distributions to Messrs. Crutchfield or Kost would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then the agreements obligate the Company (subject to certain exceptions) to pay each of them an additional tax gross-up payment such that the net amount retained by him, after deduction of any excise tax imposed under Section 4999 of the Internal Revenue Code and any taxes imposed upon the gross-up payment itself, is equal to the amount that would have been payable or distributable to him if such payments or distributions did not constitute excess parachute payments.

Under the terms of the Employment Agreements, Messrs. Crutchfield and Kost have also agreed to certain confidentiality, non-competition and non-solicitation obligations. These provisions essentially provide that (i) during the term of their respective employment and thereafter, each of Messrs. Crutchfield and Kost must keep all non-public business information, including information relating to the business, financial condition and strategic options, and trade secrets regarding Alpha, and our affiliates and subsidiaries, confidential and (ii) for a period of one year following his employment by us, neither Messrs. Crutchfield nor Kost will (A) engage in any line of business, property or project which is, directly or indirectly, competitive with any business that we or our affiliates or subsidiaries engage in or is planning to engage in during the term of employment, whether as an associate, officer, principal, manager, member, advisor, agent, partner, director, stockholder, employee or consultant, or otherwise, within the territory designated in the agreement, (B) solicit or induce any employee to interfere with our business or operations or to leave us or any of our affiliates or subsidiaries, (C) influence or attempt to influence our customers, distributors or suppliers to divert their business from us or any of our affiliates or subsidiaries or (D) acquire or attempt to acquire any business in the designated territory to which we or any of our affiliates or subsidiaries, prior to the termination of the term of employment, has made an acquisition proposal relating to the possible acquisition of such business, or has planned, discussed or contemplated making such an acquisition proposal.

Kevin S. Crutchfield

					Termination in
			Voluntary	Termination	Connection
			Termination(1)	without	with a
	Early	Normal	and Termination	Cause or for	Change in
	Retirement	Retirement	for Cause	Good Reason	Control(2)	Death	Disability
	($)	($)	($)	($)	($)	($)	($)

Compensation
Cash Severance	—	—	—	3,500,000	5,250,000	—	—
Pro-Rata Bonus	—	—	—	787,500	875,000	875,000	875,000
CIC Bonus Payment	—	—	—	—	875,000	—	—
Long Term Incentives
Stock Options —
Unvested & Accelerated	—	—	—	—	355,485	—	—
Restricted Stock —
Unvested & Accelerated	—(3)	—(3)	—	3,699,555(4)	6,414,080(4)	3,699,555	3,699,555
Restricted Stock Units —
Unvested & Accelerated	—	—	—	3,965,310(5)	5,025,747(5)	3,965,310	3,965,310
Performance Share Units —
Unvested & Accelerated	—(6)	—(6)	—	5,123,221(7)	5,123,221	5,123,221(7)	5,123,221(7)
Benefits and Perquisites
Health & Dental Insurance(8)	—	—	—	26,456	26,456	—	—
Supplemental Disability	—	—	—	—	—	—	1,131,682(9)
Retiree Medical	—	—	—	—	—	—	—
Life Insurance	—	—	—	7,076(10)	7,076(10)	1,680,000(11)	—
Outplacement	—	—	—	—	15,000	—	—
280G Tax Gross Up/ Scale-Back(12)	—	—	—	—	5,240,992	—	—
Total	—	—	—	17,109,118	29,208,057	15,343,086	14,794,768

(1)	If Mr. Crutchfield had voluntarily resigned on December 31, 2009, we would have had the option, in the Company’s discretion, to exercise our rights under his Employment Agreement to subject him to the non-solicitation and non-competition provisions set forth therein. This table assumes that the Company would not exercise that option. If, however, we had determined to do so on December 31, 2009, we would have been required to pay Mr. Crutchfield $4,375,000 in accordance with the terms of his agreement.

(2)	Additionally, upon a change in control, Mr. Crutchfield would receive certain payments regardless of employment termination, which payments consist of (i) acceleration of any unvested option, restricted stock (excluding retention restricted stock), restricted stock units (excluding retention restricted stock units) granted prior to January 1, 2010 and performance share unit awards granted prior to January 1, 2010 (at a target performance level) and (ii) a pro-rata change in control bonus for the year in which the change in control occurs, which is based on the portion of the year that he was employed by Alpha prior to the change in control. The amounts are reflected in this column.

(3)	The restricted stock award agreements provide that the compensation committee shall determine, in its discretion, that an employee’s termination of employment is a retirement, such that the unvested portion of restricted stock awards held by such person will accelerate and vest. We believe it is unlikely that the Company would determine that Mr. Crutchfield, who is under the age of 55, would be deemed retired if he terminated employment with Alpha on December 31, 2009.

(4)	If Mr. Crutchfield’s employment is terminated for good reason (whether or not such termination occurred in connection with a change in control), his retention restricted stock would be forfeited and he would not be entitled to such amount under these scenarios.

(5)	If Mr. Crutchfield’s employment is terminated for good reason (whether or not such termination occurred in connection with a change in control), his retention restricted stock units would be forfeited and he would not be entitled to such amount under these scenarios.

(6)	The performance share unit agreements applicable to awards granted prior to January 1, 2010 provide that an employee’s termination of employment will be deemed a retirement based upon the employment or retirement policies then in effect or under circumstances approved by the compensation committee. We believe it is unlikely that the Company would determine that Mr. Crutchfield, who is under the age of 55, would be deemed retired if he terminated employment with Alpha on December 31, 2009.

(7)	The amounts reflect an assumption that performance was achieved at the target award level.

(8)	“Health & Dental” benefit expense reflects cumulative COBRA costs for the applicable continuation period based on 2010 COBRA rates which are adjusted for expected increases in 2011. For 2011, the adjustment for the expected increase is 10% for medical, 5% for dental, and 3% for vision.

(9)	These amounts represent the expected cumulative monthly benefit payments (to be paid by the issuing insurance company), for the maximum duration under the terms of the policy for each individual. The maximum duration is based on the age of the insured as of the date of disability, such that Mr. Crutchfield would be entitled to receive benefits until age 65 (should he remain disabled until such age).

(10)	Life insurance expense represents the sum of monthly premiums to be paid by us.

(11)	In the case of death, the lump sum benefit payable by the insurance carrier under the terms of the insurance policy.

(12)	This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and reasonable compensation analyses. Assumptions used in the proxy statement include: (i) highest marginal federal, Virginia state and FICA tax rates of 35%, 5.75% and 1.45%, respectively; (ii) stock options are assumed to be fully vested and/or exercisable and valued based on the spread of the option and the parachute portion is determined in accordance with Rev. Proc. 98-34 and Treasury Regulation Section 1.280G -1,Q/A-24(c); (iii) restricted stock and restricted stock units are assumed to be fully vested and are valued at the stock price on the date of termination, the parachute portion is determined in accordance with Rev. Proc. 98-34 and Treasury Regulation Section 1.280G -1,Q/A-24(c); (iv) performance share units for the 2007-2009 performance cycle are assumed to be fully vested at target levels and are valued at the stock price on the date of termination, the parachute portion is determined in accordance with Treasury Regulation Section 1.280G -1,Q/A-24(c), performance share units for the 2008-2010 and 2009-2011 performance cycles are assumed to be fully vested at target levels, are valued at the stock price on the date of termination and are considered 100% parachute (we did not take the position that any part of performance based equity was reasonable compensation for services prior to the change in control); (v) present values were determined using 120% of the following December semi-annual applicable federal rates — (a) short — 0.83% for payments made less than three years from the date of termination; (b) medium — 3.14% for payments made between three years and nine years from the date of termination; and/or (c) long — 4.96% for payments made after nine years from the date of termination; and (vi) no value was attributed to the non-competition covenant.

Kurt D. Kost

					Termination in
			Voluntary	Termination	Connection
			Termination and	without	with a
	Early	Normal	Termination	Cause or for	Change in
	Retirement	Retirement	for Cause	Good Reason	Control(1)	Death	Disability
	($)	($)	($)	($)	($)	($)	($)

Compensation
Cash Severance	—	—	—	2,147,000	2,683,750	—	—
Pro-Rata Bonus	—	—	—	423,750	508,500	508,500	508,500
CIC Bonus Payment	—	—	—	—	508,500	—	—
Long Term Incentives
Restricted Stock Units —
Unvested & Accelerated	—	—	—	201,370(2)	1,812,330(2)	201,370	201,370
Benefits and Perquisites
Health & Dental Insurance(3)	—	—	—	26,934	26,934	—	—
Supplemental Disability	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance	—	—	—	2,013(4)	2,013(4)	565,000(5)	—
Incremental Non-Qualified Pension(6)	—	—	—	—	100,605	—	1,427,412
Outplacement	—	—	—	—	15,000	—	—
280G Tax Gross Up/ Scale-Back(7)	—	—	—	—	1,849,066	—	—
Total	—	—	—	2,801,067	7,506,697	1,274,870	1,137,282

(1)	Additionally, upon a change in control, Mr. Kost would receive a pro-rata change in control bonus for the year in which the change in control occurs, which is based on the portion of the year that he was employed by us prior to the change in control. The amount is reflected in this column.

(2)	Represents retention restricted stock units. If Mr. Kost terminated his employment for good reason (whether or not such termination occurred in connection with a change in control), his retention restricted stock units would be forfeited and he would not be entitled to such amount under these scenarios.

(3)	“Health & Dental” benefit expense reflects cumulative COBRA costs for the applicable continuation period based on 2010 COBRA rates which are adjusted for expected increases in 2011. For 2011, the adjustment for the expected increase is 10% for medical, 5% for dental, and 3% for vision.

(4)	Life insurance expense represents the sum of monthly premiums to be paid by us.

(5)	In the case of death, the lump sum benefit payable by the insurance carrier under the terms of the insurance policy.

(6)	Incremental benefit values shown are the amounts by which the present value of future benefit entitlements under each scenario exceeds the $335,073 present value, as of year end 2009, of Mr. Kost’s $651,528 lump sum benefit that is payable at age 65 upon voluntary termination. Upon change in control, an additional lump sum is payable immediately in the amount shown in the table. Upon disability, a lump sum of $3,427,040 would be payable at age 65. We have not assumed increases in final average pay, age or early retirement factors for purposes of calculating these enhancements.

(7)	This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and reasonable compensation analyses. Assumptions used in the proxy statement include: (i) highest marginal federal, Maryland state and FICA tax rates of 35%, 6.25% and 1.45%, respectively; (ii) stock options are assumed to be fully vested and/or exercisable and valued based on the spread of the option and the parachute portion is determined in accordance with Rev. Proc. 98-34 and Treasury Regulation Section 1.280G -1,Q/A-24(c); (iii) restricted stock units are assumed to be fully vested and are valued at the stock price on the date of termination, the parachute portion is determined in accordance with Treasury Regulation Section 1.280G -1,Q/A-24(c); (iv) present values were determined using 120% of the following

December semi-annual applicable federal rates — (a) short — 0.83% for payments made less than three years from the date of termination; (b) medium — 3.14% for payments made between three years and nine years from the date of termination; and/or (c) long — 4.96% for payments made after nine years from the date of termination; and (v) no value was attributed to the non-competition covenant.

Messrs. Wood, McMillion, Peelish and Bryja

Messrs. Wood, McMillion, Peelish and Bryja are each participants in the Separation Plan.

The Separation Plan provides that in the event of a “change in control,” participants will be entitled to receive a lump-sum cash payment equal to such participant’s pro-rata target annual bonus for the year in which the change in control occurs. Contingent upon the participant’s execution of a general release, non-disparagement and non-competition agreement, in the event a participant’s employment is terminated by us without cause or by a participant for good reason prior to the 90 days preceding a change in control, the participant will be entitled to receive the following: (i) his or her base salary and target bonus multiplied by the applicable benefit factor (in the case of each of Messrs. Wood, McMillion, Peelish and Bryja, such factor is one and one-half); (ii) a pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on the portion of the year in which such participant was employed by us; provided, however, that the payments will continue to be subject to the attainment of the applicable performance goals, (iii) any accrued base salary and other amounts accrued and/or owing to such participant; (iv) certain health and life benefits until the earlier to occur of: (x) such participant reaching the age of 65, (y) such participant obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period; (v) a cash payment equal to the difference between the present value of any accrued pension benefits under our pension plans and the present value of the accrued pension benefits to which such participant would have been entitled to under the pension plans if he had continued participation in those plans for the applicable service period (in the case of each of Messrs. Wood, McMillion, Peelish and Bryja, such period is 18 months) after the employment termination date; and (vi) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position.

All of the above payments are generally required to be made, in lump sum, no later than 60 days after the employment termination date.

Contingent upon the participant’s execution of a general release, non-disparagement and non-competition agreement, in the event the participant’s employment is terminated by us without cause or by the participant for good reason during the 90 days prior to, or on or within one year after a change in control, the participant will be entitled to receive the following: (i) his base salary and target bonus multiplied by the applicable benefit factor (in the case of Messrs. Wood, McMillion, Peelish and Bryja, such factor is two); (ii) a pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on target levels set for such bonuses and the portion of the year in which such participant was employed by us; (iii) any accrued base salary and other amounts accrued and/or owing to such participant; (iv) certain health and life benefits until the earliest to occur of: (x) such participant reaching the age of 65, (y) such participant obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period; (v) a cash payment equal to the difference between the present value of any accrued pension benefits under our pension plans and the present value of the accrued pension benefits to which such participant would have been entitled under the pension plans if he had continued participation in those plans for the applicable service period (in the case of each of Messrs. Wood, McMillion, Peelish and Bryja, such period is 24 months) after the employment termination date; and (vi) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position.

All of the above payments are generally required to be made, in lump sum, no later than 60 days after the employment termination date.

The Separation Plan also provides that in the event of a termination of a participant’s employment with us under the circumstances described above, any unvested portion of equity awards granted to any participant by us, after the effective date of the plan, will vest in full (with certain exceptions) and, in the case of stock options, such options will remain exercisable until the earlier to occur of the expiration of the applicable option term or the one year anniversary of the employment termination date; provided, however, that the payment of performance-based awards will continue to be subject to the attainment of performance goals.

Under the terms of the Separation Plan, Messrs. Wood, McMillion, Peelish and Bryja and other participants must agree, prior to their receipt of any payments or benefits thereunder, to execute a general release, non-disparagement and non-competition agreement. These provisions essentially provide that: (i) each of Messrs. Wood, McMillion, Peelish and Bryja will keep all non-public business information, including information relating to the business, financial condition and strategic options, and trade secrets regarding Alpha, our affiliates and subsidiaries, confidential and (ii) for a period of one year following his employment by us, Messrs. Wood, McMillion, Peelish and Bryja will not (A) engage in any line of business, property or project which is, directly or indirectly, competitive with any business that we or our affiliates or subsidiaries engage in or is planning to engage in during the term of employment, whether as an associate, officer, principal, manager, member, advisor, agent, partner, director, material stockholder, employee or consultant, or otherwise, within the contiguous United States, (B) solicit or induce any employee to interfere with our business or operations or to leave us or any of our affiliates or subsidiaries, (C) influence or attempt to influence our customers, distributors or suppliers to divert their business from us or any of our affiliates or subsidiaries or (D) acquire or attempt to acquire any business in the contiguous United States to which we or any of our affiliates or subsidiaries, prior to the termination of the term of employment, have made an acquisition proposal relating to the possible acquisition of such business, or have planned, discussed or contemplated making such an acquisition proposal.

Frank J. Wood

					Termination in
			Voluntary	Termination	Connection
			Termination and	without	with a
	Early	Normal	Termination	Cause or for	Change in
	Retirement	Retirement	for Cause	Good Reason	Control(1)	Death	Disability
	($)	($)	($)	($)	($)	($)	($)

Compensation
Cash Severance	—		—	1,050,000	1,400,000	—	—
Pro-Rata Bonus	—	—	—	300,000	300,000	—	—
CIC Bonus Payment	—	—	—	—	300,000	—	—
Long Term Incentives
Restricted Stock Units —
Unvested & Accelerated	—	—	—	142,561(2)	1,283,050(2)	142,561	142,561
Benefits and Perquisites
Health & Dental Insurance(3)	—	—	—	7,971	7,971	—	—
Supplemental Disability	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance	—	—	—	1,425(4)	1,425(4)	400,000(5)	—
Incremental Non-Qualified Pension(6)	—	—	—	127,170	169,560	—	302,801
Outplacement	—	—	—	15,000	15,000	—	—
280G Tax Gross Up/ Scale-Back	—	—	—	—	—	—	—
Total	—	—	—	1,644,127	3,477,006	542,561	445,362

(1)	Additionally, upon a change in control, Mr. Wood would receive a pro-rata change in control bonus for the year in which the change in control occurs, which is based on the portion of the year that he was employed by us prior to the change in control. The amount is reflected in this column.

(2)	Represents retention restricted stock units. If Mr. Wood’s employment is terminated for good reason (whether or not such termination occurred in connection with a change in control), his retention restricted stock units would be forfeited and he would not be entitled to such amount under these scenarios.

(3)	“Health & Dental” benefit expense reflects cumulative COBRA costs for the applicable continuation period based on 2010 COBRA rates which are adjusted for expected increases in 2011. For 2011, the adjustment for the expected increase is 10% for medical, 5% for dental, and 3% for vision.

(4)	Life insurance expense represents the sum of monthly premiums to be paid by us.

(5)	In the case of death, the lump sum benefit payable by the insurance carrier under the terms of the insurance policy.

(6)	Incremental benefit values shown are the amounts by which the present value of future benefit entitlements under each scenario exceeds the $263,729 lump sum benefit that is payable as of year end 2009 upon early retirement. Upon involuntary termination without cause, voluntary termination for good reason or termination upon a change in control, an additional lump sum is payable immediately in the amounts shown in the table. Upon disability, a lump sum of $907,990 would be payable at age 65. We have not assumed increases in final average pay, age or early retirement factors for purposes of calculating these enhancements.

Randy L. McMillion

					Termination in
			Voluntary	Termination	Connection
			Termination and	without	with a
	Early	Normal	Termination	Cause or for	Change in
	Retirement	Retirement	for Cause	Good Reason	Control(1)	Death	Disability
	($)	($)	($)	($)	($)	($)	($)

Compensation
Cash Severance	—	—	—	1,010,625	1,347,500	—	—
Pro-Rata Bonus	—	—	—	288,750	288,750	288,750	288,750
CIC Bonus Payment	—	—	—	—	288,750	—	—
Long Term Incentives
Stock Options —
Unvested & Accelerated	—	—	—	—	238,560	—	—
Restricted Stock —
Unvested & Accelerated	—(2)	—(2)	—	1,864,528(3)	3,278,357(3)	1,864,528	1,864,528
Restricted Stock Units —
Unvested & Accelerated	—	—	—	350,880(4)	449,070(4)	350,880	350,880
Performance Share Units —	—
Unvested & Accelerated	—(5)	—(5)	—	2,545,148(6)	2,545,148	1,759,536(6)	1,759,536(6)
Benefits and Perquisites	—
Health & Dental Insurance(7)	—	—	—	17,790	17,790	—	—
Supplemental Disability	—	—	—	—	—	—	1,427,412(8)
Retiree Medical	—	—	—	—	—	—	—
Life Insurance	—	—	—	7,277(9)	7,277(9)	1,155,000(10)	—
Outplacement	—	—	—	15,000	15,000	—	—
280G Tax Gross Up/ Scale-Back	—	—	—	—	—	—	—
Total	—	—	—	6,099,998	8,476,202	5,418,694	5,691,106

(1)	Additionally, upon a change in control, Mr. McMillion would receive certain payments regardless of employment termination, which payments consist of (i) acceleration of any unvested option, restricted stock (excluding retention restricted stock), restricted stock units (excluding retention restricted stock units) granted prior to January 1, 2010 and performance share unit awards granted prior to January 1, 2010 (at a target performance level) and (ii) a pro-rata change in control bonus for the year in which the change in control occurs, which is based on the portion of the year that he was employed by Alpha prior to the change in control. The amounts are reflected in this column.

(2)	The restricted stock award agreements provide that the compensation committee shall determine, in its discretion, that an employee’s termination of employment is a retirement, such that the unvested portion of restricted stock awards held by such person will accelerate and vest. We believe it is unlikely that the Company would determine that Mr. McMillion, who is under the age of 55, would be deemed retired if he terminated employment with Alpha on December 31, 2009.

(3)	If Mr. McMillion’s employment is terminated for good reason (whether or not such termination occurred in connection with a change in control), his retention restricted stock would be forfeited and he would not be entitled to such amount under these scenarios.

(4)	If Mr. McMillion’s employment is terminated for good reason (whether or not such termination occurred in connection with a change in control), his retention restricted stock units would be forfeited and he would not be entitled to such amount under these scenarios.

(5)	The performance share unit agreements applicable to awards granted prior to January 1, 2010 provide that an employee’s termination of employment will be deemed a retirement based upon the employment or retirement policies then in effect or under circumstances approved by the compensation committee. We believe it is unlikely that the Company would determine that Mr. McMillion, who is under the age of 55, would be deemed retired if he terminated employment with Alpha on December 31, 2009.

(6)	The amounts reflect an assumption that performance was achieved at the target award level.

(7)	“Health & Dental” benefit expense reflects cumulative COBRA costs for the applicable continuation period based on 2010 COBRA rates which are adjusted for expected increases in 2011. For 2011, the adjustment for the expected increase is 9.0% for medical, 6.0% for dental, and 2.9% for vision.

(8)	These amounts represent the expected cumulative monthly benefit payments (to be paid by the issuing insurance company), for the maximum duration under the terms of the policy for each individual. The maximum duration is based on the age of the insured as of the date of disability, such that Mr. McMillion would be entitled to receive benefits until age 65 (should he remain disabled until such age).

(9)	Life insurance expense represents the sum of monthly premiums to be paid by us.

(10)	In the case of death, the lump sum benefit payable by the insurance carrier under the terms of the insurance policy.

Michael R. Peelish

					Termination in
			Voluntary	Termination	Connection
			Termination and	without	with a
	Early	Normal	Termination	Cause or for	Change in
	Retirement	Retirement	for Cause	Good Reason	Control(1)	Death	Disability
	($)	($)	($)	($)	($)	($)	($)

Compensation
Cash Severance	—		—	787,500	1,050,000	—	—
Pro-Rata Bonus	—	—	—	225,000	225,000
CIC Bonus Payment	—	—	—	—	225,000	—	—
Long Term Incentives
Restricted Stock Units —
Unvested & Accelerated	—	—	—	85,541(2)	769,865(2)	85,541	85,541
Benefits and Perquisites
Health & Dental Insurance(3)	—		—	26,934	26,934	—	—
Supplemental Disability	—		—	—	—	—	—
Retiree Medical	—		—	—	—	—	—
Life Insurance	—		—	1,068(4)	1,068(4)	300,000(5)	—
Incremental Non-Qualified Pension(6)	—	—	—	39,677	52,902	—	184,520
Outplacement	—	—	—	15,000	15,000	—	—
280G Tax Gross Up/ Scale-Back	—	—	—	—	—	—	—
Total	—	—	—	1,180,720	2,365,769	385,541	2,710,061

(1)	Additionally, upon a change in control, Mr. Peelish would receive a pro-rata change in control bonus for the year in which the change in control occurs, which is based on the portion of the year that he was employed by us prior to the change in control. The amount is reflected in this column.

(2)	Represents retention restricted stock units. If Mr. Peelish terminated his employment for good reason (whether or not such termination occurred in connection with a change in control), his retention restricted stock units would be forfeited and he would not be entitled to such amount under these scenarios.

(3)	“Health & Dental” benefit expense reflects cumulative COBRA costs for the applicable continuation period based on 2010 COBRA rates which are adjusted for expected increases in 2011. For 2011, the adjustment for the expected increase is 10% for medical, 5% for dental, and 3% for vision.

(4)	Life insurance expense represents the sum of monthly premiums to be paid by us.

(5)	In the case of death, the lump sum benefit payable by the insurance carrier under the terms of the insurance policy.

(6)	Incremental benefit values shown are the amounts by which the present value of future benefit entitlements under each scenario exceeds the $32,549 present value, as of year end 2009, of Mr. Peelish’s $82,271 lump sum benefit that is payable at age 65 upon voluntary termination. Upon involuntary termination without cause, voluntary termination for good reason or termination upon a change in control, an additional lump sum is payable immediately in the amounts shown in the table. Upon disability, a lump sum of $548,669 would be payable at age 65. We have not assumed increases in final average pay, age or early retirement factors for purposes of calculating these enhancements.

James J. Bryja

					Termination in
			Voluntary	Termination	Connection
			Termination and	without	with a
	Early	Normal	Termination	Cause or for	Change in
	Retirement	Retirement	for Cause	Good Reason	Control(1)	Death	Disability
	($)	($)	($)	($)	($)	($)	($)

Compensation
Cash Severance	—		—	1,018,828	1,358,438	—	—
Pro-Rata Bonus	—	—	—	291,094	291,094
CIC Bonus Payment	—	—	—	—	291,094	—	—
Long Term Incentives
Restricted Stock Units —
Unvested & Accelerated	—	—	—	55,334(2)	498,002(2)	55,334	55,334
Benefits and Perquisites
Health & Dental Insurance(3)	—	—	—	15,864	15,864	—	—
Supplemental Disability	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance	—	—	—	1,386(4)	1,386(4)	388,125(5)	—
Incremental Non-Qualified Pension(6)	—	—	—	71,694	95,592	—	569,810
Outplacement	—	—	—	15,000	15,000	—	—
280G Tax Gross Up/ Scale-Back	—	—	—	—	—	—	—
Total	—	—	—	1,469,200	2,566,469	443,459	625,144

(1)	Additionally, upon a change in control, Mr. Bryja would receive a pro-rata change in control bonus for the year in which the change in control occurs, which is based on the portion of the year that he was employed by us prior to the change in control. The amount is reflected in this column.

(2)	Represents retention restricted stock units. If Mr. Bryja terminated his employment for good reason (whether or not such termination occurred in connection with a change in control), his retention restricted stock units would be forfeited and he would not be entitled to such amount under these scenarios.

(3)	“Health & Dental” benefit expense reflects cumulative COBRA costs for the applicable continuation period based on 2010 COBRA rates which are adjusted for expected increases in 2011. For 2011, the adjustment for the expected increase is 9.0% for medical, 6.0% for dental, and 2.9% for vision.

(4)	Life insurance expense represents the sum of monthly premiums to be paid by us.

(5)	In the case of death, the lump sum benefit payable by the insurance carrier under the terms of the insurance policy.

(6)	Incremental benefit values shown are the amounts by which the present value of future benefit entitlements under each scenario exceeds the $86,298 present value, as of year end 2009, of Mr. Bryja’s $166,270 lump sum benefit that is payable at age 65 upon voluntary termination. Upon involuntary termination without cause, voluntary termination for good reason or termination upon a change in control, an additional lump sum is payable immediately in the amounts shown in the table. Upon disability, a lump sum of $1,264,195 would be payable at age 65. We have not assumed increases in final average pay, age or early retirement factors for purposes of calculating these enhancements.

James F. Roberts, Former Chief Executive Officer

The termination of Mr. Roberts’ employment as Legacy Foundation’s chief executive officer in connection with the Merger was deemed a termination without cause under his employment agreement and, under the terms of his release agreement, he received (i) accrued amounts, (ii) $422,625 (representing his pro-rata 2009 AIP bonus), (iii) subject to his compliance with the nine-month non-compete and confidentiality provisions of his employment agreement, the sum of $2,898,000, and (iv) Qualified Salaried Plan pay-out of $424,145. These amounts were in addition to the amounts which he received in connection with the change in control of Legacy Foundation, which other amounts are described in the Summary Compensation Table and other tables set forth in this proxy statement.

Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control

The following narrative provides additional information of the plans, arrangements, and agreements that relate to the potential payments set forth in the tables above. The definitions of terms used in such plans, arrangements and agreements are set forth below under “ — Definitions.”

AIB Termination Provisions

Unless otherwise determined by the compensation committee or as otherwise provided in a Company plan applicable to a participant or any agreement between the participant and the Company, participants who terminate employment prior to the payment date of any award for any reason other than as described below, will forfeit their respective rights to payment for such award. The AIB provides that if a participant’s employment is terminated prior to the payment date by reason of death, retirement or total and permanent disability, the participant’s AIB award will be prorated to reflect the period of service during the one-year performance period of the award prior to the termination. If the participant’s employment is involuntarily terminated by Alpha other than for cause during the 90 days prior to, or on or within one year after a change of control, the award will be deemed earned at a target level. If the participant’s employment is involuntarily terminated by Alpha other than for cause (and not in conjunction with a change of control as described in the preceding sentence), the participant’s AIB award will be prorated to reflect the period of service during the performance period of the award prior to such participant’s employment termination.

Vesting Provisions Regarding Options, Performance Share Units, Restricted Stock and Restricted Stock Unit Awards

As discussed more fully under “Executive Compensation — Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table,” the 2004 Long-Term Incentive Plan, 2005 Long-Term Incentive Plan and 2004 Stock Incentive Plan provide for the granting of a variety of awards, including non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards (including retention restricted stock awards), restricted stock unit awards (including retention restricted stock unit awards), dividend equivalents, performance-based awards and other stock-based awards.

With respect to Legacy Alpha option awards, the option agreements provide that, in the event of an employment termination, other than for death, disability, normal retirement or upon a change in control, then-vested options will be exercisable by the option holder for the lesser of (i) 90 days from the first day after the date of termination or (ii) the remaining term of the option. Upon an optionee’s termination of employment as a result of death or disability, then-vested shares will remain exercisable for the lesser of (i) one year from the first day after the date of termination or (ii) the remaining term of the option. Upon an optionee’s termination of employment due to retirement at or after normal retirement age, as prescribed from time to time by Alpha’s retirement policy, or retirement under circumstances approved by the board or committee that is responsible for administering the plan (either before or after retirement), then-vested options will be exercisable by the option holder for the lesser of (i) the three month period from the first day after the date of termination (or if optionee dies during this period, then the one year period commencing on the first day after the date of termination) or (ii) the remaining term of the option. Additionally, if a change in control occurs, the option agreement provides that the options will accelerate and vest immediately prior to the consummation of the change of control, and our board or committee that is responsible for administering the plan has discretion to provide that, upon termination in connection with a change of control, the optionees will receive (i) payment of an amount equal to the excess, if any, of the fair market value of the vested but unexercised option shares over the aggregate exercise price of such option shares, and/or (ii) issuance of substitute awards for the vested but unexercised portion of the option.

With respect to performance share unit awards, in the event of a participant’s employment termination, other than as set forth below, or the participant’s breach of certain confidentiality covenants set forth in the award agreement, any performance share units, whether earned or unearned, will automatically be cancelled and forfeited in their entirety. If, during the performance period, the participant ceases to be employed by us as a result of the participant’s permanent disability or death, by reason of retirement, or the participant’s employment is terminated by us other than for cause, the participant will be entitled to receive a prorated portion of the shares earned pursuant to the performance share unit award, determined at the end of the performance period based on the ratio of the number of complete months the participant is employed or serves during the performance period to the total number of months in the performance period. With respect to performance share units awards issued prior to January 1, 2010, in the event of a change of control, the performance share units will vest and be paid out at the target award level contemporaneous with the consummation of the change of control. With respect to performance share units awards issued after January 1, 2010, performance share units will not automatically vest in the event of a change of control but must instead be coupled with the participant’s involuntary termination of employment other than for cause in connection therewith (i) within the 90-day period immediately preceding the change of control, or (ii) prior to the end of the performance period and on or within the one year period following such change of control, in which case the performance share units underlying such award will vest and be paid out at a target award level.

With respect to restricted stock awards, in the event of a participant’s employment termination, other than as set forth below, or the participant’s breach of certain confidentiality covenants set forth in the award agreement, any unvested restricted shares will be automatically forfeited. In the event of a participant’s death, permanent disability, retirement, or immediately prior to the occurrence of a change of control, all unvested shares of restricted stock will automatically vest, and in the event of a participant’s termination by us without cause, the employee will be treated as if he or she was employed with the Company for an additional three months.

With respect to retention restricted stock awards, in the event of a participant’s employment termination (including for cause, due to retirement or resignation), other than as set forth below, or the participant’s breach of certain confidentiality covenants set forth in the award agreement, any unvested retention restricted shares will be automatically forfeited. In the event a participant’s employment is terminated due to death, permanent disability or termination by us without cause, all unvested shares of retention restricted stock will vest based on the ratio of the number of complete months the participant is employed or serves with Alpha during the vesting period to the total number of complete months in the vesting period. If a participant’s employment is involuntarily terminated without cause during the 90-day period immediately prior to the occurrence of a change of control or on or within the one-year period immediately following a change of control, all unvested shares of retention restricted stock will automatically vest. The terms of the retention restricted stock agreement are not superseded by any other plan, agreement or program applicable to an employee.

With respect to restricted stock unit awards, in the event a participant’s employment is terminated, other than as set forth below, or the participant breaches certain confidentiality covenants set forth in the award agreement, any unvested restricted stock units will be automatically forfeited. In the event a participant’s employment is terminated due to death, permanent disability or normal retirement, or immediately prior to the occurrence of a change of control (with respect to restricted stock unit awards issued prior to January 1, 2010) or dissolution or liquidation of Alpha or the participant’s employer, all unvested restricted stock units will automatically vest. In the event of a participant’s early retirement, any unvested restricted stock units will vest based on the ratio of the number of complete months the participant is employed or serves with Alpha during the vesting period to the total number of months in the vesting period. If a participant’s employment is involuntarily terminated by us other than for cause, then the employee will be treated as if he or she was employed with the Company for an additional three months. With respect to restricted stock unit awards issued after January 1, 2010, restricted stock units will not automatically vest in the event of a change of control but must instead be coupled with the participant’s involuntary employment termination other than for cause in connection therewith (i) within the 90-day period immediately preceding the change of control, or (ii) on or within the one year period following such change of control, in which case the restricted stock units underlying such award will automatically vest.

With respect to retention restricted stock unit awards, in the event of a participant’s employment termination (including for cause, due to retirement or resignation), other than as set forth below, or the participant’s breach of certain confidentiality covenants set forth in the award agreement, any unvested retention restricted stock units will be automatically forfeited. In the event of a participant’s death, permanent disability or employment termination by us without cause, all unvested retention restricted stock units will vest based on the ratio of the number of complete months the participant is employed or serves with Alpha during the vesting period to the total number of complete months in the vesting period. If a participant’s employment is involuntarily terminated without cause during the 90-day period immediately prior to the occurrence of a change of control or on or within the one-year period immediately following a change of control, all unvested retention restricted stock units will automatically vest. The terms of the retention restricted stock unit agreement are not superseded by any other plan, agreement or program applicable to an employee.

Definitions

For purposes of the above-described agreements, plans and arrangements, the following definitions apply:

1. “Cause”

“Cause” is defined in the restricted stock award agreements (including the retention restricted stock award agreements), the restricted stock unit agreements (including those issued before and after January 1, 2010 as well as the retention restricted stock unit agreements), the performance share unit award agreements (including those issued before and after January 1, 2010) and the AIB to mean “Employer Cause” as set forth in any employment agreement between the participant and Alpha or, in the absence of such an agreement, (i) “Cause” as defined by Alpha’s plans applicable to the participant or employment policies in effect at the time of the participant’s termination of employment and/or (ii) violation of Alpha’s Code of Ethics, in the case of the restricted stock unit award agreements.

Under the terms of the Employment Agreements and the Separation Plan, “Employer Cause” means termination of employment by Alpha for any of the following reasons: (i) employee’s gross negligence or willful misconduct in the performance of the duties and services required of him,

(ii) employee’s final conviction of, or plea of guilty or nolo contendere to, a felony or his engaging in fraudulent or criminal activity relating to the scope of his employment (whether or not prosecuted), (iii) a material violation of our Code of Ethics, (iv) any continuing or repeated failure to perform the duties as requested in writing by the employee’s supervisor(s) or the board after employee has been afforded a reasonable opportunity (not to exceed 30 days) to cure such breach, (v) the conviction (or commission in the case of the Separation Plan) of a felony or crime involving moral turpitude, (vi) conduct which brings Alpha and/or any of its affiliates or subsidiaries into public disgrace or disrepute in any material respect and (vii) with respect to Messrs. Crutchfield and Kost, his material breach of any material provision of his respective Employment Agreement, provided that he has received written notice from Alpha and been afforded a reasonable opportunity (not to exceed 30 days) to cure such breach. In all other cases, “cause” shall be as defined by our employment policies in effect at the time of termination.

2. “Change of Control” and “Change in Control”

“Change in Control” is defined in the Employment Agreements and the Separation Plan to mean the occurrence of any of the following: (i) any merger, consolidation or business combination in which the stockholders of Alpha immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of our assets in a single transaction or a series of related transactions, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of our outstanding common stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the stockholders of Alpha approve any plan for the dissolution or liquidation of Alpha, or (v) a contested election of directors, as a result of which or in connection with which the persons who were our directors before such election or their nominees cease to constitute a majority of our board.

“Change of Control” is defined in the stock option agreements, restricted stock award agreements (including the retention restricted stock award agreements), restricted stock unit award agreements, performance share unit award agreements and AIB to mean (i) any merger, consolidation or business combination in which the stockholders of Alpha immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of Alpha’s assets in a single transaction or a series of related transactions, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding common stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), or (iv) a contested election of directors, as a result of which or in connection with which the persons who were directors of Alpha before such election or their nominees cease to constitute a majority of the board, and, with respect to the stock option agreements, performance share unit awards (including those issued before and after January 1, 2010), restricted stock awards (including the retention restricted stock awards), retention restricted stock unit awards and AIB, upon the Alpha stockholders’ approval of any plan for the dissolution or liquidation of Alpha, and solely with respect to the stock option agreements, any other event specified by our board or a committee designated by the board.

3. “Disability,” “Permanent Disability” and “Total and Permanent Disability”

“Disability” is defined in the Separation Plan, and “Permanent Disability” is defined in the Employment Agreements, the restricted stock award agreements (including the retention restricted stock award agreements), the retention restricted stock unit award agreements and the performance share unit award agreements, to mean the employee’s physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as determined by Alpha.

“Permanent Disability” is defined in the restricted stock unit award agreements to mean the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.

“Total and Permanent Disability” is defined in the AIB to mean: (i) if the participant is insured under a long-term disability insurance policy or plan which is paid for by Alpha, the participant is totally disabled under the terms of that policy or plan; or (ii) if no such policy or plan exists, the participant shall be considered to be totally disabled as determined by the compensation committee.

4. “Good Reason”

“Good Reason” is defined in the Employment Agreements to mean a termination of employment by him as a result of the occurrence, without his written consent, of one of the following events: (i) a material reduction in his (1) annual base salary or (2) target bonus opportunity (unless such reduction in (1) and/or (2) relates to an across-the-board reduction similarly affecting him and all or substantially all other executives of Alpha and its affiliates and subsidiaries), (ii) a failure to provide him with the opportunity to materially participate in any material equity-based plans on a similar basis to those of other similarly situated Alpha executives; (iii) a material adverse change in his position, authority, duties or responsibilities, caused by Alpha, which results in a significant diminution in his position, authority, duties or responsibilities, including without limitation, him being required to report to any person other than the board of directors, in the case of Mr. Crutchfield, and the chief executive officer, in the case of Mr. Kost, except in connection with a termination of his employment with Alpha for permanent disability, employer cause, death or temporarily as a result of his incapacity or other absence for an extended period, (iv) a relocation of our principal place of business or of his office to a location that increases his normal work commute by more than 50 miles, or (v) any illegal activity or material violation of governmental laws, rules or regulations by Alpha or our board in connection with Alpha or any of its affiliates or subsidiaries; provided, that such illegal activity or material violation has a material adverse effect on Alpha and its affiliates or subsidiaries, taken as a whole, thereby causing a material adverse change in the conditions under which he performs services.

“Good Reason” is defined in our Separation Plan to mean a termination of employment by an employee because of: (i) a material reduction in employee’s (1) annual base salary or (2) target bonus opportunity (unless such reduction in (1) and/or (2) relates to an across-the-board reduction similarly affecting the employee and all or substantially all other executives of Alpha and its affiliates and subsidiaries), (ii) a failure to provide employee with the opportunity to materially participate in any material equity-based plans of the Company and its affiliates on a similar basis to those of other similarly situated Alpha executives; (iii) a material adverse change in an employee’s scope of duties or responsibilities, caused by Alpha, which results in a significant diminution in employee’s scope of duties or responsibilities, except in connection with (A) a reassignment to a new job position, or (B) a termination of the employee’s employment with the Company for disability, cause, death, or temporarily as a result of employee’s incapacity or other absence for an extended period, (iv) a relocation of our principal place of business or of our executive’s office to a location that increases his normal work commute by more than 50 miles, or (v) any illegal activity or material violation of governmental laws, rules or regulations by Alpha or our board in connection with Alpha or any of its affiliates or subsidiaries; provided, that such illegal activity or material violation has a material adverse effect on Alpha and its affiliates or subsidiaries, taken as a whole, thereby causing a material adverse change in the conditions under which he performs services.

5. “Retirement,” “Early Retirement” and “Normal Retirement”

Under the terms of the Employment Agreements, “Retirement” means the employee’s retirement at or after normal retirement age (either voluntarily or pursuant to Alpha’s retirement policy).

Under the terms of the AIB, “Retirement” means (i) the date a participant reaches the age of 62 with ten years of service, (2) the date the participant reaches the age of 65 or (3) a combination of age and years of service which equals 80 (for example, a participant who reaches the age of 50 with 30 years of service.

Under the terms of the performance share unit award agreements issued before January 1, 2010, “Retirement” means retirement at Alpha’s normal retirement age, as prescribed from time to time by Alpha’s employment or retirement policies then in effect, or retirement under circumstances approved by the compensation committee. Under the terms of the performance share unit award agreements issued after January 1, 2010, “Retirement” means (i) the date the participant reaches the age of 62 with ten years of service, (ii) the date the participant reaches the age of 65, or (iii) a combination of age and years of service which equals 80.

Under the terms of the restricted stock award agreements, “Retirement” means employee’s retirement under circumstances approved by our compensation committee.

Under the terms of the restricted stock unit award agreements “Early Retirement” is defined to mean a combination of age and years of service which equals 80 and “Normal Retirement” is defined to mean (i) the date the participant reaches the age of 62 with ten years of service or (ii) the date the participant reaches the age of 65.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table

This table provides information about our common stock subject to equity compensation plans as of December 31, 2009.

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights(2)	in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,337,590 (1)	$7.45	1,396,816 (3)
Equity compensation plans not approved by security holders	1,949,458 (4)	$18.04	4,476,502 (5)

Total	3,287,048	$11.32	5,873,318

(1)	Of this total, the following amounts related to the 2004 Stock Incentive Plan: 666,180 shares underlying outstanding stock options and 671,410 share units.

(2)	The weighted average exercise price does not take into account the share units and performance share units.

(3)	The entire amount available for awards under the 2004 Stock Incentive Plan, including options is 1,396,816. The 2004 Stock Incentive Plan authorizes the issuance of an aggregate of up to 6,480,675 shares (as restricted stock, restricted share units, performance grants, pursuant to the exercise of stock options or stock appreciation rights or in payment, or pursuant to the exercise, of such other awards as the compensation committee, in its discretion, may determine).

(4)	Of this total, the following amounts are related to the Legacy Alpha 2005 Long-Term Incentive Plan: 296,105 shares underlying outstanding stock options; 214,804 share units; and 1,352,429 performance share units (assuming performance at a maximum level). In addition, this total includes 86,120 shares underlying outstanding stock options related to the 2004 Long-Term Incentive Plan.

(5)	The entire amount for awards under the 2005 Long-Term Incentive Plan, including options, is 4,476,502. The 2005 Long-Term Incentive Plan authorizes the issuance of an aggregate of up to 8,838,841 shares (as restricted stock, restricted share units, performance grants, pursuant to the exercise of stock options or stock appreciation rights or in payment, or pursuant to the exercise, of such other awards as the compensation committee, in its discretion, may determine). The Company will not issue any additional awards under the 2004 Long-Term Incentive Plan.

The 2004 Long-Term Incentive Plan and 2005 Long-Term Incentive Plan were each previously approved by Legacy Alpha’s stockholders and assumed by the Company at the time of the Merger. Individuals employed, or performing services for, Legacy Alpha and its subsidiaries, in the case of both plans, and persons hired by, or performing services for, the Company and its subsidiaries after the Merger, in the case of the 2005 Long-Term Incentive Plan, are eligible to participate in these plans. The 2005 Long-Term Incentive Plan reserves a maximum of 8,838,841 shares of common stock for issuance pursuant to awards and the 2004 Long-Term Incentive Plan reserves a maximum of 596,985 shares of common stock for issuance pursuant to awards, subject to certain adjustments in each case. Following Legacy Alpha’s assumption of the original 2004 Long-Term Incentive Plan and the issuance of options that were assumed at such time, no new awards may be granted pursuant to this plan. The compensation committee administers and interprets the 2004 Long-Term Incentive Plan and 2005 Long-Term Incentive Plan and is authorized to make the following types of awards under the 2005 Long-Term Incentive Plan: stock options; stock appreciation rights; restricted stock and restricted stock units; performance grant awards and other share-based awards. In the event of the proposed dissolution or liquidation of Alpha, all outstanding awards terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the compensation committee. Awards may also be terminated under certain other circumstances, including related to business combinations such as mergers and other significant corporate events. The 2004 Long-Term Incentive Plan terminates on November 9, 2014 (although the board may extend the plan for up to an additional five years for the grant of awards other than incentive stock options) and the 2005 Long-Term Incentive Plan terminates on May 14, 2018.

If the stockholders approve the proposal set forth under “Proposal 2 — Approval of 2010 Long-Term Incentive Plan,” the Company will not grant any future awards under the 2005 Long-Term Incentive Plan, the 2004 Long-Term Incentive Plan, or the 2004 Stock Incentive Plan after the date of the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information as of March 29, 2010, regarding the beneficial ownership of our common stock by:

•	each person who is known by us to own beneficially more than five percent of our common stock;

•	each member of our board of directors and each of our named executive officers; and

•	all members of our board of directors and our executive officers as a group.

The number of shares and percentages of beneficial ownership set forth below are based on 120,995,203 shares of our common stock issued and outstanding as of March 29, 2010.

	Number of	Right to
Name of Beneficial Owner	Shares Owned(1)	Acquire(1)	Total	Percentage

FMR LLC	11,647,342	—	11,647,342(2)	9.63%
82 Devonshire Street Boston, MA 02109
Bank of America Corporation	10,234,684	—	10,234,684(3)	8.46%
100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255
BlackRock, Inc.	9,293,352	—	9,293,352(4)	7.68%
40 East 52nd Street New York, NY 10022
Mackenzie Financial Corporation	6,235,000	—	6,235,000(5)	5.15%
180 Queen Street West Toronto, Ontario M5V 3K1
Kevin S. Crutchfield	196,951	67,905	264,856(6)	*
Frank G. Wood	61,876	135,079	196,955(7)	*
Kurt D. Kost	63,135	—	63,135(8)	*
Randy L. McMillion	94,618	12,000	106,618(9)	*
Michael R. Peelish	32,989	40,000	72,989(10)	*
James J. Bryja	46,521	121,501	168,022(11)	*
William J. Crowley, Jr.	28,021	—	28,021(12)	*
E. Linn Draper, Jr.	6,514	10,000	16,514(13)	*
Glenn A. Eisenberg	6,514	2,000	8,514(14)	*
John W. Fox	16,514	4,000	20,514(15)	*
P. Michael Giftos	11,899	—	11,899(16)	*
Michael J. Quillen	315,657	—	315,657(17)	*
Joel Richards, III	11,055	—	11,055(18)	*
James F. Roberts	62,401	187,799	250,200(19)	*
Ted G. Wood	6,514	—	6,514(20)
All Executive Officers and Directors as a Group (18 persons)(21)	1,129,477	485,067	1,614,544	1.33%

*	Less than 1% of shares outstanding

(1)	The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. The numbers in this column represent shares underlying stock options, which are exercisable within 60 days of March 29, 2010.

(2)	The information for FMR LLC is based solely on information furnished in the Schedule 13G/A filed by FMR LLC with the SEC on February 16, 2010, as a parent holding company, in which it reported that it had (i) sole voting power with respect to 927,564 shares of our common stock, (ii) shared voting power with respect to zero shares of our common stock, (iii) sole dispositive power with respect to 11,647,342 shares of our common stock and (iv) shared dispositive power with respect to zero shares of our common stock.

(3)	The information for Bank of America Corporation is based solely on information furnished in the Schedule 13G/A filed jointly by Bank of America Corporation and certain of its affiliates on February 1, 2010, in which it reported that it had (i) sole voting power with respect to zero shares of our common stock, (ii) shared voting power with respect to 10,130,866 shares of our common stock; (iii) sole dispositive power with respect to zero shares of our common stock and (iv) shared dispositive power with respect to 10,234,684 shares of our common stock.

(4)	The information for BlackRock, Inc. (“BlackRock”) is based solely on information furnished in the Schedule 13G filed by BlackRock with the SEC on January 29, 2010, as a parent holding company, in which it reported that it has (i) sole voting power with respect to 9,293,352 shares of our common stock, (ii) shared voting power with respect to zero shares of our common stock, (iii) sole dispositive power with respect to 9,293,352 shares of our common stock and (iv) shared dispositive power with respect to zero shares of our common stock. According to the Schedule 13G/A filed by BlackRock on this date, the filing amends the most recent Schedule 13G filing, if any, made by BlackRock and the most recent Schedule 13G filing, if any, made by Barclays Global Investors, NA and certain of its affiliates, with respect to the subject class of securities of Alpha, as a result of BlackRock’s acquisition of Barclays Global Investors from Barclays Bank PLC on December 1, 2009.

(5)	The information for Mackenzie Financial Corporation (“Mackenzie Financial”) is based solely on information furnished in the Schedule 13G filed by Mackenzie Financial with the SEC on February 2, 2010, in which it reported that it has (i) sole voting power with respect to 6,235,000 shares of our common stock, (ii) shared voting power with respect to zero shares of our common stock, (iii) sole dispositive power with respect to 6,235,000 shares of our common stock and (iv) shared dispositive power with respect to zero shares of our common stock.

(6)	Includes beneficial ownership of 113,305 shares of restricted stock issued under our 2005 Long-Term Incentive Plan. This number does not include 150,670 restricted stock units or performance share units that have been issued to Mr. Crutchfield under the 2005 Long-Term Incentive Plan.

(7)	This number does not include 17,100 vested restricted stock units, which will be settled in February 2012, and does not include 37,515 restricted stock units or performance share units that have been issued to Mr. Wood under the 2004 Stock Incentive Plan.

(8)	This number does not include 32,094 vested restricted stock units, which will be settled in February 2012, and does not include 57,474 restricted stock units or performance share units that have been issued to Mr. Kost under the 2004 Stock Incentive Plan.

(9)	Includes beneficial ownership of 58,423 shares of restricted stock issued under our 2005 Long-Term Incentive Plan. This number does not include 17,990 restricted stock units or performance share units that have been issued to Mr. McMillion under the 2005 Long-Term Incentive Plan.

(10)	This number does not include 9,798 vested restricted stock units, which will be settled in February 2012, and does not include 22,508 restricted stock units or performance share units that have been issued to Mr. Peelish under the 2004 Stock Incentive Plan..

(11)	This number does not include 20,802 vested restricted stock units, which will be settled in February 2012, and does not include 16,871 restricted stock units or performance share units that have been issued to Mr. Bryja under the 2004 Stock Incentive Plan.

(12)	This number includes 4,336 shares of common stock owned by Mr. Crowley’s wife. This number does not include 1,128 restricted stock units that have been issued to Mr. Crowley under the 2004 Stock Incentive Plan.

(13)	Includes beneficial ownership of 6,514 shares of restricted stock issued under our 2005 Long-Term Incentive Plan. This number does not include 2,868 restricted stock units that have been issued to Mr. Draper under the 2005 Long-Term Incentive Plan and does not include 13,900 share units, which have been credited to his share unit account under the Deferred Compensation Agreement, which is described in more detail in “Corporate Governance and Related Matters — Additional Information Regarding Our Director Compensation Table.”

(14)	Includes beneficial ownership of 6,514 shares of restricted stock issued under our 2005 Long-Term Incentive Plan. This number does not include 2,868 restricted stock units that have been issued to Mr. Eisenberg under the 2005 Long-Term Incentive Plan.

(15)	Includes beneficial ownership of 6,514 shares of restricted stock issued under our 2005 Long-Term Incentive Plan. This number does not include 2,868 restricted stock units that have been issued to Mr. Fox under the 2005 Long-Term Incentive Plan and does not include 6,327 share units, which have been credited to his share unit account under the Deferred Compensation Agreement, which is described in more detail in “Corporate Governance and Related Matters — Additional Information Regarding Our Director Compensation Table.”

(16)	This number does not include 1,128 restricted stock units that have been issued to Mr. Giftos under the 2004 Stock Incentive Plan.

(17)	This number includes 218,492 shares of our common stock that are held by Michael J. Quillen, L.L.C. This number does not include 1,648 restricted stock units or performance share units that have been issued to Mr. Quillen under the 2005 Long-Term Incentive Plan.

(18)	This number does not include 1,128 restricted stock units that have been issued to Mr. Richards under the 2004 Stock Incentive Plan.

(19)	This number does not include 61,014 vested restricted stock units, which will be settled in February 2012, and does not include 2,367 restricted stock units that have been issued to Mr. Roberts under the 2004 Stock Incentive Plan.

(20)	Includes beneficial ownership of 6,514 shares of restricted stock issued under our 2005 Long-Term Incentive Plan. This number does not include 2,868 restricted stock units that have been issued to Mr. Wood under the 2005 Long-Term Incentive Plan.

(21)	Includes beneficial ownership of an additional 141,522 shares of restricted stock issued under our 2005 Long-Term Incentive Plan. This number does not include 12,900 vested restricted stock units, which will be settled in February 2012, and does not include an additional 69,122 restricted stock units issued under our 2004 Stock Incentive Plan and our 2005 Long-Term Incentive Plan.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for directors, director nominees and executive officers may be subject to this type of security interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Alpha’s directors and executive officers and persons who own more than ten percent of a registered class of Alpha’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Alpha’s equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Alpha with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Alpha believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2009, were met in a timely manner by its directors, executive officers, and greater than ten percent beneficial owners.

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our board approved and adopted a written policy which details the procedures for the review, approval and monitoring of transactions involving us and “related persons” (directors, executive officers, nominees to become directors, stockholders owning more than 5% of our common stock, any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).

Approval Procedures.  Whenever a director or executive officer of the Company has any question about whether he (or an immediate family member) has an indirect material interest in a transaction between the Company and another entity, person or organization, the director or executive officer shall review the matter with the general counsel. Once identified, the following are the steps we take with respect to approving related party transactions or their amendment:

•	Prior to entering into a transaction covered by the policy, notice will be given to our general counsel of the facts and circumstances of the proposed transactions including (i) the related person’s relationship to us and interest in the transaction, (ii) material facts of the proposed transaction (including proposed aggregate value or, in the case of indebtedness, amount of principal that is involved), (iii) benefits to us of the proposed transaction, (iv) if applicable, the availability of other sources of comparable products or services, and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our general counsel will assess whether the proposed transaction is a related person transaction for purposes of the policy.

•	If our general counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration at the next committee meeting or, in those instances in which our general counsel, in consultation with our chief executive officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to our chairman of the audit committee (who possesses delegated authority to act between committee meetings).

•	Our chairman of the audit committee or our audit committee, as applicable, will consider the facts and circumstances of the proposed transaction. After our chairman of the audit committee or our audit committee, as applicable, makes a determination regarding the proposed transaction, such decision will be conveyed to our general counsel who will communicate their decision to the appropriate persons at Alpha. In the event our chairman of the audit committee reviews the proposed transaction and makes a decision with respect thereto, he will report the same to our audit committee at its next meeting.

Ratification Procedures.  In connection with this process or otherwise, if our chief executive officer, chief financial officer, or general counsel becomes aware of a “related person” transaction that has not been previously approved or ratified under our policy, the following steps are taken:

•	If the transaction is pending or on-going, it will be submitted to our chairman of the audit committee or audit committee, as applicable, who will consider all of the facts and circumstances and, based on that review, evaluate all options including ratification, amendment or termination of such transaction.

•	If the transaction is completed, our chairman of the audit committee or audit committee, as applicable, will evaluate the transaction to determine if rescission of the transaction or disciplinary action is appropriate and will request our general counsel to evaluate our controls and procedures to ascertain the reason the transaction was not submitted in accordance with the approval procedures described above and whether any changes to those procedures are recommended.

Ongoing Transactions.  At our audit committee’s first meeting of each fiscal year, our committee will review any previously approved or ratified “related person” transactions that remain on-going. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the related person transaction.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Company’s board of directors is composed of four non-employee directors and operates under a written charter adopted by the board of directors. The committee charter is available on the Company’s web site (www.alphanr.com).

The Company’s management is responsible for the Company’s financial reporting processes, including the system of internal controls. The independent registered public accounting firm is responsible for performing audits of the Company’s consolidated financial statements and for issuing opinions on the conformity of those financial statements with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for performing an audit of the effectiveness of internal controls over financial reporting and expressing an opinion on internal control over financial reporting. The audit committee oversees the Company’s financial reporting processes on behalf of the board of directors.

In this context, the audit committee has met and held discussions with management, our internal auditors and the independent registered public accounting firm. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee has also discussed internal control over financial reporting with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which was superseded by Statement on

Auditing Standards No. 114 effective December 15, 2006 (Communication with Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the firm is independent, the audit committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The audit committee discussed with the Company’s independent registered public accounting firm and our internal auditors the overall scope and plans for their respective audits. The audit committee meets with the independent registered public accounting firm at least quarterly, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The audit committee approved, and the board of directors ratified, the selection of the Company’s independent registered public accounting firm.

Glenn A. Eisenberg, Chairman
William J. Crowley, Jr.
John W. Fox, Jr.
P. Michael Giftos

PROPOSAL 2 — APPROVAL OF 2010 LONG-TERM INCENTIVE PLAN

The second proposal item to be voted on is the approval of the 2010 Long-Term Incentive Plan.

Description of the 2010 Long-Term Incentive Plan

We propose stockholder approval of the 2010 Long-Term Incentive Plan. The complete text of the 2010 Long-Term Incentive Plan (as described below) is attached as Appendix A to this proxy statement. To the extent the summary description below differs from the 2010 Long-Term Incentive Plan text attached as Appendix A, the text of the 2010 Long-Term Incentive Plan governs the terms and provisions of the 2010 Long-Term Incentive Plan.

Our 2010 Long-Term Incentive Plan is designed to advance our interests and those of our stockholders by providing incentives to certain employees and individuals who perform services for us. The 2010 Long-Term Incentive Plan will be administered by our compensation committee, which will have, among other authority, the exclusive power to select the eligible persons to be granted awards under the plan, to determine the type, size, terms and conditions of any awards that have been granted, to determine the time when awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of awards to eligible persons located outside the United States, to prescribe the form of the agreements evidencing awards made under this plan, and to incorporate clawback or other recoupment provisions to awards granted thereunder that would protect the Company and its stockholders from actions such as fraudulent activities in connection with the financial restatements and due to ethical misconduct. Awards may, in the discretion of the compensation committee, be made under the 2010 Long-Term Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted.

Our compensation committee will also be authorized to interpret the 2010 Long-Term Incentive Plan and the awards granted under the plan, to establish, amend and rescind any rules and regulations relating to the plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2010 Long-Term Incentive Plan, including the reconciliation of any defect, omission or inconsistency in the plan or in any award made under the plan. Our compensation committee may also, in its sole discretion, determine whether a participant has terminated employment with, or the performance of services for, us and the effect, if any, such termination shall have on any award granted under the 2010 Long-Term Incentive Plan.

Any awards made under the 2010 Long-Term Incentive Plan will be at the discretion of our compensation committee. The compensation committee has not approved any awards that are conditioned on stockholder approval of this proposal.

The board adopted the 2010 Long-Term Incentive Plan (attached hereto as Appendix A), subject to stockholder approval of the 2010 Long-Term Incentive Plan. Absent such approval, the 2010 Long-Term Incentive Plan will not become effective. Therefore, it is not possible at present to determine the amount or form of any award that will be granted or available for grant to any person in the future. Because our executive officers and directors will be eligible to receive awards under the 2010 Long-Term Incentive Plan, they may be deemed to have a personal interest in the adoption of this proposal.

Updated Equity Plan Information.  The table below provides updated information about our common stock subject to equity compensation plans as of March 1, 2010.

Total as of March 1,
2010

Shares Available for Future Awards under Equity Plans(1)
2005 Long-Term Incentive Plan	3,983,661
2004 Stock Incentive Plan	1,030,417
Shares Subject to Outstanding Stock Options	860,130
Weighted Average Exercise Price	$10.92
Weighted Average Remaining Term (in years)	4.55
Shares Subject to Outstanding Full Value Awards	3,337,297

(1)	If the stockholders approve this proposal, the Company will not grant any future awards under the 2005 Long-Term Incentive Plan, the 2004 Long-Term Incentive Plan, or the 2004 Stock Incentive Plan.

Purpose.  The Company currently maintains three equity incentive plans: the 2004 Long-Term Incentive Plan, the 2005 Long-Term Incentive Plan and the 2004 Stock Incentive Plan. The 2004 Long-Term Incentive Plan and the 2005 Long-Term Incentive Plan were both Legacy Alpha plans that were assumed by the Company at the time of the Merger. The 2004 Long-Term Incentive Plan is no longer used to make equity awards. In accordance with NYSE rules, the 2005 Long-Term Incentive Plan has been used to make equity awards to employees and other service providers who were affiliated with Legacy Alpha prior to the Merger. The 2004 Stock Incentive Plan was administered by the Company prior to the Merger and, since that time, has been used to make equity awards to employees and other service providers who were affiliated with Legacy Foundation prior to the Merger. The board of directors has concluded that the adoption of the 2010 Long-Term Incentive Plan is necessary in order to maintain the availability of equity incentive awards for its employees and other individuals who perform services for the Company, but also necessary to facilitate administrative ease and consistency by permitting the

Company to make all future equity awards under one plan. It is the board’s intention that awards previously issued under the 2004 Long-Term Incentive Plan, the 2005 Long-Term Incentive Plan or the 2004 Stock Incentive Plan will continue to be subject to the terms and conditions of the applicable plan and that any shares to be issued pursuant to such awards will be covered by the applicable plan. If stockholder approval of the 2010 Long-Term Incentive Plan is obtained, any awards granted after the date of the Annual Meeting will be issued only under the 2010 Long-Term Incentive Plan, and the Company will not make any new awards under the 2005 Long-Term Incentive Plan, the 2004 Long-Term Incentive Plan, or the 2004 Stock Incentive Plan after such date.

Types of Awards.  The 2010 Long-Term Incentive Plan will consist of the following components, each of which may be granted alone or in any combination thereof: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance grants and (vi) other share-based awards deemed by the compensation committee, in its discretion, to be consistent with the purposes of the 2010 Long-Term Incentive Plan.

Participation.  Consistent with the purposes of the 2010 Long-Term Incentive Plan, the compensation committee will have the exclusive power to select the persons who may participate in this plan and may grant awards under the plan to full- or part-time employees or other individuals who perform services for the Company or a parent, subsidiary or affiliate, including, without limitation, directors who are not employees and consultants and independent contractors who perform services for the Company or a parent, subsidiary or affiliate.

Maximum Number of Shares that May be Issued/Award Limitations.  The maximum aggregate number of common shares which will be available for issuance under awards granted under the 2010 Long-Term Incentive Plan, including incentive stock options, shall be 3,250,000. Pursuant to the terms of the 2010 Long-Term Incentive Plan and subject to possible adjustments provided for in the plan, no eligible person may receive in any one fiscal year: (i) stock options or stock appreciation rights for more than 250,000 common shares; (ii) performance grants (denominated in common shares) for more than 250,000 common shares; and (iii) performance grants (denominated in cash) for more than $5,000,000. If any common shares covered by an award terminate, lapse, are forfeited or cancelled, or such award is otherwise settled without the delivery of the full number of common shares underlying the award, including common shares withheld to satisfy tax withholding obligations, then such common shares to the extent of any such forfeiture, termination, lapse, cancellation, payment, etc., shall again be, or shall become available for issuance under the 2010 Long-Term Incentive Plan; provided, however, that shares (i) delivered in payment of the exercise price of a stock option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to a stock option or stock appreciation right, shall not become available again for issuance under the 2010 Long-Term Incentive Plan.

Stock Options.  Our 2010 Long-Term Incentive Plan will permit the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of stock; provided that incentive stock options may only be granted to eligible persons who are our employees or employees of any parent or subsidiary of the Company within the meaning of Code Sections 424(e) and (f), including a subsidiary which becomes such after adoption of the 2010 Long-Term Incentive Plan. Our compensation committee will determine the number of shares which are to be subject to each stock option and will establish the exercise price at the time each option is granted. The 2010 Long-Term Incentive Plan provides that the option exercise price for each share covered by an option, including incentive and non-qualified stock options, will not be less than the fair market value of a share of Alpha common stock on the date the option is granted and that the term of the option may not exceed ten years from the grant date. The exercise price of an incentive stock option exercisable for the first time by an employee during any calendar year may not exceed $100,000 or such other amount as specified by the Code.

In the case of stock options granted to an employee who owns more than ten percent of the voting power of all classes of Company stock or that of any parent or subsidiary of the Company, the exercise price shall not be less than 110% of the fair market value of a share of common stock on the grant date, and the term of the option may not exceed five years from the grant date.

Stock Appreciation Rights.  An award of stock appreciation rights will entitle the holder to exercise such award and to receive, without payment to Alpha, the number of shares having an aggregate value equal to the excess of the fair market value of one common share, at the time of such exercise, over the exercise price, times the number of common shares subject to the award, or portion thereof, that is so exercised. Stock appreciation rights will have an exercise price of no less than the fair market value of shares covered by the right on the date of grant and will not be exercisable after the expiration of ten years from the date they are granted. The terms of a stock appreciation right may provide that it will be deemed to have been exercised at the close of business on the business day preceding the expiration date of the stock appreciation right, or such other date as specified by the compensation committee, if at such time such stock appreciation right has a positive value.

Restricted Stock and Restricted Stock Units.  Restricted stock and restricted stock units may also be granted under our 2010 Long-Term Incentive Plan. The standard vesting schedule applicable to awards of restricted stock and restricted stock units will provide for vesting of such awards, in one or more increments, over a service period of no less than three years; provided, however, this limitation will not apply to awards granted to non-employee directors of the board that are received pursuant to the Company’s compensation program applicable to non-employee directors of the board, or adversely affect a participant’s rights under another plan or agreement with the Company. A recipient of restricted stock will have the right to vote such shares and to receive dividends or other distributions made or paid with respect to such shares. The compensation committee may also grant associated awards of dividend equivalents to recipients of restricted stock units.

Performance Grants.  Our compensation committee may grant performance grants to eligible persons in the form of cash, shares or any other form of award issuable under the 2010 Long-Term Incentive Plan (or any combination thereof). The compensation committee will have the authority to determine the value of any performance grant to be awarded, the performance period, and the performance criteria to be satisfied within the award period. In relation to any performance grant, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, as specified by the compensation committee.

With respect to awards that are intended to be performance-based under Section 162(m) of the Code, our compensation committee will establish written objective performance goals for each performance period relating to one or more of the following performance measures: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code, our compensation committee may determine, at the time the performance goals are approved, that certain adjustments will apply, in whole or in part, to exclude the effect of any of the following occurrences: the impairment of tangible or intangible assets, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives, currency fluctuations, and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements or notes thereto appearing in Alpha’s annual report for the applicable period.

In addition, the compensation committee may, in its sole discretion, establish additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance grant and may also retain the discretion to reduce the amount of a performance grant to an eligible person if it concludes that such reduction is necessary or appropriate.

Other Share-Based Awards.  Other share-based awards may also be granted under the 2010 Long-Term Incentive Plan. An “Other Share-Based Award” consists of any right that is not an award described above; and an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by our compensation committee to be consistent with the purposes of the 2010 Long-Term Incentive Plan. Subject to the terms of the 2010 Long-Term Incentive Plan and any applicable award agreement, the committee will determine the terms and conditions of any such Other Share-Based Award.

Section 409A.  To the extent any awards under our 2010 Long-Term Incentive Plan are subject to Section 409A of the Code, it is intended that the award will be designed, administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto, as more fully described in the 2010 Long-Term Incentive Plan.

Transferability.  No awards granted under the 2010 Long-Term Incentive Plan or any right thereto will be assignable or transferable by a participant except by will or by the laws of descent and distribution; provided, however, the compensation committee may permit a transfer to a “permitted transferee,” as defined in the 2010 Long-Term Incentive Plan.

Deferred Payment of Awards.  The payment of awards granted pursuant to the 2010 Long-Term Incentive Plan may, in certain instances, be deferred until a later date, at the compensation committee’s sole discretion, in accordance with the provisions of Section 409A of the Code, and the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral will be permitted with respect to options or stock appreciation rights.

Amendment or Substitution of Awards.  Our compensation committee may amend or modify any outstanding award granted under our 2010 Long-Term Incentive Plan in its discretion in any manner that it deems appropriate, so long as the committee could grant such amended or modified award under the terms of the plan at the time of such amendment or modification and provided that no such amendment or modification shall: (i) accelerate the vesting or exercisability of any awards other than in connection with a participant’s death, disability, retirement or a change in control or other transaction contemplated by Section 16 of the 2010 Long-Term Incentive Plan; provided further, the foregoing limitation shall not apply to (A) awards for up to five percent (5%) of the aggregate number of common shares authorized for issuance under the 2010 Long-Term Incentive Plan, or (B) any performance grant the payment of which remains contingent upon the attainment of the performance goal; or (ii) adversely affect in a material manner any right of a participant under an award without his or her written consent. Notwithstanding, our compensation committee will be authorized to modify, amend or terminate any or all of the provisions of an award to the extent necessary to conform the provisions of the award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination will adversely affect the rights of a participant. Our compensation committee may also, in its discretion, permit award holders to surrender outstanding awards in order to exercise or realize the rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the plan.

Dilution and Other Adjustments.  In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares, other securities of the Company or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common shares or other Alpha securities, issuance of warrants or other rights to purchase shares or other Alpha securities or other similar corporate transaction or event affects the shares of the Company such that the compensation committee determines that an adjustment is necessary to prevent dilution of the outstanding shares or enlargement of the benefits or potential benefits intended to be made under the 2010 Long-Term Incentive Plan, then the compensation committee will have the authority to make certain equitable terminations and/or adjustments to the 2010 Long-Term Incentive Plan and awards made thereunder, including: (i) the authority to adjust the aggregate and/or individual maximum number of shares that may be granted under the plan; (ii) the authority to provide for an equivalent award or substitute award in respect of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) the authority to provide for a cash payment to the holder of an outstanding award, provided that such payment complies with the Code and treasury regulations issued thereunder.

Plan Amendment or Suspension.  The 2010 Long-Term Incentive Plan may be amended or suspended in whole or in part at any time from time to time by the compensation committee; provided, however, that no such change or amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or other applicable law for which the committee deems it necessary or desirable to qualify or comply; and provided further that no amendment to the 2010 Long-Term Incentive Plan will adversely affect in a material manner any right of any participant with respect to any award previously granted without such participant’s written consent, except where such amendment is necessary to conform the provisions of the award to Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto.

Plan Termination.  The 2010 Long-Term Incentive Plan will terminate upon the earlier of the following dates or events to occur: (i) upon the adoption of a resolution of the board terminating the 2010 Long-Term Incentive Plan; or (ii) May 19, 2020, subject to its approval by the stockholders at the Annual Meeting.

Federal Tax Consequences.  The following is a brief summary of the principal United States federal income tax consequences applicable to our 2010 Long-Term Incentive Plan participants and us, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitutes tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under our 2010 Long-Term Incentive Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). Our 2010 Long-Term Incentive Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Incentive Stock Options.

Options issued under our 2010 Long-Term Incentive Plan and designated as incentive stock options are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee who has been granted an incentive stock option will not recognize income and we will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least two years from the date the option was granted and at least one year from the date the option was exercised. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If this holding period is not met, then, upon such “disqualifying disposition” of the common stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price limited, however, to the gain on sale. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Nonqualified Stock Options and Stock Appreciation Rights.

An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than 12 months as of the sale date.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: the cash received upon the exercise; or if common stock is received upon the exercise of the stock appreciation right, the fair market value of the common stock received. The Company will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Restricted Stock.

A participant that receives a restricted stock award under our 2010 Long-Term Incentive Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor are we entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date (less the amount, if any, paid for the stock). The participant may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units.

Under current tax law, a participant who receives restricted stock units will not recognize taxable income for federal income tax purposes until the common stock underlying the restricted stock units is actually issued to the participant. Upon issuance of common stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock received, and we will be entitled to a corresponding deduction. If the participant is an employee, the participant will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the common stock subject to the vested restricted stock units is subsequently issued (even if that the market value of the common stock has increased).

Performance Grants.

A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance grant, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance grant is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, we will generally be entitled to a tax deduction in the same amount.

Unrestricted Stock.

The tax consequences of receiving common stock pursuant to a stock award under our 2010 Long-Term Incentive Plan is similar to receiving cash compensation from the Company, unless the common stock awarded is restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of common stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize ordinary income equal to the fair market value of the common stock received less any amount paid for common stock.

Limitations on the Company’s Deductions; Consequences of Change of Control.

As described in “Executive Compensation — Compensation Discussion and Analysis,” with certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our chief executive officer and three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If our stockholders approve our 2010 Long-Term Incentive Plan, we believe that stock options, stock appreciation rights and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. In addition, if a “change of control” of Alpha causes awards under our 2010 Long-Term Incentive Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Section 409A.

Section 409A of the Code was enacted in October 2004 and became generally effective on January 1, 2005. Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards of stock options, stock appreciation rights, restricted stock units and performance grants under the 2010 Long-Term Incentive Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the 2010 Long-Term Incentive Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.

Required Vote

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve the Company’s 2010 Long-Term Incentive Plan; provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE FOR THE APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For accounting purposes, the Merger was treated as a “reverse acquisition” and Legacy Alpha was considered the accounting acquiror. Accordingly, Legacy Alpha’s financial statements became the historical financial statements of the Company and the Company’s future periodic filings will reflect Legacy Alpha’s historical financial condition and results of operations shown for comparative purposes. Prior to the Merger, Legacy Alpha’s historical financial statements were audited by KPMG LLP (“KPMG”) and Legacy Foundation’s historical financial statements were audited by Ernst & Young LLP (“E&Y”).

On July 31, 2009 (the “Dismissal Date”), the audit committee recommended and approved the dismissal of E&Y as the Company’s independent registered public accounting firm. The reports of E&Y on the consolidated financial statements of the Company for the years ended December 31, 2008 and 2007, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the years ended December 31, 2008 and 2007 and through the Dismissal Date, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements of the Company for such years. During the years ended December 31, 2008 and 2007, and through the Dismissal Date, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Also, on July 31, 2009, the audit committee recommended and approved the selection of KPMG, as the Company’s new independent registered public accountants. During the years ended December 31, 2008 and 2007, and through the Dismissal Date, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of the Company; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided E&Y with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K, and requested that E&Y furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not it agreed with the statements related to E&Y made by the Company in this report. A copy of E&Y’s letter to the SEC dated August 5, 2009 is attached as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on August 5, 2009.

Representatives of KPMG are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and respond to appropriate questions; representatives of E&Y are not expected to attend the meeting and therefore will not have the opportunity to make any statement nor be available to answer questions at the meeting.

The following table presents fees billed for professional audit services rendered by E&Y and KPMG for the audit of Alpha’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees for other services rendered by E&Y and KPMG during those periods.

Fees of Independent Registered Public Accounting Firm

For work performed in regard to fiscal years 2009 and 2008, Alpha paid KPMG and E&Y, respectively, the following fees for services, as categorized:

	Fiscal 2009	Fiscal 2008
	(In millions)	(In millions)

Audit fees(1)	$3.3	$1.7
Audit-related fees(2)	$0.3	$0.1
Tax fees(3)	$0.7	—
All other fees	—	—
Total	$4.3	$1.8

(1)	For fiscal year 2009, includes KPMG fees for audit services relating to the annual audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, quarterly reviews, services that are normally provided by the accountants in connection with statutory or regulatory filings or engagements, and accounting consultations. Also includes reimbursement of out of pocket expenses of $0.3 million in 2009. For fiscal year 2008, includes E&Y fees for audit services relating to the annual audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, audits of stand alone financial statements of certain subsidiaries, quarterly reviews, and accounting consultations. Also includes reimbursement of out-of-pocket expenses of $42,142 in 2008.

(2)	For the period of fiscal year 2009 prior to the Merger, includes KPMG fees for Sarbanes Oxley assistance, internal audit services and IT audit services with respect to Legacy Foundation and Foundation Coal Corporation (which was merged into the Company after the Merger). These prohibited services were discontinued effective the date of the Merger because they would be prohibited thereafter. For fiscal year 2008, includes E&Y fees for due diligence services.

(3)	For fiscal year 2009, includes KPMG fees for review of federal and state income tax returns, preparation of tax basis balance sheets, transaction cost studies and other income tax consultations. For the period of fiscal year 2009 prior to the Merger, includes KPMG’s fees for review of annual and quarterly income tax provisions for Legacy Foundation and Foundation Coal Corporation. These prohibited services were discontinued effective the date of the Merger because they would be prohibited thereafter.

Policy for Approval of Audit and Permitted Non-audit Services

Our audit committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent auditor as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of such engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. Our audit committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by our audit committee in advance in accordance with our policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to our chairman of the audit committee or our audit committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication. If the estimated fees for non-audit services are $100,000 or less, management must contact our chairman of the audit committee to obtain his approval. If such fees are in excess of $100,000, management must seek the approval of the entire audit committee. In 2008, all E&Y professional fees were pre-approved in accordance with the Legacy Foundation pre-approval policies in place at the time. In 2009, all KPMG professional fees from the time of the Merger were pre-approved in accordance with the Company’s pre-approval policies then in place.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The third proposal item to be voted on is to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The audit committee approved, and the board of directors has ratified, that KPMG act as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The board of directors has directed that such appointment be submitted to Alpha’s stockholders for further ratification at the Annual Meeting. KPMG was appointed as Alpha’s independent registered public accounting firm for the fiscal year ended December 31, 2009 at the time of the Merger.

Stockholder ratification of the appointment of KPMG as Alpha’s independent registered public accounting firm is not required. The board of directors, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain KPMG or another firm.

Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

********************

YOUR VOTE IS VERY IMPORTANT.  WE URGE YOU TO VOTE IN ANY ONE OF THE FOLLOWING THREE WAYS:

•	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card.

•	VIA THE INTERNET if provided by your broker; use the website shown on your proxy card.

Any proxy may be revoked at any time before your shares are voted at the Annual Meeting.

By Order of the Board of Directors

VAUGHN R. GROVES
Executive Vice President, General
Counsel and Secretary

March 30, 2010
Abingdon, Virginia

APPENDIX A

ALPHA NATURAL RESOURCES, INC.
2010 Long-Term Incentive Plan

Section 1.  Purpose.  The purpose of this Plan is to advance the interests of Alpha and its stockholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

Section 2.  Definitions.  Certain capitalized terms applicable to this Plan are set forth in Appendix A.

Section 3.  Administration.  This Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include, but not limited to, exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States, to prescribe the form of the agreements evidencing Awards made under this Plan, and to incorporate clawback or other recoupment provisions to Awards granted hereunder that would protect the Company and its stockholders from actions such as fraudulent activities in connection with financial restatements and/or due to ethical misconduct. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by (i) the Company, (ii) any predecessor of the Company, or (iii) a company acquired by the Company or with which the Company combines. The number of Common Shares underlying such substitute awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their Beneficiaries or Permitted Transferees). The Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Participants.

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any other officer of the Company in connection with the performance of duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute. In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, the Company shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding or suit, except for his or her own willful misconduct or as expressly provided otherwise by statute. Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit shall be paid by the Company in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section.

Section 4.  Participation.  Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.

Section 5.  Awards under this Plan.

(a) Types of Awards.  Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants and (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Other Share-Based Awards, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

(b) Maximum Number of Common Shares that May be Issued.  The maximum aggregate number of Common Shares available for issuance under Awards granted under this Plan, including Incentive Stock Options, shall be 3,250,000. No Eligible Person may receive: (i) Stock Options or Stock Appreciation Rights under this Plan for more than 250,000 Common Shares in any one fiscal year of the Company; (ii) Performance Grants (denominated in Common Shares) for more than 250,000 Common Shares in any one fiscal year of the Company and (iii) Performance Grants (denominated in cash) for more than $5,000,000 in any one fiscal year of the Company. The foregoing limitations shall be subject to adjustment as provided in Section 16, but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code; (ii) any Award intended to qualify as an Incentive Stock Option or (iii) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Common Shares covered by an award terminate, lapse, are forfeited or cancelled, or such Award is otherwise settled without the delivery of the full number of Common Shares underlying the Award, including Common Shares withheld to satisfy tax withholding obligations, then such Common Shares to the extent of any such forfeiture, termination, lapse, cancellation, payment, etc., shall again be, or shall become available for issuance under this Plan; provided, however, that Common Shares (i) delivered in payment of the exercise price of a Stock Option, (ii) not issued upon the net settlement or net exercise of Stock Appreciation Rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to a Stock Option or Stock Appreciation Right, shall not become available again for issuance under this Plan.

(c) Rights with Respect to Common Shares and Other Securities.  Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any Person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Common Shares or other evidence of ownership is issued to such Participant or until Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares.

Section 6.  Stock Options.  The Committee may grant Stock Options; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of Alpha or any parent or subsidiary of Alpha within the meaning of Code Sections 424(e) and (f), including a subsidiary which becomes such after adoption of the plan. Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a) The exercise price of a Stock Option shall not be less than the Fair Market Value of the Common Shares subject to such Stock Option on the date of grant, as determined by the Committee; provided, however, if an Incentive Stock Option is granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted.

(b) The Committee shall determine the number of Common Shares to be subject to each Stock Option.

(c) Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d) A Stock Option shall not be exercisable:

(i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten years from the date it is granted; and

(ii) no shares shall be issued unless payment in full is made for the shares being acquired under such Stock Option at the time of exercise as provided in subsection 6(h).

(e) The Committee shall determine in its discretion and specify in each agreement evidencing a Stock Option the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Stock Option; provided, however, that an Incentive Stock Option that is exercised at a time that is beyond the time an Incentive Stock Option may be exercised in order to qualify as such under the Code shall cease to be an Incentive Stock Option.

(f) In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Shares (determined at the time of grant of the Stock Option) with respect to which Incentive Stock Options are exercisable for the first time by an employee of the Company during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as is specified in the Code.

(g) It is the intent of Alpha that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. If a Stock Option is intended to be an Incentive Stock Option, and if for any reason such Stock Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under this Plan; provided that such Stock Option (or portion thereof) otherwise complies with this Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an Incentive Stock Option.

(h) For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Common Shares, the surrender of another outstanding Award under this Plan, broker assisted cashless exercise or any combination thereof) as the Committee may determine in its discretion.

Section 7.  Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights.

(b) Any Stock Appreciation Right may be exercised during its term only at such time or times and in such installments as the Committee may establish and shall not be exercisable after the expiration of ten years from the date it is granted.

(c) The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

(d) An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award and to receive from Alpha in exchange thereof, without payment to Alpha, that number of Common Shares having an aggregate value equal to the excess of the Fair Market Value of one Common Share, at the time of such exercise, over the exercise price, times the number of Common Shares subject to the Award, or portion thereof, that is so exercised or surrendered, as the case may be. Stock Appreciation Rights shall have an exercise price no less than the Fair Market Value of the Common Shares covered by the right on the date of grant.

(e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right, or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) of this Agreement.

Section 8.  Restricted Stock and Restricted Stock Units.  The Committee may grant Awards of Restricted Stock and Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b) Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee, in its discretion, shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate or other evidence of ownership representing the Common Shares subject to such Award. The standard vesting schedule applicable to

Awards of Restricted Stock and Restricted Stock Units shall provide for vesting of such Awards, in one or more increments, over a service period of no less than three years (not including special vesting terms set forth therein); provided, however, this limitation shall not apply to Awards granted to non-employee directors of the Board that are received pursuant to the Company’s compensation program applicable to non-employee directors of the Board, or adversely affect a Participant’s rights under another plan or agreement with the Company.

(c) Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any Person succeeding to such a Participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Common Shares awarded (or after the Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares) and prior to the expiration of the Restricted Period, ownership of such Common Shares, including the right to vote such Common Shares and to receive dividends or other distributions made or paid with respect to such Common Shares, provided that, such Common Shares, and any new, additional or different shares, or Other Alpha Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of Alpha, shall be subject to the restrictions set forth in the Award and this Plan.

(d) The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Restricted Stock or Restricted Stock Units the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Restricted Period shall have on such Award.

(e) The Committee may grant Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Shares, or other investment vehicles as the Committee may specify; provided that, unless otherwise determined by the Committee, Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9.  Performance Grants.

(a) Grant.  Subject to the limitations set forth in Section 5(b), the Committee may grant a Performance Grant which shall consist of a right that is (i) denominated in cash, Common Shares or any other form of Award issuable under this Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals applicable to such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Unless otherwise determined by the Committee, any such Performance Grant shall be evidenced by an Award agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan. In relation to any Performance Grant, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured.

(b) Terms and Conditions.  For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Grants shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt;

debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration, and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Alpha’s annual report for the applicable period. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

(c) Preestablished Performance Goals.  For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and Treasury Regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Grant, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Additional Restrictions/Negative Discretion.  The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Grant to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions or (iv) such other factors or conditions that the Committee deems relevant; provided, however, the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(e) Payment of Performance Awards.  Performance Grants may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

Section 10.  Other Share-Based Awards.  The Committee may grant Other Share-Based Awards, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Common Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms of this Plan and any applicable Award agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award.

Section 11.  Section 409A.  Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award agreement shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed), and the following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee for purposes of Section 409A and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period unless another compliant date is specified in the applicable agreement.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. Whether a Participant has Separated from Service will be determined by the Committee based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c) The grant of Nonqualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Eligible Persons of Alpha and its subsidiaries and affiliates in which Alpha has a controlling interest. In determining whether Alpha has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(d) In no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

Section 12.  Deferred Payment of Awards.  The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any cash compensation, or Common Shares or other form of payment under an Award, may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A; provided, however, that no deferral shall be permitted with respect to Options or Stock Appreciation Rights.

Section 13.  Transferability of Awards.  A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee; and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by Participant or by such Permitted Transferee.

Section 14.  Amendment or Substitution of Awards under this Plan.  The terms of any outstanding Award under this Plan may be amended or modified from time to time after grant by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments under any Award) in accordance with the terms of the Plan; provided that no such amendment or modification shall: (i) accelerate the vesting or exercisability of any Awards other than in connection with a Participant’s death, disability, retirement or a change in control or other transaction contemplated by Section 16 hereof; provided further, the foregoing limitation shall not apply to (A) Awards for up to five percent (5%) of the aggregate number of Common Shares authorized for issuance under the Plan, or (B) any Performance Grant the payment of which remains contingent upon the attainment of the performance goal; or (ii) adversely affect in a material manner any right of a Participant under the Award without his or her written consent. Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant. The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Shares, Other Alpha Securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other Alpha Securities, or similar transaction(s)), the terms of outstanding Options or SARs may not be amended to reduce the exercise price of such outstanding Options or SARs or cancel outstanding Options or SARs in exchange for Options or SARs or similar securities with an exercise price that is less than the exercise price of the original Options or SARs without obtaining stockholder approval.

Section 15.  Termination of a Participant.  For all purposes under this Plan, the Committee shall determine whether a Participant has Separated from Service, terminated employment with, or the performance of services for, the Company; provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.

Section 16.  Dilution and Other Adjustments.  In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Common Shares, Other Alpha Securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other Alpha Securities, issuance of warrants or other rights to purchase Common Shares or Other Alpha Securities or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in an equitable manner, (i) adjust any or all of (a) the aggregate maximum number of Common Shares or Other Alpha Securities (or number and kind of other securities or property) with respect to which Awards may be granted under this Plan pursuant to Section 5(b), (b) the individual maximum number of Common Shares that may be granted as Stock Options, Stock Appreciation Rights and Performance Grants (denominated in Common Shares) to a Participant pursuant to Section 5(b) of this Plan, (c) the number of Common Shares or Other Alpha Securities (or number and kind of other securities or property) subject to outstanding Awards and (d) the grant or exercise price with respect to any outstanding Award; (ii) if deemed appropriate, provide for an equivalent Award or substitute Award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that, in each case, any such adjustment shall be performed in accordance with the applicable provisions of Code and the Treasury Regulations issued thereunder so as to not affect the status of: (A) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code; (B) any Award intended to qualify as an Incentive Stock Option under Section 422 of the Code or (C) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Unless otherwise provided by the Committee, all outstanding Awards shall terminate immediately prior to the consummation of any dissolution or liquidation of the Company. Any such termination or adjustment made by the Committee will be final, conclusive and binding for all purposes of this Plan.

Section 17.  Designation of Beneficiary by Participant.  A Participant may name a beneficiary to receive any payment to which such Participant may be entitled with respect to any Award under this Plan in the event of his or her death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his or her Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan shall be deemed to include such Person or Persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

Section 18.  Miscellaneous Provisions.

(a) Any proceeds from Awards shall constitute general funds of Alpha.

(b) No fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment may be made as determined by the Committee in its discretion.

(c) No Eligible Person or other Person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken under this Plan shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the Company specifically reserves the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason.

(d) No Participant or other Person shall have any right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all the terms, conditions and provisions of this Plan and the Award applicable to such Participant (and each Person claiming under or through such him or her) have been met.

(e) Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, each Award shall be subject to the requirement, if at any time the Committee shall determine, in its sole discretion, that such requirement shall apply, that the listing, registration or qualification of any Award under this Plan, or of the Common Shares, Other Alpha Securities or property or other forms of payment issuable pursuant to any Award under this Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled in whole or in part until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Committee. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, no Common Shares, Other Alpha Securities or property or other forms of payment shall be issued under this Plan with respect to any Award unless the Committee shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which such Common Shares are listed. If the Committee determines that the exercise of any Stock Option or Stock Appreciation Right would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed, the Participant holding such Stock Option or Stock Appreciation Right shall have no right to exercise such Stock Option or Stock Appreciation Right until such time as the Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule, provided that such Stock Option or Stock Appreciation Right shall not have expired prior to such time.

(f) It is the intent of Alpha that this Plan and Awards hereunder comply in all respects with Rule 16b-3 and Sections 162(m), 409A and 422, and (i) the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Rule 16b-3 and Sections 162(m), 409A and 422, the regulations issued thereunder or an exception thereto (or disregarded to the extent the Plan cannot be so administered, interpreted or construed); and (ii) in no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 and Sections 162(m), 409A and 422.

(g) The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Alpha to issue Common Shares, Other Alpha Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or Person entitled to act) pay to Alpha, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Alpha may refuse to issue Common Shares, Other Alpha Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit an Eligible Person (or any Beneficiary or Person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing Alpha to withhold, or agreeing to surrender to Alpha on or about the date such tax liability is determinable, Common Shares, Other Alpha Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such Person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such Person, having a market value equal to the amount of such taxes); provided, however, that any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(h) The expenses of this Plan shall be borne by the Company; provided, however, the Company may recover from a Participant or his or her Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant’s Award.

(i) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j) By accepting any Award or other benefit under this Plan, each Participant (and each Person claiming under or through him or her) shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).

(k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards under this Plan or any Common Shares issued pursuant to this Plan as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed.

(l) The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(m) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o) The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p) For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 19.  Plan Amendment or Suspension.  This Plan may be amended or suspended in whole or in part at any time from time to time by the Committee; provided that no such change or amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or other applicable law for which the Committee deems it necessary or desirable to qualify or comply. No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 14. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of the Plan to the extent necessary to conform the provisions of the Plan with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Plan shall adversely affect the rights of a Participant.

Section 20.  Plan Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating this Plan; or

(b) the tenth anniversary of the Effective Date.

Section 21.  Effective Date.  This Plan shall be effective on May 19, 2010 (the “Effective Date”), subject to its approval by the stockholders of Alpha; provided that, no Incentive Stock Options shall be exercisable under the Plan unless the stockholders of Alpha approve the Plan within twelve (12) months after the Effective Date of this amendment and restatement; provided, further, no award that is intended to be performance-based within the meaning of Section 162(m) shall be paid prior to stockholder approval of the material terms of the Plan.

Section 22.  Governing Law.  This Plan and any Award granted under this Plan as well as any determinations made or actions taken under this Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to its choice or conflicts of laws principles.

APPENDIX A

The following terms shall have the meaning indicated:

“Alpha” shall mean Alpha Natural Resources, Inc., a Delaware corporation.

“Award” shall mean an award of rights to an Eligible Person under this Plan.

“Beneficiary” has the meaning set forth in Section 16.

“Board” shall mean the board of directors of Alpha.

“Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

“Committee” shall mean the person or persons responsible for administering this Plan. The Board shall constitute the Committee until the Board appoints a Board Committee, after which time the Board Committee shall constitute the Committee, provided, however, that at any time the Board may designate itself as the Committee or designate itself to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan; provided, however, that a Board Committee must approve Awards granted to non-employee directors of the Board. The Board or the Board Committee may designate a Designated Administrator to constitute the Committee or to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to the right of the Board or the Board Committee, as applicable, to revoke its designation at any time and to make such designation on such terms and conditions as it may determine in its discretion. For purposes of this definition, the “Board Committee” shall mean a committee of the Board designated by the Board to administer this Plan. The Board Committee (i) shall be comprised of not fewer than three directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Board Committee consist of “Non-Employee Directors” (as defined in Rule 16b-3), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Board Committee consist of “outside directors” (as defined in Treasury Regulation § 1.162-27(e)(3)(i) or any successor regulation), and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which Common Shares are listed. For purposes of this definition, the “Designated Administrator” shall mean one or more Company officers and/or directors designated by the Board or a Board Committee to act as a Designated Administrator pursuant to this Plan in compliance with applicable law or rule.

“Company” shall mean Alpha and any parent, affiliate or subsidiary of Alpha, including any affiliates or subsidiaries which become such after adoption of this Plan.

“Common Shares” shall mean shares of common stock, par value $0.01 per share, of Alpha and stock of any other class into which such shares may thereafter be changed.

“Dividend Equivalents” shall mean an Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Common Shares underlying an outstanding Award of Restricted Stock Units had such Common Shares been outstanding.

“Effective Date” has the meaning set forth in Section 21.

“Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company and consultants and independent contractors who perform services for the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

“Fair Market Value” shall mean (i) with respect to the Common Shares, as of any date (A) if the Company’s Common Shares are listed on any established stock exchange, system or market, the closing market price of the Common Shares as quoted in such exchange, system or market on such date as reported in the Wall Street Journal or such other source as the Committee deems reliable or (B) in the absence of an established market for the Common Shares, as determined in good faith by the Committee or (ii) with respect to property other than Common Shares, the value of such property, as determined by the Committee, in its sole discretion.

“Incentive Stock Option” shall mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

“Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

“Other Alpha Securities” shall mean Alpha securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property) other than Common Shares.

“Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

“Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Common Shares, Other Alpha Securities any other form of award issuable under this Plan payment, or any combination thereof, as determined by the Committee.

“Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights, nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Plan” shall mean this Alpha Natural Resources, Inc. 2010 Long-Term Incentive Plan.

“Restricted Period” has the meaning set forth in subsection 8(b).

“Restricted Stock” shall mean an Award of Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 8.

“Restricted Stock Units” shall mean an Award of the right to receive either (as the Committee determines) Common Shares or cash equal to the Fair Market Value of a Common Share, issued subject, in part, to the terms, conditions and restrictions described in Section 8.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

“Section 162(m)” shall mean § 162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 409A” shall mean § 409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 422” shall mean § 422 of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

“Stock Appreciation Right” shall mean an Award of a right to receive (without payment to Alpha) cash, Common Shares, Other Alpha Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.

“Stock Option” shall mean an Award of a right to purchase Common Shares. The term Stock Option shall include Nonqualified Stock Options, Incentive Stock Options and Purchased Options.

“Ten Percent Employee” shall mean an employee of Alpha or any parent or subsidiary of Alpha who owns stock representing more than ten percent of the voting power of all classes of stock of Alpha or any parent or subsidiary of Alpha within the meaning of Code Sections 424(e) and (f).

“Treasury Regulation” shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

Directions to Annual Meeting Location
The Martha Washington Inn
150 W. Main Street
Abingdon, VA 24210
Phone: 1-276-628-3161
Fax: 1-276-628-8885

Nearest Airport: Tri Cities, Tennessee — TRI

Hotel Direction: 33.1 mi NE

Driving Directions: Take TN 75N toward TN 75S. Merge onto Airport Pkwy/TN-357 N via the ramp on the Left. Merge onto I-81 N (Crossing into Virginia). Take the US-58-Alt/VA-75 exit, Exit 17, toward Abingdon/South Holston Dam. Turn Left onto US-58 Alt/VA-75/Cummings St. SW. Turn Right onto US-11/W Main St./Lee Hwy.

Electronic Voting Instructions You can vote by Internet or telephone!Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time, on May 18, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/anr • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card. The Board of Directors recommends a vote FOR Items 1, 2, and 3. 1. Election of ten nominees each to serve as directors, each of whom is currently serving as a director of Alpha. 01 — Michael J. Quillen 02 — William J. Crowley Jr. 03 — Kevin S. Crutchfield 04- E. Linn Draper, Jr. 05 — Glenn A. Eisenberg 06 — John W. Fox, Jr. 07 — P. Michael Giftos 08 — Joel Richards, III 09 — James F. Roberts 2. APPROVE THE ADOPTION OF ALPHA’S 2010 LONG-TERM INCENTIVE PLAN. 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP. Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT — To withhold authority to vote for any individual nominee(s), mark “For All EXCEPT” and fill in the square next to each nominee you wish to withhold, as shown here: For Against Abstain A 10 — Ted G. Wood IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time, on May 19, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/anr • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Alpha Natural Resources, Inc. (the “Company”) hereby appoints Michael J. Quillen, Edythe C. Katz and Vaughn R. Groves, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Martha Washington Inn, located at 150 West Main Street, Abingdon, Virginia 24210, on Wednesday, May 19, 2010, at 8:00 a.m. Eastern Time, and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as stated on the reverse side. THIS PROXY WILL BE VOTED BY THE PROXIES AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3 AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. You are urged to vote by Internet or by telephone or mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States. Proxy — ALPHA NATURAL RESOURCES, INC. Change of Address — Please print new address below. Non-Voting Item Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign exactly as name appears on this proxy. If joint owners, EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such and the name of such trust, corporation or other organization. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.